Exhibit 10.12

EXECUTION VERSION

REVOLVING CREDIT AGREEMENT

AMONG

THE PROPERTY OWNERS PARTY HERETO FROM TIME TO TIME

each as a Borrower,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME

each as a Guarantor,

VB THREE, LLC

as Parent Holdco and the Borrower Representative,

VB THREE EQUITY, LLC,

as Equity Owner,

VINEBROOK HOMES TRUST, INC.,

as Sponsor,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

as Agent, Lender, Calculation Agent, Paying Agent and Securities Intermediary

and

THE OTHER LENDERS FROM TIME TO TIME PARTY HERETO

Dated as of March 1, 2021

i

EXHIBITS, SCHEDULES AND ANNEXES

Exhibit A	Form of Borrowing Notice
Exhibit A-1	Form of Borrowing Notice Confirmation
Exhibit A-2	Form of Property Addition Notice
Exhibit A-2A	Form of Property Addition Confirmation (Calculation Agent)
Exhibit A-2B	Form of Property Addition Confirmation (Diligence Agent)
Exhibit A-3	Form of Borrower Representative Certification
Exhibit B	Form of Note
Exhibit C	Form of Eligible Lease
Exhibit D	Form of Monthly Report
Exhibit E	Form of Joinder Agreement
Exhibit F	Form of Calculation Schedule
Exhibit G	Form of Certificate of Completion
Exhibit H	Form of Monthly Report Confirmation
Exhibit I	Form of Power of Attorney
Exhibit J	Title Review
Exhibit K-1	Form of Tax Compliance Certificate
Exhibit K-2	Form of Tax Compliance Certificate
Exhibit K-3	Form of Tax Compliance Certificate
Exhibit K-4	Form of Tax Compliance Certificate

Schedule 1	Borrowers and Holdco Guarantors
Schedule 2	Eligibility Requirements

Schedule 3	Filing Offices
Schedule 4	Schedule of Properties
Schedule 5	Leasing Standards
Schedule 6	Sponsor Financial Covenants

Annex A	Lender Accounts
Annex B	Wiring Instructions

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT (this “Agreement”) is made and entered into as of March 1, 2021, by and among each person listed on Schedule 1 hereto and each person that becomes a party hereto pursuant to a Joinder, VINEBROOK HOMES TRUST, INC., a Maryland corporation, as sponsor (in such capacity, the “Sponsor”), VB THREE EQUITY, LLC, a Delaware limited liability company, as equity owner (in such capacity, the “Equity Owner”), VB THREE, LLC, a Delaware limited liability company, as parent holdco (in such capacity, the “Parent Holdco”) and as borrower representative (in such capacity, the “Borrower Representative”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as Lender (in such capacity, the “Lender”), agent for each Lender (in such capacity, the “Agent”), calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and securities intermediary (in such capacity, the “Securities Intermediary”) and THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME.

RECITALS

WHEREAS, the Borrowers (as defined below) are in the business of acquiring and owning Properties (as defined below) and leasing such Properties to Tenants (as defined below);

WHEREAS, the Borrowers have requested that each Lender make available to the Borrowers a revolving credit facility in a maximum principal amount at any time outstanding of up to the Facility Amount (as defined below) to be used by the Borrowers in connection with the acquisition, maintenance, renovation and leasing of the Properties as set forth in Section 2.3; and

WHEREAS, each Lender is willing to extend such credit facility on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

“Accepted Management Practices”: With respect to any Property, those management, rental, sales and collection practices (a) of prudent companies that manage single family and 2-4 family residential homes for rent and sale of a type similar to the Properties in the jurisdiction where the related Property is located, (b) that are in accordance with commercially reasonable professional standards, (c) that are in compliance with all Applicable Laws and (d) using good faith and commercially reasonable efforts.

“Account Control Agreement”: With respect to the Insurance Reserve Account, the Tax Reserve Account, the Interest Reserve Account, the Renovation Cost Reserve Account, the Insurance Proceeds Account, Ratio Trigger Reserve Account and the Collection Account, a Securities Account Control Agreement among the Borrower Representative, the Agent and the Paying Agent, in form and substance satisfactory to the Agent.

“Acquisition Date”: With respect to any Property, the date on which the related Borrower or an Affiliate acquired title to such Property.

“Actual Renovation Costs”: With respect to any Property, the actual out-of-pocket Renovation Costs paid by the applicable Borrower with respect to the renovation of such Property in accordance with the Renovation Standards, as demonstrated in a certificate certified by a Responsible Officer of the Borrower Representative delivered to the Diligence Agent and the Agent; provided that reasonably satisfactory written evidence supporting the Renovation Costs set forth in such a certificate shall be delivered to the Diligence Agent and the Agent; provided further that with respect to any Property for which such costs exceed 15% of the Asset Purchase Price, the Agent shall have a right to recalculate the Actual Renovation Costs in any case where it considers the evidence supporting the Renovation Costs not reasonably satisfactory.

“Adjusted LIBO Rate”: With respect to any Advances Outstanding for any Interest Accrual Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Accrual Period multiplied by (b) the Statutory Reserve Rate.

“Advance”: Each advance of funds by each Lender to the Borrowers under Section 2.2.

“Advance Rate”: With respect to any Financed Property, a percentage no greater than (a) 70% of the Property Value for Leased Properties that are not Carry-Over Properties, (b) 65% of the Property Value for Leased Properties that are Carry-Over Properties, (c) 55% of the Property Value for Non-Leased Properties and (d) 0% for raw land; provided, however, if on any Borrowing Date, Payment Date or Reporting Date an Advance Rate Reduction Event shall have occurred, the Advance Rate with respect to any Financed Property shall be reduced by the amount set forth in the definition of Advance Rate Reduction Event.

“Advance Rate Reduction Event”: With respect to any Financed Property, the Advance Rate shall be reduced by subtracting the percentages set forth below from the Advance Rate relating to such Property on such date, on a cumulative basis and without ability to cure unless specifically described, for each of the following events:

(a) with respect to any Financed Property that is in a Stabilization Period, it shall be a Non-Eligible Property with an Advance Rate of 0%;

(b) with respect to any Financed Property that has been vacant for at least ninety (90) days, it shall be a Non-Eligible Property with an Advance Rate of 0%;

(c) with respect to any Financed Property that is in a Delinquency Period, it shall be a Non-Eligible Property with an Advance Rate of 0%; and

(d) with respect to all Financed Properties, in the event that Portfolio Delinquency Amount is greater than 5%, the Advance Rate shall be decreased by 10% until the Portfolio Delinquency Amount is 5% or less for a period of ninety (90) days.

“Advances Outstanding”: As of any date of determination, the aggregate outstanding principal balance of all outstanding Advances as of such date.

“Affiliate”: As applied to any Person, (a) each Person that, (x) directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary such Person, or (y) otherwise has the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise (notwithstanding the foregoing, the Property Manager shall not be an Affiliate of any Borrower-Related Party solely due to such Property Manager being a party to the Property Management Agreement), (b) each Person that controls, is controlled by or is under common control with such Person and (c) each of such Person’s officers, directors, joint ventures, managers and partners. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agent”: As defined in the introductory paragraph.

“Agent Fee”: As defined in the Fee Letter.

“Aggregate Asset Purchase Price”: On any date of determination, the sum of the Asset Purchase Prices for all Financed Properties included in the Facility.

“Aggregate Market Value”: On any date of determination, the sum of the Market Values for all Financed Properties included in the Facility.

“Agreement”: As defined in the introductory paragraph.

“Allocated Loan Amount”: On any day for any Financed Property, the Advances Outstanding multiplied by a fraction, the numerator of which is the Property Borrowing Base (adjusted, in the case of Non-Eligible Properties, as required by Section 2.13) of such Financed Property and the denominator of which is the aggregate Property Borrowing Base of all Financed Properties.

“Alternate Base Rate”: For any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day plus the Applicable Margin, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% plus the Applicable Margin and (c) the Adjusted LIBO Rate for a one (1) month Interest Accrual Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% plus the Applicable Margin; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one (1) month Interest Accrual Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.9 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.9(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Ancillary Document”: As defined in Section 13.9.

“Annualized Net Cash Flow”: For any Measurement Quarter, the excess, if any of (a) the aggregate annualized Collections received during such Measurement Quarter in respect of all of the Financed Properties owned by the Borrowers during such Measurement Quarter over (b) the sum of (i) an amount equal to the annualized Operating Expenses in respect of such Financed Properties for such Measurement Quarter, (ii) the aggregate real estate taxes or other governmental assessments related to such Financed Properties payable during the related calendar year; (iii) the aggregate insurance premiums payable during the related calendar year necessary in order to maintain compliance with the Insurance Requirements (excluding premiums related to Non-Financed Properties if such premiums (12 months) are on deposit in the Insurance Reserve Account), in each case for the calendar year in which such Measurement Quarter occurs; provided that, (i) leasing commissions shall be amortized over the term of the applicable Lease for purposes of calculating Annualized Net Cash Flow and (ii) with respect to any Financed Property acquired by the Borrower or an Affiliate during the Measurement Quarter or which became a Leased Property, after the first day of the relevant Measurement Quarter, Annualized Net Cash Flow shall be calculated based on Estimated Net Cash Flow. Annualized Net Cash Flow shall be calculated pro forma for the addition or release of Financed Properties as if such addition or release had occurred on the first day of the applicable Measurement Quarter.

“Anti-Money Laundering Laws”: As defined in Section 5.1(n).

“Applicable Laws”: All laws of any Governmental Authority applicable to the matters contemplated by this Agreement, including any ordinances, judgments, decrees, injunctions, writs, orders and other legally binding actions of any Governmental Authority, common law and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority.

“Applicable Margin”: As defined in the Fee Letter; provided, however, the Applicable Margin may not be amended or modified in the Fee Letter without the consent of each Lender and notice to the Calculation Agent.

“Applicable Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Appraisal”: An appraisal conducted by a licensed appraiser in accordance with the requirements of FIRREA.

“Approved Monthly Expense Amount”: With respect to any Payment Date after the occurrence and during the continuation of an Early Amortization Event or Event of Default, the monthly amount set forth in the Approved Quarterly Operating Expense Budget for Operating Expenses for the calendar month in which such monthly Payment Date occurs.

“Approved Quarterly Operating Expense Budget”: The quarterly budget of Operating Expenses approved by the Agent pursuant to Section 4.1(e).

“Asset Purchase Price”: With respect to any Property, the price paid to purchase such Property from the applicable third-party on the related Acquisition Date by the related Borrower or an Affiliate thereof, plus (a) actual out-of-pocket costs and expenses incurred by the related Borrower or Affiliate that originally acquired such Property in connection with the acquisition of such Property, payment of Liens and clearance of other title defects, gaining possession and settlement of disputes relating to title and possession thereof (subject to the reasonable satisfaction of Agent as to appropriateness and amount, prior to the initial Advance made with respect to such Property) and to the extent permitted by GAAP to increase the Borrower’s basis in such Property and (b) the Actual Renovation Costs paid with respect to such Property; provided, however, if such Property is not an Eligible Property on any date of determination and the applicable Cure Period has expired, then the Asset Purchase Price for such Property shall be deemed to be zero and; provided, further, that any Borrower may elect, in a Property Addition Notice or subsequent written notice to the Diligence Agent and the Agent, to reduce the Asset Purchase Price for any Financed Property in order to meet the Eligibility Requirements relating to Asset Purchase Price, so long as any such subsequent election does not cause the Advances Outstanding to exceed the resulting Borrowing Base. Any such election shall permanently reduce the Asset Purchase Price of such Financed Property for all purposes hereunder.

“Assigning Lender”: As defined in Section 10.1(a).

“Assignment and Assumption”: As defined in Section 10.1(a).

“Assignment of Management Agreement”: The Assignment of Property Management Agreement and Acknowledgement and Agreement, dated as of March 1, 2021 by and among the Property Manager, each Borrower and the Agent.

“Available Funds”: For any Payment Date, the sum of (a) all Collections for the related Collection Period, (b) all Property Release Amounts received during the related Collection Period (less any amounts paid to the Lenders during such Collection Period in respect of any Property Release Amount in accordance with the provisions of Section 2.7(a)), (c) all Condemnation Proceeds deposited into the Collection Account pursuant to Sections 4.8 or 6.3 during the related Collection Period, (d) all Insurance Proceeds deposited into the Collection Account pursuant to Sections 4.8 or 6.2(g) during the related Collection Period, (e) all amounts on deposit in the Ratio Trigger Reserve Account on a Ratio Trigger Delay Termination Date and (f) any amounts deposited by or on behalf of the Borrowers in the Collection Account pursuant to Sections 2.7(d) and (e) (less any amounts paid to the Lenders during such Collection Period in accordance with the provisions of Sections 2.7(d) and (e), as applicable) and any other amounts deposited into the Collection Account during such Collection Period (less any amounts paid to the Lenders or any other Person from such amounts during such Collection Period in accordance with this Agreement).

“Available Tenor”: As of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Accrual Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to clause (f) of Section 2.9.

“Approved AVM Supplier”: House Canary and CoreLogic.

“AVM”: Automated valuation model which is a statistically based computer program that uses real estate information such as comparable sales, property characteristics, and price trends to provide a current estimate of market value for a specific property.

“AVM Value”: The stated U.S. dollar value contained in an AVM as the fair market value of a Property.

“Back-Up Manager”: Radian Real Estate Management, LLC, together with its successors in such capacity.

“Back-Up Manager Fee”: As defined in the Property Management Agreement.

“Bankruptcy Code”: Title 11 of the United States Code, as amended.

“Benchmark”: Initially, LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.9.

“Benchmark Replacement”: For any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Accrual Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Accrual Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Accrual Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date”: The earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.9(c); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: The period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.9 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.9.

“Bid Receipt”: A trustee receipt in customary form reasonably acceptable to the Diligence Agent, evidencing the purchase of such Property at auction by the applicable Borrower.

“Bid Receipt Property”: A Property with respect to which the applicable Borrower has not yet received and delivered to the Diligence Agent a recorded deed, but the Diligence Agent has received a Bid Receipt.

“Borrower” and “Borrowers”: At any time, any Eligible Property Owner that is, at such time, a party to this Agreement, whether by executing this Agreement on the Effective Date or, after the Effective Date, subject to the reasonable approval of the Required Lenders, by executing a Joinder, including the Persons who are listed as Borrowers on Schedule 1 attached hereto, unless and until any such Person is removed as a Borrower in accordance with Section 2.7(f).

“Borrower Deposit Accounts”: As defined in Section 4.1(d)(i).

“Borrower Expense Account”: The Deposit Account maintained by each Borrower from which Operating Expenses for the Properties of such Borrower are paid.

“Borrower Funding Account”: The Deposit Account maintained by each Borrower for the purposes of funding certain acquisition related expenses.

“Borrower Property Release”: The release of a Financed Property to the related Borrower as a Non-Financed Property.

“Borrower-Related Party”: Each of the Borrowers, Guarantors, Sponsor, the initial Property Manager and their respective Affiliates.

“Borrower Rent Account”: The Deposit Account maintained by each Borrower into which all rent checks, electronic and online rent payments are deposited.

“Borrower Representative”: As defined in the introductory paragraph.

“Borrowing Base”: On any date of determination, an amount equal to the sum of the Property Borrowing Bases for all Financed Properties.

“Borrowing Base Shortfall”: On any date of determination, the amount, if any, by which the Advances Outstanding exceeds the Borrowing Base.

“Borrowing Date”: The date (which shall be a Business Day) on which any Advance is made pursuant to Section 2.2.

“Borrowing Notice”: A written request by the Borrowers for an Advance, in the form of Exhibit A hereto (including the Supplemental Schedule of Properties to be attached as Schedule 1 thereto).

“Borrowing Notice Confirmation”: With respect to each Borrowing Notice, a confirmation, in the form of Exhibit A-1 attached hereto, by the Calculation Agent that it has reviewed and confirmed the results of each of the calculations set forth in the reports annexed to Exhibit A-1 hereto and has found no deficiency therein.

“BPO”: A written broker’s price opinion from the Diligence Agent as to the fair market value of a Property, or other similar customary evidence of the fair market value of a Property from the Diligence Agent, in each case in form and substance acceptable to the Agent, which opinion shall include an opinion as to the market rent for such Property and, if such BPO is an (a) exterior BPO, the “as-is” value of any such Property that is a Leased Property and the “quick sale” value of any such Property that is a Non-Leased Property or (b) interior BPO, the “as is” value of such Property, each stated in U.S. dollar value. BPOs shall include such information as shall be reasonably acceptable to the Agent, including, but not limited to, opinion of value.

“BPO Value”: The stated U.S. dollar value contained in a BPO as the fair market value of a Property, which value shall be, if such BPO is an (a) exterior BPO, the “as-is” value of any such Property that is a Leased Property and the “quick sale” value of any such Property that is a Non-Leased Property or (b) interior BPO, the “as is” value of such Property, each stated in U.S. dollar value.

“BPO and AVM Report”: With respect to any Quarterly Sample or Additional Sample required to be delivered pursuant to Section 4.2(a) hereof, a cumulative report showing the calculation of the Loan to Value Ratio taking into account such updated BPOs and AVMs, which report shall specify the property ID, the date of such Quarterly Sample or Additional Sample, the related BPO Value, AVM Value and Allocated Loan Amount used for Loan to Value Ratio computation, the Market Value used for Loan to Value Ratio computation and the Asset Purchase Price used to calculate the Loan to Value Ratio computation.

“Business Day”: Any day (a) other than (i) a Saturday or a Sunday, (ii) a day on which the New York Stock Exchange or Federal Reserve is closed, (iii) a public holiday or the equivalent for banks in New York City, New York, or (iv) a day on which banking institutions in the State of Maryland or the State of New York are authorized or obligated by law or executive order to be closed and (b) if used in connection with the LIBO Rate, on which dealings are carried on in the London interbank market.

“CA/PA Responsible Officer”: With respect to the Calculation Agent or Paying Agent, any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer in the corporate trust group of the Calculation Agent or Paying Agent, as applicable, having direct responsibility for the administration of this Agreement, and any other officer of the Calculation Agent or Paying Agent, as applicable, to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Calculation Agent”: JPMorgan Chase Bank, National Association, or any replacement designated pursuant to Section 2.15.

“Calculation Agent Deficiency Report”: With respect to any Borrowing Notice, Property Addition Notice or a certificate of a Responsible Officer of the Borrower Representative in the form of Exhibit A-3 attached hereto delivered in connection with the Document Package, a report setting forth any Calculation Deficiency identified therein by the Calculation Agent.

“Calculation Agent Fee”: As defined in the Fee Letter, provided, however, the Calculation Agent Fee may not be amended or modified in the Fee Letter without the consent of each Lender.

“Calculation Deficiency”: With respect to any Borrowing Notice, Property Addition Notice or a certificate of a Responsible Officer of the Borrower Representative in the form of Exhibit A-3 attached hereto delivered in connection with the Document Package, (i) any calculation deficiency, error or non-compliance in any applicable calculation included on the calculation schedule attached hereto as Exhibit F or (ii) any other material deficiency exists with respect to the applicable Property, Borrowing Notice, Property Addition Notice or the certificate of a Responsible Officer of the Borrower Representative in the form of Exhibit A-3 attached hereto delivered in connection with the Document Package.

“Capital Lease Obligation”: As applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Carry-Over Lease”: A Lease that complies with all Applicable Laws in effect at the time of acquisition of such Property by a Borrower or its Affiliate, for so long as such Lease has not been renewed (other than pursuant to any automatic renewal provision thereof).

“Carry-Over Property”: An Eligible Property that is occupied by a carry-over tenant pursuant to a Carry-Over Lease and is occupied by the same carry-over tenant as of the date of the related Property Addition Notice.

“Cash Management Requirements”: The requirements set forth in Section 4.1(d).

“Casualty”: As defined in Section 6.2(a)(ii).

“Casualty Threshold Amount”: With respect to all Casualties arising from any single Casualty event, an amount equal to the greater of $5,000,000 or two percent (2%) of the Advances Outstanding as of the date of such Casualty event.

“CDC Eviction Moratorium Order”: The Centers for Disease Control and Prevention, Department of Health and Human Services, Order under Section 361 of the Public Health Service Act (42 U.S.C. 264) and 42 Code of Federal Regulations 70.2, Temporary Halt in Residential Evictions to Prevent the Further Spread of Covid-19, as amended.

“Certificate of Completion”: With respect to any construction, repair or renovation made to any Property (or multiple Properties specified in such certificate), a certificate of Responsible Officer of the Borrower Representative on behalf of the related Borrower, in form and substance substantially the same as set forth in Exhibit G attached hereto.

“Certification Regarding Recycled SPEs”: The Sponsor’s Certification Regarding Recycled SPE Loan Parties, dated as of March 1, 2021, made by the Sponsor in favor of the Agent for the benefit of the Secured Parties.

“Change of Control”: With respect to (a) any Borrower, except as permitted by the Loan Documents, any event, transaction or occurrence as a result of which the Holdco Guarantors shall cease to (i) Control and (ii) own and control all of the economic and voting rights associated with ownership of 100% of the Equity Interests of, any of the Borrowers, (b) the Holdco Guarantors, any event, transaction or occurrence as a result of which Parent Holdco shall cease to (i) Control and (ii) own and control all of the economic and voting rights associated with ownership of 100% of the Equity Interests of, the Holdco Guarantors, (c) Parent Holdco, any event, transaction or occurrence as a result of which the Equity Owner shall cease to (i) Control and (ii) directly or indirectly own and control all of the economic and voting rights associated with ownership of 100% of the Equity Interests of, the Parent Holdco, (d) Equity Owner, any event, transaction or occurrence as a result of which the Sponsor and/or other Vinebrook Controlled Investment Affiliates shall cease to (i) Control and (ii) directly or indirectly own and control all of the economic and voting rights associated with ownership of 100% of the Equity Interests of, the Equity Owner or (e) Sponsor, (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Equity Interests of the Sponsor representing more than 50% of the total outstanding Equity Interests of the Sponsor, (ii) occupation of a majority of the seats on the board of directors (or similar governing body) of Sponsor by persons who were not (A) the incumbent board of directors, (B) nominated or approved by the board of directors of Sponsor or (C) appointed by directors so nominated or approved or (iii) any transfer of all or substantially all of Sponsor’s assets (determined on a consolidated basis and excluding internal reorganizations).

“Code”: The Internal Revenue Code of 1986 and the rules and regulations thereunder.

“Collateral”: As defined in the Security Agreement.

“Collection Account”: The Securities Account established and maintained by the Paying Agent in the name of the Borrower Representative and entitled “JPMorgan Chase Bank, National Association, as Paying Agent, in trust for the Borrowers — Collection Account # 689690946” or such other account established at the Paying Agent (or any successor) as may be designated in writing from time to time by the Agent, and at all times subject to an Account Control Agreement.

“Collection Period”: Each calendar month.

“Collections”: With respect to any Property, all of the following: all amounts actually collected in respect of the Property, including, rents, proceeds of rent loss insurance, utility payments and deposit forfeitures, interest received (and permitted by Applicable Law to be retained) by any Loan Party and other collected revenues (including any awards from suits not representing rent in respect of such Property, and related charges, security deposits and other deposits received by a Loan Party and not (or no longer) refundable to the applicable Tenant and not applied directly to the cost of repairs by the applicable Borrower or Property Manager, and all late charges and insufficient fund charges collected with respect to such Property). Collections shall not include any (i) Conveyance Proceeds, (ii) Insurance Proceeds (other than insurance covering rent loss), (iii) Condemnation Proceeds, or (iv) except as expressly provided above, security deposit or any other refundable deposits received.

“Commitment”: With respect to each Lender, the amount set forth below such Lender’s signature hereto, as such amount may be modified in accordance with the terms hereof or in the applicable Assignment and Assumption.

“Commitment Termination Date”: The earlier of (a) March 1, 2023 and (b) the date on which the Commitments are terminated pursuant to Section 8.2(a).

“Completion Requirements”: In respect of any Non-Leased Property, that all Scheduled Renovation Work for such Property has been completed in a good and workmanlike manner and in accordance with the Renovation Standards and all costs and expenses in respect thereof, including labor and materials, have been paid in full.

“Condemnation”: A temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Property or any part thereof.

“Condemnation Proceeds”: All proceeds of any Condemnation, net of costs incurred in the contest of such Condemnation, and the pursuit and collection of such proceeds.

“Confidential Information”: As defined in Section 13.14(a).

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Applicable Taxes or branch profits Applicable Taxes.

“Conrex Holdco”: Collectively, each of Conrex Residential Property Group 2013-1 Holding Company, LLC, Conrex Residential Property Group 2013-2 Holding Company, LLC, Conrex Residential Property Group 2013-3 Holding Company, LLC, Conrex Residential Property Group 2013-4 Holding Company, LLC, Conrex Residential Property Group 2013-5 Holding Company, LLC, Conrex Residential Property Group 2013-6 Holding Company, LLC, Conrex Residential Property Group 2013-7 Holding Company, LLC, Conrex Residential Property Group 2013-8 Holding Company, LLC, Conrex Residential Property Group 2013-9 Holding Company, LLC, Conrex Residential Property Group 2013-10 Holding Company, LLC, Conrex Residential Property Group 2013-11 Holding Company, LLC, Conrex Residential Property Group 2013-12 Holding Company, LLC, Conrex Residential Property Group 2013-13 Holding Company, LLC, each a Delaware limited liability company.

“Contractual Obligation”: As applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control”: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controls,” “Controlling” and “Controlled” shall have meanings correlative thereto.

“Conveyance”: With respect to any Property, any sale, conveyance, assignment, transfer, grant of option to purchase or other transfer or disposal of a legal or beneficial interest, whether direct or indirect, by operation of law or otherwise, to a Person that is not a Borrower.

“Conveyance Expenses”: With respect to any Property, the reasonable expenses of the applicable Borrower incurred in connection with the Conveyance of such Property for any of the following: (i) third party real estate commissions, (ii) the closing costs of the purchaser of such Property actually paid by the applicable Borrower and (iii) the applicable Borrower’s miscellaneous closings costs, including, but not limited to legal fees and expenses, title, escrow and appraisal costs and expenses, in each case to the extent paid to a third party in an arm’s-length transaction.

“Conveyance Proceeds”: With respect to any Conveyance of a Property, all gross amounts realized with respect to such Property, net of the related Conveyance Expenses.

“Corresponding Tenor”: With respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Cure Period”: With respect to the failure of any Financed Property to qualify as an Eligible Property, if such failure is reasonably susceptible of cure, a period of thirty (30) days after the earlier of actual knowledge of such condition by a Responsible Officer of any Borrower-Related Party or notice thereof by the Agent, the Diligence Agent or any Lender to the Borrower Representative; provided that the Cure Period shall not be available for any failure of any Financed Property to constitute an Eligible Property if (i) any Borrower-Related Party had actual knowledge of such failure at the time such Property initially became a Financed Property or (ii) the reason for such failure is due to a consensual Lien (other than a Permitted Lien) on such Property. If any failure of any Financed Property to qualify as an Eligible Property is not reasonably susceptible of cure, then no cure period shall be available. For the avoidance of doubt, the Calculation Agent shall not have any obligation to track or determine the existence of a Cure Period.

“Daily Simple SOFR”: For any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Data Site”: As defined in Section 13.6(a).

“Debt”: With respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments representing extensions of credit whether or not representing obligations for borrowed money, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business not overdue for more than sixty (60) days), (d) all Capital Lease Obligations of such Person, (e) all obligations of such Person to reimburse any Person with respect to amounts paid under a letter of credit or similar instrument, (f) all obligations of such Person under hedge agreements, (g) all indebtedness of other Persons secured by a Lien on any property of such Person, whether or not such indebtedness is assumed by such Person (other than Permitted Liens) and (h) all indebtedness of other Persons guaranteed by such Person. For purposes of this definition, the amount of the obligations of such Person with respect to any hedge agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such hedge agreement were terminated at such time.

“Debt Service Coverage Ratio”: At any time, the ratio, determined as of the last day of the most recently ended Measurement Quarter, of (a) the Annualized Net Cash Flow for the Financed Properties (excluding income and expense attributable to Non-Leased Properties during the Exclusion Period) for such Measurement Quarter to (b) the annualized interest expense due with respect to the Advances Outstanding during such Measurement Quarter, where such annualized interest expense shall be equal to the product of (i) the Advances Outstanding as of such last day of such Measurement Quarter and (ii) the greater of (A) the Interest Rate as of the last day of such Measurement Quarter and (B) the sum of (I) the lesser of (x) the Two-Year Swap Rate as of such last day of such Measurement Quarter and (y) 2.00% and (II) the Applicable Margin, in each case calculated on an interest only basis (excluding the Allocated Loan Amounts for Non-Leased Properties during the Exclusion Period).

“Debt Yield Ratio”: At any time, the percentage equivalent of a fraction, determined as of the last day of the most recently ended Measurement Quarter, the numerator of which is equal to the Annualized Net Cash Flow (excluding income and expense attributable to Non-Leased Properties during the Exclusion Period) for such Measurement Quarter and the denominator of which is equal to the Advances Outstanding as of such last day of such Measurement Quarter (excluding the Allocated Loan Amounts for Non-Leased Properties during the Exclusion Period).

“Default”: Any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Delinquency Period”: With respect to any Financed Property, the time period during which the Tenant of such Financed Property is a Delinquent Tenant.

“Delinquent Tenant”: A Tenant whose rent payment under the related Lease remains unpaid for more than 60 days (in an amount exceeding $200.00) after the original due date for such rent payment; provided that, through March 31, 2021 (unless the CDC Eviction Moratorium Order is extended, modified or rescinded, then such earlier or later date, as applicable) (a) for purposes of the definitions of Delinquency Period and Non-Cashflowing Property, up to five percent (5%) of Tenants of Financed Properties (by number of Financed Properties) and (b) for purposes of the definition of Portfolio Delinquency Amount, up to five percent (5%) of Tenants of all Properties (by number of Properties) owned by the Sponsor or any of its Affiliates, in each case of (a) and (b), that are a “covered person” as defined in the CDC Eviction Moratorium Order, shall not be a Delinquent Tenant.

“Deposit Account”: As defined in the UCC.

“Deposit Account Control Agreement”: With respect to any Deposit Account, any control agreement or other similar agreement between each institution maintaining such Deposit Account, the owner of such Deposit Account and the Agent pursuant to which the Agent obtains “control” of such Deposit Account within the meaning of the UCC, in form and substance reasonably acceptable to the Agent.

“Diligence Agent”: Radian Real Estate Management, LLC, together with its successors in such capacity.

“Diligence Agent Agreement”: The Evaluation Services Agreement and Work Order, dated as of March 1, 2021, by and between the Diligence Agent and the Agent.

“Diligence Agent Deficiency Notice”: With respect to any Borrowing Notice, Property Addition Notice or Document Package, a report setting forth any Diligence Deficiency identified therein by the Diligence Agent.

“Diligence Agent Fees”: All fees at any time due and payable to the Diligence Agent under the Diligence Agent Agreement as reported to the Calculation Agent and Paying Agent.

“Diligence Deficiency”: With respect to any Borrowing Notice, Property Addition Notice or Document Package, (i) the failure of one or more documents required to be contained therein to be fully executed or to match in all material respects the information on the related Schedule of Properties or Supplemental Schedule of Properties, as applicable, (ii) one or more documents contained therein are mutilated, damaged, torn or otherwise physically altered or unreadable, (iii) the absence from a Document Package of any document required to be contained therein, (iv) the applicable Property is not an Eligible Property, (v) the requirements for the related BPO have not been satisfied, or (vi) any other material deficiency exists with respect to the applicable Property, Borrowing Notice, Property Addition Notice or Document Package.

“Document Package”: With respect to any Property, the following documents:

(a) A copy of the Purchase Agreement related to such Property;

(b) A Supplemental Schedule of Properties with respect to such Property;

(c) A copy of the recorded deed conveying the Property to the applicable Borrower with recording information on it; or, if unavailable, either, (x) in the case of a Bid Receipt Property, a Bid Receipt, or (y) otherwise, evidence reasonably satisfactory to the Diligence Agent that the deed has been submitted for recording provided, in each case, that a copy of the recorded deed shall be added to the Document Package as promptly as practicable and in no event more than ninety (90) days after the Property first becomes a Financed Property;

(d) (x) A copy of an Eligible Title Insurance Policy in respect of such Property, together with a list of all claims made under such Eligible Title Insurance Policy by or on behalf of the Borrower or (y) at any time prior to the date that is ninety (90) days after the acquisition by such Property by such Borrower, a binding title commitment.

(e) Evidence of the Required Insurance Policies with respect to such Property reasonably satisfactory to the Diligence Agent;

(f) A certificate of a Responsible Officer of the Borrower Representative in the form of Exhibit A-3 attached hereto and setting forth all of the information described in such Exhibit;

(g) If such Property is a Leased Property:

(i) a certificate of a Responsible Officer of the Borrower Representative in the form of Exhibit A-3 attached hereto certifying that the related Tenant is an Eligible Tenant (or a carry-over tenant) and the original executed Lease related to such Property is an Eligible Lease (or a Carry-Over Lease), and is on file with the Property Manager;

(ii) a copy of the Eligible Lease (or Carry-Over Lease) in respect of such Property; and

(iii) a calculation showing pro forma compliance with the Debt Service Coverage Ratio, the Debt Yield Ratio and the Portfolio Delinquency Amount giving effect to such Property becoming a Financed Property, and based on Estimated Net Cash Flow for such Property, if applicable.

(h) If such Property is a Non-Leased Property, a certificate of a Responsible Officer of the Borrower Representative:

(i) summarizing the estimated capital expenditures and costs of repairs projected to be incurred in connection with converting such Property to a Leased Property, including the Renovations Costs;

(ii) a calculation showing pro forma compliance with the Debt Service Coverage Ratio, the Debt Yield Ratio and the Portfolio Delinquency Amount, calculated solely with respect to the pool of Non-Leased Properties and based on Estimated Net Cash Flow (assuming solely for this purpose no Exclusion Period and Pro Forma Collections equal to a reasonable estimate of annual rent collections); and

(iii) attaching, and certifying the accuracy of the amounts set forth therein, a spread sheet containing the initial capital expenditures and costs of repairs actually incurred and planned in connection with converting such Property to a Leased Property, as reflected in its general ledger.

(i) In the case of any increase in the Asset Purchase Price of a Property due to the completion of the renovation work with respect to such Property:

(i) a Certificate of Completion; and

(ii) a certificate of the Borrower Representative:

1. certifying that such renovations meet the Renovation Standards;

2. certifying the amount of the actual costs of completing the renovation work; and

3. certifying that the Tenant thereof is not a Delinquent Tenant and that all other requirements of a Leased Property have been satisfied with respect to such Property.

“Early Amortization Event”: The occurrence of any Early Amortization Trigger.

“Early Amortization Event Repayment Period”: The period commencing on the date on which any Early Amortization Event occurs and ending on the date such Early Amortization Trigger described in (i) clause (i) of the definition of Early Amortization Trigger no longer exists and (ii) clause (ii) of the definition of Early Amortization no longer exists for ninety (90) consecutive days, as applicable.

“Early Amortization Trigger”: As of any date of determination, (i) if at any time prior to such date of determination, the Advances Outstanding are equal to or greater than twenty-five percent (25%) of the Facility Amount and the Advances Outstanding on such date of determination are less than twenty-five percent (25%) of the Facility Amount or (ii) the Portfolio Delinquency Amount is greater than fifteen percent (15%).

“Early Opt-in Election”: If the then-current Benchmark is LIBO Rate, the occurrence of:

(1) a notification by the Agent to (or the request by the Borrower to the Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Agent of written notice of such election to the Lenders.

“Effective Date”: March 1, 2021.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligibility Requirements”: Each of the eligibility requirements set forth in Schedule 2 hereto.

“Eligible Lease”: With respect to any Eligible Property (a) which, as of the date such Property first becomes subject to this Facility, was leased to a Tenant, such existing Lease and (b) any Lease (i) with an Eligible Tenant, (ii) with an initial term of at least six (6) months, (iii) that was entered into in compliance with the Leasing Standards, (iv) that complies with all Applicable Laws and (v) is in a form either (1) customary for the market in which the Property is located or (2) approved by the Agent (such approval not to be unreasonably withheld or delayed). Subject to changes which may be required due to changes in law or other applicable standards, as of the Effective Date, the Agent has approved the form attached hereto as Exhibit C.

“Eligible Property”: Any Property owned by a Borrower that satisfies each of the Eligibility Requirements.

“Eligible Property Owner”: Each Person (i) that is a limited liability company, (ii) that is 100% legally and beneficially owned by a Guarantor, (iii) with respect to which such Guarantor has pledged its membership interest to the Agent pursuant to the Security Agreement, (iv) whose Governing Documents are substantially in the form of the Governing Documents of the Borrowers, except as has been approved by the Agent, (v) whose Governing Documents include, and require compliance with, the SPE Requirements and (vi) that has satisfied the “know your customer” requirements of the Agent and each Lender.

“Eligible Tenant”: A Tenant as to whom all of the Leasing Standards were met at the time of lease signing. With respect to a carry-over Tenant, a Tenant who undergoes a background check and is not on the OFAC List at the time either (a) the applicable Borrower acquires the subject Property, or (b) the related Carry-Over Lease is renewed.

“Eligible Title Insurance Policy”: A Title Insurance Policy that satisfies each of the requirements described in clause (q) of Schedule 2 hereto.

“Environmental Indemnity”: That certain Environmental Indemnity, dated as of March 1, 2021, by the Borrowers, the Guarantors and Sponsor in favor of Agent on behalf of the Secured Parties.

“Environmental Law”: Any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Materials and/or relating to liability for or costs of other danger to human health or the environment. The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; and those relating to lead based paint. The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules or regulations, as well as common law, (i) conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of any Property, (ii) requiring notification or disclosure of the presence of or Releases of Hazardous Materials or other environmental condition of any Property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such Property and (iii) imposing conditions or requirements with respect to Hazardous Materials in connection with permits or other authorization for lawful activity.

“Equity Interests”: Shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership, membership or limited liability company interests, participations or other equivalents (regardless of how designated, including, without limitation, any subordinated debt, zero coupon debt or payment-in-kind or similar debt instrument) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting, and any warrant or other option to purchase any of the above.

“Equity Owner”: As defined in the introductory paragraph.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate”: With respect to any person, any trade or business (whether or not incorporated) under common control with Sponsor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event”: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate.

“Estimated Net Cash Flow”: For purposes of calculating the Annualized Net Cash Flow for a Property, if a Property was acquired by the Borrower or an Affiliate or became a Leased Property after the first day of the relevant Measurement Quarter, the Estimated Net Cash Flow will be based on the excess of (a) Pro Forma Collections, over (b) the sum of (i) an estimate of annual Operating Expenses, (ii) the aggregate real estate taxes or other governmental assessments related to such Property payable during the related calendar year and (iii) the aggregate insurance premiums related to such Property payable during the related calendar year necessary in order to maintain compliance with the Insurance Requirements, in each case anticipated for such Property by the Borrower Representative and approved by the Agent.

“Evaluation”: An “evaluation” meeting the requirements of FIRREA and otherwise acceptable to the Agent.

“Event of Default”: As defined in Section 8.1.

“Excluded Taxes”: Any of the following Applicable Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Applicable Taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Applicable Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Applicable Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or a Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Applicable Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Applicable Taxes attributable to such Lender’s failure to comply with Section 2.12(f) and (d) any U.S. federal withholding Applicable Taxes imposed under FATCA.

“Exclusion Period”: With respect to a Non-Leased Property, the period commencing on the date on which such Property initially becomes a Financed Property and ending on the earliest of (i) three (3) months from the date on which such Property initially became a Financed Property and (ii) the date on which such Property initially becomes a Leased Property.

“Facility”: As defined in Section 2.1(a).

“Facility Amount”: $500,000,000.

“Facility Fee”: As defined in the Fee Letter.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code or any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate”: For any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Fee Letter”: That certain fee letter dated as of March 1, 2021, by and between the Agent and the Borrower Representative.

“Filing Collateral”: All Collateral with respect to which a security interest may be perfected by the filing of financing statements under the UCC.

“Filing Offices”: The filing offices listed on Schedule 3 hereto, as the same may be updated from time to time as required by Applicable Law.

“Financed Property”: Each Eligible Property owned by a Borrower and which has (i) satisfied the requirements for inclusion in the Facility as a Financed Property pursuant to Sections 2.2(a) and (b) and (ii) not been released as a Financed Property pursuant to Section 2.7(a) or (d).

“Financing Statement”: The UCC financing statements naming each Borrower and each Guarantor, as debtor, and the Agent, for the benefit of the Secured Parties, as secured party, and describing the Collateral as the collateral.

“FIRREA”: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

“Fiscal Quarter”: As defined in Section 5.1(w).

“Flood Laws”: The National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Biggert-Waters Flood Insurance Act of 2012, as such statutes may be amended or re-codified from time to time, any substitutions, any regulations published under such flood laws, and all other legal requirements relating to flood insurance.

“Floor”: Means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.

“Foreign Lender”: A Lender that is not a U.S. Person.

“GAAP”: Generally accepted accounting principles in the United States of America, consistently applied and maintained on a consistent basis.

“Governing Documents”: With respect to any specified Person, the limited liability company agreement, trust agreement, certificate of incorporation, limited partnership agreement, certificate of formation, certificate of limited partnership, or any other organization or formation document or documents related to such Person.

“Governmental Authority”: Any national, federal, provincial, state, county, municipal, regional or other governmental, quasi-governmental, regulatory or administrative authority, agency, board, court, arbitrator, body, instrumentality, commission, or other judicial body (including their respective successors) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any governmental or quasi- governmental authority having legal power to administer any Applicable Laws.

“Grant,” “Grants” or “Granting”: Shall include to grant, assign, pledge, encumber, transfer, convey, set over and dispose.

“Guarantor”: Individually or collectively, as the context may require, Equity Owner, Holdco Guarantors or Parent Holdco.

“Guarantor Default”: The occurrence of any default by any Guarantor or Sponsor, as the case may be, under the Limited Guaranty, the Guaranty Agreement or the Security Agreement, including, without limitation, any breach of any Sponsor Financial Covenant.

“Guaranty Agreement”: The Guaranty Agreement, dated as of March 1, 2021, made by the Guarantors in favor of Agent for the benefit of the Secured Parties.

“Hazardous Materials”: Includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, contaminants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, lead based paint and toxic mold. Notwithstanding anything to the contrary contained herein, the term “Hazardous Materials” will not include: (i) substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar properties, including, without limitation substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in residential properties like each Property, and which are otherwise stored and used in compliance with all Environmental Laws and any required permits issued pursuant thereto; or (ii) substances which otherwise would be included in such definition but which are of kinds and amounts ordinarily and customarily utilized in residential properties and which are otherwise in compliance with all Environmental Laws and any required permits issued pursuant thereto.

“Highest Lawful Rate”: The maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such Applicable Laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than Applicable Laws now allow.

“Holdco Guarantors”: At any time, any Holdco Guarantor that is, at such time, a party to this Agreement, whether by executing this Agreement on the Effective Date or, after the Effective Date, subject to the reasonable approval of the Required Lenders, by executing a Joinder, including, the Persons who are listed as Holdco Guarantors on Schedule 1 attached hereto, unless and until any such Person is removed as a Holdco Guarantor in accordance with this Agreement.

“Indemnified Taxes”: (a) Applicable Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnified Party”: As defined in Section 13.11.

“Independent Director or Independent Manager”: An individual who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust National Association, Wilmington Trust SP Services, Inc., Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally recognized company reasonably acceptable to the Agent, in each case that is not an Affiliate of any of the Borrowers and that provides professional Independent Directors and Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a) a member (other than as a special member), partner, equityholder, manager, director, officer or employee of any Borrower-Related Party (other than (i) as an Independent Manager or Independent Director of a Loan Party and (ii) as an Independent Director or Independent Manager of a Borrower-Related Party that is required by the terms of a financing (or anticipated financing) to be a special purpose bankruptcy remote entity, provided that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(b) a creditor, supplier or service provider (including provider of professional services) to any Borrower-Related Party, any special purpose entity equityholder, or any of their respective equityholders or Affiliates (other than a nationally recognized company that routinely provides professional Independent Directors or Independent Managers and other corporate services to any Borrower-Related Party, any special purpose entity equityholder, or any of their respective equityholders or Affiliates in the ordinary course of business);

(c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person that controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with any Borrower-Related Party shall not be disqualified from serving as an Independent Manager of a Borrower-Related Party if the fees that such individual earns from serving as Independent Directors or Independent Managers of Affiliates of the Borrower-Related Parties in any given year constitute in the aggregate less than 1% of such individual’s annual income for that year.

“Insolvency Action”: With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.

“Insolvency Event”: With respect to any Person, (a) a case or other proceeding shall be commenced, without the application or consent of such Person in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Insolvency Law and (i) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) consecutive days or (ii) an order for relief in respect of such Person shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered, (b) the commencement by such Person of a voluntary case under any Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insurance Reserve Account”: The Securities Account established and maintained by the Paying Agent in the name of the Borrower Representative and entitled “JPMorgan Chase Bank, National Association, as Paying Agent, in trust for the Borrowers — Insurance Reserve Account # 689690953” or such other account established at the Paying Agent (or any successor) as may be designated in writing from time to time by the Agent, and at all times subject to an Account Control Agreement.

“Insurance Reserve Account Deposit Amount”: For any Payment Date, an amount equal to, for any Property, the product of (a) the aggregate insurance premiums payable during each calendar year necessary in order to maintain compliance with the Insurance Requirements, (b) 1/12th and (c) three (3).

“Insurance Reserve Account Shortfall Amount”: As of any date of determination, the positive excess, if any, of (a) the Insurance Reserve Account Deposit Amount determined as of such date over (b) the amount on deposit in the Insurance Reserve Account as of such date of determination.

“Insurance Proceeds”: All proceeds of any insurance policy, including property insurance policies, casualty insurance policies and title insurance policies, “partnership liability” insurance policy, employee fidelity insurance policy required to be maintained by or on behalf of any Borrower.

“Insurance Proceeds Account”: The Securities Account established and maintained by the Paying Agent in the name of the Borrower Representative and entitled “JPMorgan Chase Bank, National Association, as Paying Agent, in trust for the Borrowers — Insurance Proceeds Account # 690882128” or such other account established at the Paying Agent (or any successor) as may be designated in writing from time to time by the Agent, and at all times subject to an Account Control Agreement.

“Insurance Requirements”: With respect to any Borrower and each Property, the insurance policies and requirements described, or referred to, in Section 6.2. For the avoidance of doubt, premiums necessary in order to maintain compliance with the Insurance Requirements for each Property shall include, without duplication: (i) premiums related to or payable by reference to such Property and (ii) such Property’s pro rata portion of any aggregate insurance premiums payable in order to maintain compliance with the Insurance Requirements, which insurance premiums are not determined solely by reference to any particular Property.

“Interest Accrual Period”: For any Payment Date, other than the first Payment Date following the Effective Date, the period beginning on the previous Payment Date and ending on the day before such Payment Date, and for the first Payment Date following the Effective Date, the period beginning on the Effective Date and ending on the day before such Payment Date.

“Interest Payment Amount”: For any Payment Date, the aggregate amount obtained by the daily application of (a) the Interest Rate for each day of the Interest Accrual Period ended immediately before such Payment Date and (b) Advances Outstanding on each such day, such amount to be calculated as set forth in Section 2.4(b); provided, however, that for purposes of computing the Interest Payment Amount for any Payment Date, the LIBO Rate and Advances Outstanding for each day following the Reporting Date in the related Interest Accrual Period (each such period, a “Stub Period”) shall be the LIBO Rate and Advances Outstanding as determined on such Reporting Date; provided further, that (x) if the Interest Payment Amount calculated based on the actual LIBO Rate or Advances Outstanding for each day in the Stub Period exceeds the

Interest Payment Amount calculated based on the foregoing proviso, the Interest Payment Amount for the immediately following Payment Date will be increased by the amount of such excess and (y) if the Interest Payment Amount calculated based on the actual LIBO Rate or Advances Outstanding for each day in the Stub Period is less than the Interest Payment Amount calculated based on the foregoing proviso, the Interest Payment Amount for the immediately following Payment Date will be decreased by the amount of such difference.

“Interest Rate”: On any day, (a) the sum of (i) the LIBO Rate for such day and (ii) the Applicable Margin or (b) to the extent required by Section 2.9, the Alternate Base Rate for such day, as applicable.

“Interest Reserve Account”: The Securities Account established and maintained by the Paying Agent in the name of the Borrower Representative and entitled “JPMorgan Chase Bank, National Association, as Paying Agent, in trust for the Borrowers — Interest Reserve Account # 689690979” or such other account established at the Paying Agent (or any successor) as may be designated in writing from time to time by the Agent, and at all times subject to an Account Control Agreement.

“Interest Reserve Account Deposit Amount”: On any date of determination, for any Eligible Property and the initial Advance requested related thereto, the product of (a) the Interest Rate for the related Interest Accrual Period (for such purpose, the LIBO Rate shall be the rate in effect on such date of determination), (b) the Allocated Loan Amount for such Property, (c) 1/12 and (d) three (3).

“Interest Reserve Account Required Amount”: As of any date of determination, an amount equal to the product of (a) the Interest Rate for the related Interest Accrual Period (for such purpose, the LIBO Rate shall be the rate in effect on such date of determination), (b) the aggregate Allocated Loan Amounts of all Properties then funded by the Facility, (c) 1/12 and (d) three (3).

“Interest Reserve Account Excess Amount”: As of any date of determination, the positive excess, if any, of (a) the amount on deposit in the Interest Reserve Account as of such date of determination over (b) the Interest Reserve Account Required Amount determined as of such date.

“Interest Reserve Account Shortfall Amount”: As of any date of determination, the positive excess, if any, of (a) the Interest Reserve Account Required Amount determined as of such date over (b) the amount on deposit in the Interest Reserve Account as of such date of determination.

“Interpolated Rate”: At any time, for any Interest Accrual Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Accrual Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Accrual Period, in each case, at such time.

“Investment Company Act”: The Investment Company Act of 1940.

“IRS”: The United States Internal Revenue Service.

“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Joinder”: A Joinder Agreement in substantially the form of Exhibit E attached hereto, delivered by a Person who is an Eligible Property Owner pursuant to Section 3.2(b) and acknowledged by the Agent.

“Lease”: Any residential lease agreement providing for the lease of a Property.

“Lease In Place”: A Property shall have a “Lease In Place” if a Lease has been duly executed by the property owner and an Eligible Tenant and has not been terminated, regardless of whether the lease term has already started or if the lease term begins at a date after the Lease has been executed.

“Leased Property”: As of any date of determination, either (a) an Eligible Property that is a Carry-Over Property, or (b) an Eligible Property that satisfies the following: (i) the applicable Borrower has satisfied the Completion Requirements, (ii) the Property is leased to an Eligible Tenant pursuant to an Eligible Lease; provided that an Eligible Property that has been leased to an Eligible Tenant pursuant to an Eligible Lease shall continue to be a Leased Property notwithstanding that the Tenant ceases to be an Eligible Tenant or its tenancy is terminated as a result of the expiration or termination of such Eligible Lease and (iii) the applicable Borrower or Property Manager has received the first monthly rent payment under an Eligible Lease for such Property.

“Leasing Standards”: Those standards described in Schedule 5 hereto.

“Lender”: JPMorgan Chase Bank, National Association and each Person that may from time to time become party hereto or to any Assignment and Assumption in the capacity of a Lender.

“LIBO Rate”: With respect to any Advances Outstanding for any Interest Accrual Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Accrual Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Accrual Period (an “Impacted Interest Accrual Period”) then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate”: For any day and time, with respect to any Advances Outstanding for any Interest Accrual Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Accrual Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Lien”: Any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Limited Guaranty”: The Limited Guaranty, dated as of March 1, 2021, made by the Sponsor in favor of the Agent for the benefit of the Secured Parties.

“Liquidity”: As defined in Schedule 6 hereto.

“Loan Account”: The non-interest bearing trust account established and maintained by the Paying Agent in the name of the Agent and entitled “JPMorgan Chase Bank, National Association, as Paying Agent, in trust for the Lenders — Loan Account” or such other account established at the Paying Agent (or any successor) as may be designated in writing from time to time by the Agent.

“Loan Documents”: This Agreement, the Note, the Security Agreement, the Environmental Indemnity, the Limited Guaranty, the Guaranty Agreement, the Property Management Agreement, the Diligence Agent Agreement, each Account Control Agreement, each Deposit Account Control Agreement relating to each Deposit Account of any Borrower or the Borrower Representative, each Securities Account Control Agreement relating to each Securities Account of any Borrower or the Borrower Representative, each Joinder, each Borrowing Notice, each Assignment of Management Agreement, each Power of Attorney and any other document or agreement that evidences, secures or governs any of the Obligations or the Collateral.

“Loan Parties”: Collectively, each Guarantor and each Borrower.

“Loan to Aggregate Market Value Ratio”: As of any date of determination, the percentage equivalent of a fraction, the numerator of which is equal to the Advances Outstanding and the denominator of which is the Aggregate Market Value of all Financed Properties (adjusted for Non-Eligible Properties, as required by Section 2.13).

“Loan To Value Ratio” or “LTV Ratio”: As of any date of determination, the percentage equivalent of a fraction, the numerator of which is equal to the Advances Outstanding and the denominator of which is equal to the lesser of (i) the Aggregate Market Value of all Financed Properties and (ii) the Aggregate Asset Purchase Price of all Financed Properties (in each case, adjusted for Non-Eligible Properties, as required by Section 2.13).

“Market Value”: With respect to any Property and any date of determination, the fair market value of such Property, which shall be the most recent related BPO Value or AVM Value, as applicable; provided, however, if such Property is not an Eligible Property on such date of determination and the applicable Cure Period has expired, the Market Value for such Property shall be deemed to be zero. With respect to any Financed Property that the related Borrower has elected to reduce the Asset Purchase Price (pursuant to the definition of “Asset Purchase Price”), the Market Value of such Financed Property may not exceed the Asset Purchase Price as so reduced.

“Material Adverse Effect”: A material adverse effect on (a) the business operations, properties, assets or condition (financial or otherwise) of the Loan Parties, taken as a whole, or the Sponsor, (b) the ability of any Loan Party to perform its respective obligations under any of the Loan Documents to which it is a party, (c) the rights and remedies of any Secured Party under any of the Loan Documents or (d) the perfection or priority of any Secured Party’s interest in any Equity Interests in any Borrower or in any other portion of the Collateral.

“Measurement Quarter”: On any date of determination, (a) if no Trigger Event exists, a Fiscal Quarter, or (b) if a Trigger Event exists, the three (3) immediately preceding calendar months.

“Monthly Report”: For each Collection Period, a report prepared by the Borrower Representative setting forth the information identified on Exhibit D attached hereto.

“Monthly Report Confirmation”: For each Monthly Report, the confirmation by the Calculation Agent in the form of Exhibit H attached hereto, together with the annexes thereto.

“Moody’s”: Moody’s Investor’s Service, Inc. or any successors thereto.

“Mortgage Recording Expenses”: As defined in Section 4.11(b).

“Mortgages”: As defined in Section 4.11(a).

“MSA”: “Metropolitan statistical area” as such term is defined by the United States Office of Management and Budget from time to time.

“MSA Percentage”: A quotient expressed as a percentage where (i) the numerator is the Property Borrowing Base of the Properties in such MSA and (ii) the denominator is the Advances Outstanding.

“Multiemployer Plan”: Any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Net Non-Financed Collections”: With respect to any Collection Period the aggregate of all Collections received solely in connection with the Non-Financed Properties minus the sum of the aggregate Insurance Reserve Account Deposit Amount and the aggregate Tax Reserve Account Deposit Amount for all Non-Financed Properties.

“Net Worth”: As defined in Schedule 6 hereto.

“Non-Cashflowing Property”: Any Property that (i) has no Lease In Place, or (ii) has a Lease In Place (a) that is past the expiration date and the Tenant under such expired Lease is not paying month-to-month rent or (b) and the Tenant under such Lease is a Delinquent Tenant.

“Non-Eligible Property”: As defined in Section 2.13.

“Non-Financed Property”: Any Property owned by a Borrower that is not a Financed Property.

“Non-Leased Property”: Any Financed Property that is not a Leased Property.

“Note”: As defined in Section 3.1(a).

“NYFRB”: The Federal Reserve Bank of New York.

“NYFRB’s Website”: The website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate”: For any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“OFAC”: The U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Obligations”: All indebtedness, liabilities and obligations of every nature of any Borrower from time to time owed to the Agent (including former Agents), each Secured Party or any of them, under this Agreement or any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to any Borrower, would have accrued on any Obligation, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise, whether now existing or arising in the future, direct or indirect, fixed or contingent, joint, several or joint and several, including any extensions, renewals, refinancing, or changes in form thereof.

“Operating Expenses”: With respect to any Property, all costs, expenses relating to the ownership, management and maintenance of the Property, including property maintenance costs and expenses, home owners association dues, leasing costs and other expenses necessary to maintain the Property and title thereto (including, without limitation, Property Manager Fees, and amounts required to be paid to keep title of the related Borrower free and clear of liens), in each case in amounts and for purposes reasonable, customary and prudent, and consistent with prior practices of the Borrowers. Operating Expenses shall exclude (i) real estate taxes, other governmental assessments and insurance premiums to the extent reserved in, paid from or reimbursed by the Insurance Reserve Account or Tax Reserve Account, as applicable, (ii) capital expenditures and Renovation Costs and (iii) bad debt expense. Operating Expenses included in the calculation of Annualized Net Cash Flow will be calculated in accordance with GAAP, and may differ from the Operating Expenses reported in Monthly Reports for the same period.

“Other Charges”: All ground rents, maintenance charges, impositions other than Taxes, and any other charges now or hereafter accessed or imposed against a Property or any part thereof.

“Other Connection Taxes”: With respect to any Lender, Applicable Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Applicable Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, recording, filing, registration or similar Applicable Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or the Liens created or secured under, or otherwise with respect to, any Loan Document, except any such Applicable Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overnight Bank Funding Rate”: For any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent Holdco”: As defined in the introductory paragraph.

“Participant”: As defined in Section 10.1(e).

“Participant Register”: As defined in Section 10.1(f).

“Party”: Each Person who from time to time is a party to this Agreement.

“Paying Agent”: JPMorgan Chase Bank, National Association, or any replacement designated pursuant to Section 2.14.

“Paying Agent Fee”: As defined in the Fee Letter, provided, however, the Paying Agent Fee may not be amended or modified in the Fee Letter without the consent of each Lender.

“Payment Date”: The 20th calendar day of each month or the next succeeding Business Day if such calendar day is not a Business Day. The initial Payment Date shall be April 20, 2021.

“Payment Date Report”: For any Payment Date, the report prepared by the Calculation Agent reflecting the principal, Interest Payment Amount, fees, costs, expenses, indemnities and deposits into the Reserve Accounts payable hereunder on such Payment Date.

“PBGC”: The Pension Benefit Guaranty Corporation.

“Pension Plan”: Any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Distributions”: With respect to any Borrower, Restricted Payments made with proceeds of Advances or funds distributed to the Borrower Representative and expressly permitted to be applied to Restricted Payments in accordance with Section 2.8(b); provided, at the time such Permitted Distribution is made, no Early Amortization Event, Default, Event of Default or Trigger Event has occurred and is continuing or would be caused thereby.

“Permitted Investments”: (a) Cash and Government securities within the meaning of Section 856(c)(4)(A) of the Code and (b) negotiable instruments or securities or other investments that (x) as of any date of determination, mature by their terms on or prior to the Business Day preceding the next succeeding Payment Date, (y) are denominated in U.S. dollars and (z) evidence:

(i) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States;

(ii) certificates of deposit and other interest-bearing obligations and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000 or the equivalent thereof in any other currency as determined by the Agent in accordance with its normal-course foreign currency exchange practices, the short term obligations of which meet or exceed the Short-Term Rating Requirement;

(iii) publicly traded money market funds subject to regulation under the Investment Company Act and in compliance with Rule 2a-7 of the Investment Company Act and the having a rating, at the time of such investment, of not less than “Aaa” by Moody’s and “AAA” by S&P including any fund for which the Paying Agent or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent and/or custodian; and

(iv) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States, any State thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short term debt rating of such depository institution or trust company shall meet or exceed the Short-Term Rating Requirement.

“Permitted Liens”: Any (a) Liens granted pursuant to or by the Loan Documents, (b) statutory materialmen’s Liens and mechanic’s Liens, in each case arising in the ordinary course of business with respect to obligations which are not delinquent, (c) Leases, (d) deposits in the ordinary course of business to secure liabilities to insurance carriers, utilities and other service providers, (e) Liens for taxes not yet due and payable, (f) homeowners’ association covenants, conditions and restrictions, (g) customary utility easements, (h) non-monetary liens constituting customarily acceptable title exceptions that are created or permitted by the related Borrower in the ordinary course of owning and operating a Property subsequent to the date of the related Title Insurance Policy, which liens do not have a material adverse effect on the related Property or the value thereof and (i) any other Lien agreed to by the Agent in connection with the title review for a Property in conformity with the provisions of Exhibit J attached hereto.

“Person”: Any individual or any general partnership, limited partnership, cooperation, joint venture, trust, limited liability company, trust, cooperative, association, unincorporated government organization or entity or any department or agency thereof.

“Plan”: Any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pledged Security”: As defined in the Security Agreement.

“Portfolio Delinquency Amount”: With respect to all Properties owned by the Sponsor or any of its Affiliates, the ratio of (a) the amount of Delinquent Tenants to (b) the total amount of Tenants.

“Power of Attorney”: The Power of Attorney attached hereto as Exhibit I.

“Prime Rate”: The rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Collections”: For purposes of calculating Estimated Net Cash Flow (a) with respect to any Leased Property, the actual monthly rent received during the period such Property has been owned by the Borrower and has been a Leased Property, divided by the number of rental payment dates in such period and multiplied by twelve (12) and (b) with respect to any Non-Leased Property, the Borrower Representative’s reasonable estimate of annual rent collections, as reasonably approved by the Agent.

“Pro Rata Share”: For any Lender, on any date of determination, the percentage equivalent of a fraction (a) prior to the Revolving Period Termination Date, the numerator of which is equal to such Lender’s Commitment on such date of determination and the denominator of which is equal to the Facility Amount and (b) on and after the Revolving Period Termination Date, the numerator of which is the portion of the Advances Outstanding on such date that have been funded by such Lender and the denominator of which is equal to the Advances Outstanding on such date.

“Proceeds”: As defined in the UCC and shall include any and all Condemnation Proceeds, all gross proceeds related to any Conveyance, Insurance Proceeds and loss proceeds in respect of the Collateral.

“Property”: Each real property owned or acquired by or transferred to a Borrower, the fee title to which is held by such Borrower, together with all buildings, fixtures and improvements thereon and all other rights, benefits and proceeds arising from and in connection with such property.

“Property Addition Notice”: A written request by the Borrowers to add additional Eligible Properties as Financed Properties, in the form of Exhibit A-2 attached hereto.

“Property Addition Confirmations”: With respect to each Property Addition Notice: (i) a confirmation, in the form of Exhibit A-2A attached hereto, by the Calculation Agent that it has reviewed and confirmed the results of each of the calculations set forth in the reports annexed to Exhibit A-2A hereto and has found no Calculation Deficiency therein; and (ii) a certification, in the form of Exhibit A-2B attached hereto, by the Diligence Agent that it has reviewed the Document Package and confirmed that it has found no Diligence Deficiency therein.

“Property Borrowing Base”: On any date of determination, for any Financed Property, an amount (not less than zero) equal to (a) the product of (i) the related Advance Rate with respect to such Financed Property and (ii) the Property Value of such Financed Property minus (b) the Release Premium Deduction for such Financed Property; provided, however, if such Property is not an Eligible Property on such date of determination and the applicable Cure Period has expired, the Property Borrowing Base for such Property shall be deemed to be zero.

“Property Expense Amount”: With respect to any Collection Period, (a) absent the existence of a Trigger Event, the aggregate of all Operating Expenses for the Properties paid or due for such Collection Period and (b) during the existence of a Trigger Event, the aggregate of all Operating Expenses for the Financed Properties paid or due for such Collection Period.

“Property Management Agreement”: The Management Agreement, dated as of January 22, 2021, as amended by that certain First Amendment to Management Agreement dated as of March 1, 2021, by and among the Property Manager and each Borrower.

“Property Manager”: VineBrook Homes, LLC or any successor thereto.

“Property Manager Event of Default”: The occurrence of any of the following: (a) fraud, gross negligence, willful misconduct, or misappropriation of funds by the Property Manager, (b) any Insolvency Event with respect to the Property Manager, or (c) the occurrence of a Property Manager Trigger Event (as defined in the Assignment of Management Agreement with respect to the Property Management Agreement).

“Property Manager Fee”: With respect to each Property, the fees payable to the Property Manager with respect to such Property pursuant to the Property Management Agreement; which fees shall not exceed 8% of all rent payments and other non-deposit amounts actually collected with respect to the related Properties.

“Property Release”: As defined in Section 2.7(a).

“Property Release Amount”: In connection with any proposed Property Release, the sum of: (A) an amount sufficient to cure any Borrowing Base Shortfall, an LTV Ratio in excess of 70% or a Trigger Event, if any, immediately after giving effect to such release, (B) an amount equal to the applicable Release Premium (together with the amount described in Clause (A), the “Reduction Amount”), (C) the unpaid interest on the Reduction Amount through the related date of prepayment, calculated at the applicable Interest Rate and (D) all unpaid fees or unreimbursed costs with respect to the Facility, to the extent relating to the portion of the Advances Outstanding to be repaid. For the purpose of clause (A) above, the Debt Service Coverage Ratio, the Debt Yield Ratio and the Portfolio Delinquency Amount shall be as determined for the most recently ended Measurement Quarter, and recalculated to exclude items included in the Annualized Net Cash Flow attributable to the Property for which the Property Release Amount is calculated.

“Property Value”: With respect to any Property, as of any date of determination, the lesser of (a) the related Asset Purchase Price and (b) the related Market Value as of the date of the most recent BPO, AVM or such other valuation methodology acceptable to the Agent in its sole discretion; provided, however, that such Market Value for a Leased Property shall be based on the “as-is” value (and not the “quick sale” value) of such Property at such time, notwithstanding that such Property may have been a Non-Leased Property as of the date such Property became a Financed Property; and, provided, further, that if such Property is not an Eligible Property on such date of determination and the applicable Cure Period has expired, then the Property Value for such Property shall be zero.

“Proposed Scheduled Renovation Work”: As defined in Section 4.8(a).

“Purchase Agreement”: Any purchase agreement or trustee’s receipt related to, or any other document evidencing the acquisition of, a Property.

“Qualified Institution”: Any depository institution or trust company organized under the laws of the United States or any State (or any domestic branch of a foreign bank), (i) (a) that has or the parent of which has, either (1) a long-term unsecured debt rating of “A-” or higher by S&P and “A-” or higher by Moody’s, or (2) a short-term unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s or (b) is otherwise acceptable to the Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Qualified Title Insurance Company”: As defined in clause (q) of Schedule 2 hereto.

“Quarterly Sample”: As defined in Section 4.2(a).

“Quarterly Valuation”: Any quarterly valuation of Financed Properties made in accordance with the provisions of Section 4.2(a).

“Ratio Cure Amount”: An amount sufficient to repay Advances Outstanding such that the financial covenants in Section 8.1(r) are met.

“Ratio Cure Procedures”: With respect to a breach of Section 8.1(r):

1. Within five (5) Business Days after the relevant Monthly Report or BPO and AVM Report, as applicable, is delivered or is required to be delivered, the Borrowers shall notify the Agent and Lenders in writing of their intention to cure such condition by repayment of Ratio Cure Amount or delivery of additional Eligible Properties in each case to the extent necessary to cure such condition.

2. If the Borrowers elect to repay the Ratio Cure Amount in an amount sufficient to cure such condition, the Borrowers shall have five (5) Business Days from the date of such election to make such cure payment.

3. If the Borrowers elect to deliver additional Eligible Properties, the Borrowers shall have five (5) Business Days from the date of such election to deliver the applicable Document Packages to the Diligence Agent and the Agent, and five (5) Business Days after receipt of a Diligence Agent Deficiency Notice or Calculation Agent Deficiency Report, as applicable, in which to correct any identified Diligence Deficiency or Calculation Deficiency, as applicable, therein, and such Eligible Properties will be added to the Facility as Financed Properties as soon as the Diligence Agent completes its review of the Document Packages but no later than 20 calendar days after delivery of such Document Packages.

For the purpose of determining whether a breach of Section 8.1(r) has been cured in accordance with the Ratio Cure Procedures, the Debt Service Coverage Ratio and the Debt Yield Ratio shall be as determined for the most recently ended Measurement Quarter and the Loan to Value Ratio shall be as determined in the most recent BPO and AVM Report, and in each case, recalculated to give pro forma effect to any addition of any Financed Properties and any reduction of Advances Outstanding, as if such addition or reduction had occurred on the first day of the applicable Measurement Quarter or the date of such BPO and AVM Report, as applicable.

The failure to make the cure election in 1, or to effectuate an elected cure pursuant to the requirements of 2 or 3, as applicable, shall trigger an immediate Event of Default under Section 8.1(r).

“Ratio Trigger Event”: The existence, on a Reporting Date immediately following a Measurement Quarter, of either:

(a)	a Debt Service Coverage Ratio of less than 1.50:1.00;

(b)	a Debt Yield Ratio of less than 8.00%; or

(c)	a Portfolio Delinquency Amount is greater than 5%.

provided, however, that for purposes of determining at any time whether a Ratio Trigger Event would exist or continues to exist, the Debt Service Coverage Ratio, Debt Yield Ratio and Portfolio Delinquency Amount shall be as determined for the most recently ended Measurement Quarter, and recalculated to give pro forma effect to any addition or release of any Financed Properties and any reduction of Advances Outstanding, as if such addition or reduction had occurred on the first day of the applicable Measurement Quarter.

“Ratio Trigger Delay Termination Date”: After the occurrence of a Ratio Trigger Event, the earliest to occur of: (a) an Event of Default, (b) the Borrower Representative requests release of the Ratio Trigger Reserve Account or (c) a Ratio Trigger Event continues for three consecutive months.

“Ratio Trigger Reserve Account”: The Securities Account established and maintained by the Paying Agent in the name of the Borrower Representative and entitled “JPMorgan Chase Bank, National Association, as Paying Agent, in trust for the Borrowers — Ratio Trigger Reserve Account # 690882136” or such other account established at the Paying Agent (or any successor) as may be designated in writing from time to time by the Agent, and at all times subject to an Account Control Agreement.

“Reduction Amount”: As defined in the definition of Property Release Amount.

“Register”: As defined in Section 10.1(d).

“Reference Time”: With respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting and (2) if such Benchmark is not LIBO Rate, the time determined by the Agent in its reasonable discretion.

“Related Party Property Release”: Either a Borrower Property Release or the Conveyance of a Financed Property to a Borrower-Related Party other than a Loan Party.

“Release”: Any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment, including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Release Premium” shall mean, for any Property Release, the applicable Release Premium Percentage times the aggregate Property Borrowing Base of the Financed Properties released in connection with such Property Release.

“Release Premium Deduction” shall mean, for any Financed Property, an amount which shall equal zero prior to the first Property Release to occur after the Borrowing Date therefor, and which shall be increased with respect to each Property Release occurring after such Borrowing Date by an amount equal to the Release Premium for such Property Release multiplied by a fraction (expressed as a percentage), the numerator of which is the Property Borrowing Base of such Financed Property and the denominator of which is the remaining Borrowing Base after giving effect to the applicable Property Release.

“Release Premium Percentage” shall mean, for any Property Release as of such date of determination, (i) if the aggregate Property Borrowing Base of Financed Properties released in connection with Property Releases (including the applicable Property Release) is less than five percent (5%) of the Facility Amount, zero percent (0%) and (ii) if the aggregate Property Borrowing Base of Financed Properties released in connection with Property Releases (including the applicable Property Release) is equal to or greater than five percent (5%) of the Facility Amount, ten percent (10%).

“Release Premium Report”: As defined in Section 6.1(i).

“Relevant Governmental Body”: The Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“Renovation Cost Reserve Account”: The Securities Account established and maintained by the Paying Agent in the name of the Borrower Representative and entitled “JPMorgan Chase Bank, National Association, as Paying Agent, in trust for the Borrowers — Renovation Cost Reserve Account # 689690987” or such other account established at the Paying Agent (or any successor) as may be designated in writing from time to time by the Agent, and at all times subject to an Account Control Agreement.

“Renovation Cost Reserve Account Required Amount”: As defined in Section 4.8(b).

“Renovation Cost Reserve Account Shortfall Amount”: As of any date of determination, the positive excess, if any, of (a) the Renovation Cost Reserve Account Required Amount for such date of determination over (b) the amount on deposit in the Renovation Cost Reserve Account as of such date of determination.

“Renovation Costs”: For any Property, the aggregate of the costs estimated to be incurred by the applicable Borrower with respect to the renovation of such Property, as demonstrated in a certificate certified by a Responsible Officer of the Borrower Representative delivered to and approved by the Diligence Agent and the Agent as provided in the Diligence Agent Agreement; provided that, with respect to any Property for which such costs exceed 15% of the Asset Purchase Price, the Agent and the Lenders shall have a right to request recalculation of the Renovation Costs in any case where any of them considers the assessment thereof not reasonably satisfactory. For the avoidance of doubt, Renovation Costs do not include any fees, costs or expenses associated with any ongoing recurring repairs or maintenance to any Property.

“Renovation Standards”: Those maintenance, repairs, improvements and installations that are necessary (i) for a Property to conform to the requirements of Applicable Law and not deviate materially from local rental market standards for the area in which such Property is located and (ii) for a Property to conform to Requirements for Existing Housing One to Four Family Units (4905.1) or Minimum Property Standard for One and Two Family Dwellings (200.926) as applicable, as published by the U.S. Department of Housing and Urban Development.

“Repair Completion Certificate”: The repair completion certificate of a Responsible Officer of the Borrower Representative certifying that all repairs to any Property in respect of which Insurance Proceeds are held in the Insurance Proceeds Account have been completed.

“Reportable Event”: Any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reporting Date”: With respect to any Payment Date, the fifteenth (15th) day of the related calendar month or, if such day is not a Business Day, the immediately succeeding Business Day.

“Required Insurance Policies”: With respect to a Property, the insurance policies required by Section 6.2.

“Required Lenders”: On any day, Lenders with Pro Rata Shares exceeding 50% in the aggregate; provided that if there are only two (2) Lenders, Required Lenders shall mean both Lenders.

“Required Principal Payment Amounts”: Principal prepayments required pursuant to Sections 2.7 and 2.13.

“Reserve Account”: Individually or collectively, as the context may require, the Insurance Reserve Account, the Tax Reserve Account, the Ratio Trigger Reserve Account, the Renovation Cost Reserve Account and the Interest Reserve Account.

“Reserve Account Deposit Amount”: For any proposed Advance, (i) the related Interest Reserve Account Deposit Amount and the Interest Reserve Account Shortfall Amount, without double counting, (ii) the related Insurance Reserve Account Deposit Amount and the Insurance Reserve Account Shortfall Amount, without double counting, (iii) the related Tax Reserve Account Deposit Amount and the Tax Reserve Account Shortfall Amount, without double counting and (iv) the Renovation Cost Reserve Account Shortfall Amount.

“Reserve Requirement”: With respect to any date of determination, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (if any) arising from any Applicable Laws enacted or imposed after the date hereof and in effect on such date (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by each Lender.

“Responsible Officer”: With respect to any specified Person and any circumstance, any member, manager, general partner or officer who has supervisory responsibilities relating to the specified circumstance.

“Restricted Payment”: With respect to any Person, (i) any dividend or other distribution (whether direct or indirect, and whether in cash, securities or other property) with respect to any class of Equity Interests of such Person now or hereafter outstanding, other than a dividend payable to the holders of any class of Equity Interests solely in shares of Equity Interests of such Person, (ii) any payment (whether direct or indirect, and whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, full or partial redemption, full or partial withdrawal, retirement, acquisition, cancellation or termination of any such Equity Interests or of any option, warrant or other right to acquire any such Equity Interests, (iii) any voluntary prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any subordinated Debt of such Person and (iv) any management or similar payments to any Affiliate, excluding, for the avoidance of doubt, any payments made to the Property Manager pursuant to the terms of the Property Management Agreement, as applicable.

“Revolving Period Termination Date”: The earlier of (a) Commitment Termination Date (as the same may be accelerated pursuant to Section 8.2(a)) and (b) the date on which any Early Amortization Event occurs.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Schedule of Properties”: The schedule listing each of the Properties of each of the Borrowers subject to this Facility as of the Effective Date in form and substance as set forth in Schedule 4 hereto.

“Scheduled Maturity Date”: March 1, 2023.

“Scheduled Renovation Work”: As defined in Section 4.8(a).

“Secured Parties”: Collectively or individually, as the context may require, each of the Lenders, the Agent, the Calculation Agent, the Paying Agent, the Diligence Agent and each Indemnified Party.

“Securities”: Any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account”: As defined in the UCC.

“Securities Account Control Agreement”: With respect to any Securities Account, any control agreement or other similar agreement among the Securities Intermediary, the owner of such Securities Account and the Agent as the Agent shall deem necessary in its reasonable discretion, in form and substance acceptable to the Agent, providing for such institution’s agreement to comply with entitlement orders from the Agent with respect to security entitlements in financial assets credited to or held in the applicable Securities Account without the further consent of, or notice to, such owner, it being agreed that any Securities Account Control Agreement on any Securities Account holding tenant security deposits shall be subject to any limitations on disposition of such funds as may be required by Applicable Law.

“Securities Intermediary”: As defined in the introductory paragraph.

“Security Agreement”: That certain Security Agreement, dated as of the date hereof, by and among the Loan Parties and Agent.

“Security Agreement Supplement”: As defined in the Security Agreement.

“Security Deposit Account”: The Securities Account into which all Tenant security deposits are deposited, and established and maintained by the Paying Agent in the name of the Borrower

Representative and entitled “JPMorgan Chase Bank, National Association, as Paying Agent, in trust for the Borrowers — Borrower Security Deposit Account # 690882151” or such other account established at the Paying Agent (or any successor) as may be designated in writing from time to time by the Agent, and at all times subject to an Account Control Agreement.

“Senior Property Manager Fee”: With respect to each Collection Period, an amount equal to the Senior Property Manager Fee Amount.

“Senior Property Manager Fee Amount”: 5% of the rents collected with respect to the Properties in such Collection Period.

“Short-Term Rating Requirement”: A short term unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s.

“SOFR”: With respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator”: The NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: The NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent”: With respect to any Person as of the date of determination, both (i) (a) the sum of such Person’s Debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as then contemplated and (c) such Person has not incurred and does not intend or expect to incur, Debts beyond its ability to pay such Debts as they become due (whether at maturity or otherwise) and (ii) such Person is “solvent” within the meaning given that term and similar terms under Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SPE Requirements”: The covenants set forth in Section 6.1(g).

“Sponsor”: As defined in the introductory paragraph.

“Sponsor Financial Covenant”: Any of the covenants relating to Sponsor set forth in Schedule 6 hereto.

“Stabilization Period”: With respect to any Financed Property, the time period from the date one hundred-eighty (180) days following the date of the completion of all Scheduled Renovation Work in accordance with the Renovation Standards during which such Financed Property is a Non-Leased Property.

“Statutory Reserve Rate”: A fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Advances shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinate Property Manager Fee”: With respect to each Collection Period, an amount equal to the Subordinate Property Manager Fee Amount.

“Subordinate Property Manager Fee Amount”: 3% of the rents collected with respect to the Properties in such Collection Period.

“Supplemental Schedule of Properties”: For any requested Advance following the Effective Date, the schedule attached to the related Borrowing Notice, as Schedule 1 thereto, and listing each of the Properties of each of the Borrowers to be funded by such requested Advance, in form and substance as set forth in Schedule 4 hereto, and which shall include:

(a)	the address of each Property that is the subject of the proposed Advance;

(b)	the name of the Borrower owning such Property;

(c)	whether such Property is a Non-Leased Property, Leased Property, Carry-Over Property or raw land;

(d)	each Reserve Account Deposit Amount, separately stated;

(e)	the Asset Purchase Price;

(f)	the Market Value;

(g)	the Property Value;

(h)	the security deposit amount; and

(i)	such other information as Agent may reasonably request with respect to the related Advance.

“Tangible Net Worth”: As defined in Schedule 6 hereto.

“Taxes”: All real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Property or part thereof.

“Tax Reserve Account”: The Securities Account established and maintained by the Paying Agent in the name of the Borrower Representative and entitled “JPMorgan Chase Bank, National Association, as Paying Agent, in trust for the Borrowers — Tax Reserve Account # 689690961” or such other account established at the Paying Agent (or any successor) as may be designated in writing from time to time by the Agent, and at all times subject to an Account Control Agreement.

“Tax Reserve Account Deposit Amount”: For any Payment Date, an amount equal to, for any Financed Property, the product of (a) the aggregate real estate taxes or other governmental assessments related to such Financed Property payable during each calendar year, (b) 1/12th and (c) three (3).

“Tax Reserve Account Shortfall Amount”: As of any date of determination, the positive excess, if any, of (a) the Tax Reserve Account Deposit Amount determined as of such date over (b) the amount on deposit in the Tax Reserve Account as of such date of determination.

“Tenant”: An individual who has leased any Property pursuant to a Lease.

“Term SOFR”: For the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice”: A notification by the Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event”: The determination by the Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.9 that is not Term SOFR. For the avoidance of doubt, the Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

“Termination Date”: The earlier of (a) the Scheduled Maturity Date and (b) the date on which all Advances shall become due and payable pursuant to Section 8.2(a).

“Title Insurance Policy”: As defined in clause (q) of Schedule 2 hereto.

“Top MSA”: As of any date of determination, the MSA with the first largest MSA Percentage.

“Top Three MSA”: As of any date of determination, each MSA with the first, second and third largest MSA Percentage.

“Trigger Event”: The existence of any of the following:

(a)	an Event of Default;

(b)	a Ratio Trigger Event; or

(c)	an Early Amortization Trigger.

“Two-Year Swap Rate”: On any day, the rate, as determined by the Agent, equal to the mid market USD-ISDA-Swap Rate for U.S. Dollar swaps with a maturity of two (2) years, expressed as a percentage (rounded up to the nearest whole multiple of 1/100%), which appears on the Reuters Screen ISDAFIX1 Page (or any successor page) at 11:00 a.m. on such date of determination.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability”: The excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding that Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” or “UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Applicable Laws, the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Unused Fee”: As defined in the Fee Letter; provided, however, the Unused Fee may not be amended or modified in the Fee Letter without the consent of each Lender.

“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Vinebrook Controlled Investment Affiliate”: A Person that is directly or indirectly under the Control of the Sponsor and organized by the Sponsor, or common Control with, or its Affiliates for the purpose of making and holding investments.

“Vinebrook Physical Address”: The physical address of the Loan Parties in Dayton, Ohio into which rent checks are sent prior to deposit into the applicable Borrower Rent Account.

“Withholding Agent”: A Borrower, a Loan Party or the Paying Agent.

Section 1.2 Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires: (a) words of either gender include the other gender; (b) words using the singular or plural also include the plural or singular, respectively; (c) the terms “hereof,” “herein,” “hereby,” “hereto” and similar words refer to this entire Agreement and not any particular Article, Section, Clause, Exhibit, Appendix or Schedule or any other subdivision of this Agreement; (d) references to “Article,” “Section,” “Clause,” “Exhibit,” “Appendix” or

“Schedule” are to the Articles, Sections, Clauses, Exhibits, Appendices and Schedules, respectively, of this Agreement; (e) the words “include” or “including” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of like import; and (f) references to “this Agreement” or any other agreement or document shall be construed as a reference to such agreement or document, including any Exhibits, Appendices, Attachments and Schedules thereto, as amended, restated, amended and restated, modified or supplemented and in effect from time to time and shall include a reference to any document that amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or re-enactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been waived in writing in accordance with the provisions of this Agreement. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP as in effect on the date hereof. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. Unless otherwise defined herein, terms used herein and in the other Loan Documents that are defined in the Uniform Commercial Code, from time to time in effect in the State of New York, shall have the meanings given to them therein. Except where otherwise expressly stated, each of the Agent, the Required Lenders and the Lenders may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole discretion subject in all cases to the implied covenant of good faith and fair dealing. Reference in any Loan Document to the Agent’s or any Lender’s discretion shall mean, unless otherwise expressly stated herein or therein, the Agent’s or such Lender’s sole discretion, respectively, and the exercise of such discretion shall be final and conclusive subject in all cases to the implied covenant of good faith and fair dealing. In addition, except where a different standard is specified, in any Loan Document whenever the Agent or any Lender has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable to or approved by (or any similar language or terms) the Agent or such Lender, respectively, the decision of the Agent or each Lender, respectively, with respect thereto shall be in the sole discretion of the Agent or each Lender, respectively, and such decision shall be final and conclusive subject in all cases to the implied covenant of good faith and fair dealing. Any requirement of good faith, discretion or judgment by the Agent or any Lender shall not be construed to require the Agent or any Lender to request or await receipt of information or documentation not immediately available from or with respect to the Borrowers or the Eligible Properties. A reference to a document includes an agreement in writing or a certificate, notice, instrument, document and any information stored in electronic format. Whenever a Person is required to provide any document to a Lender under any Loan Document, the relevant document shall be provided in writing or printed form unless such Lender requests otherwise. At the request of any Lender, the document shall be provided in computer disk form or both printed and computer disk form. The Loan Documents are the result of negotiations between the applicable Parties to each Loan Document, have been reviewed by counsel to each applicable Party, and are the product of all of the applicable Parties to each respective Loan Document. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Loan Documents or the Loan Documents themselves.

Section 1.3 Interest Rates; LIBOR Notification. The interest rate on Advances is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Advances. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate, upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.9(b) and (c) provide the mechanism for determining an alternative rate of interest. The Agent will promptly notify the Borrower, pursuant to Section 2.9(e), of any change to the reference rate upon which the interest rate on Advances is based. However, the Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.9(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.9(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

ARTICLE 2

THE CREDIT FACILITY

Section 2.1 Description of Facility; Borrower Representative.

(a) On the terms and conditions set forth in this Agreement each Lender hereby establishes in favor of the Borrowers a revolving credit facility (the “Facility”) pursuant to which the Borrower Representative, on behalf of the Borrowers or any one or more of them, may from time to time on any Business Day subject to the limitations set forth in Section 3.2(k)(vi) of this Agreement on or after the Effective Date and prior to the Revolving Period Termination Date, request an Advance. The Borrowers shall be jointly and severally liable for all Advances made hereunder, regardless of which Borrower or Borrowers received the proceeds of any Advance.

(b) Each Borrower hereby designates the Borrower Representative as its representative and agent on its behalf for the purposes of issuing Borrowing Notices, giving instructions with respect to the disbursement of the proceeds of the Advances, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. Each Lender and the Agent may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

(c) No Advance shall be requested or made in respect of any Person (including in respect of any property of any Person) who is not, at the time the related Borrowing Notice is delivered to the Agent, a Borrower hereunder.

Section 2.2 Procedure for Adding Financed Properties and Borrowing Advances.

(a) Adding Financed Properties. The Borrower Representative may from time to time prior to the Revolving Period Termination Date, subject to satisfaction of the conditions precedent set forth in Section 3.2, add Eligible Properties as Financed Properties hereunder by:

(i) delivering to the Agent, the Calculation Agent and the Diligence Agent a Property Addition Notice (which may be delivered in conjunction with a Borrowing Notice pursuant to Section 2.2(c) below) identifying the Eligible Properties to be added to the Facility as Financed Properties and certifying to the matters required therein;

(ii) simultaneously with delivery of such Property Addition Notice (or not more than fifteen (15) Business Days prior thereto) posting to the Data Site the Document Packages relating to each such Property.

(b) Property Addition and Document Package Verification. Following delivery of a Property Addition Notice:

(i) the Calculation Agent shall, within three (3) Business Days after receipt by it of such Property Addition Notice, deliver to the Agent, the Diligence Agent and the

Borrower Representative, either (A) if it has confirmed all of the applicable calculations related to a Property Addition Notice as reflected on the calculation schedule attached hereto as Exhibit F, its Property Addition Confirmation or (B) if it has found any Calculation Deficiency therein, a Calculation Agent Deficiency Report;

(ii) the Diligence Agent shall, within three (3) Business Days after receipt such Property Addition Notice, deliver to the Agent, the Calculation Agent and the Borrower Representative, either (A) its certification that (i) it has reviewed each Document Package related to such Property Addition Notice, that there is no Diligence Deficiency with respect to any such Document Package, (ii) it has completed its due diligence review of each Property, including, without limitation, that it has determined that each such Property is an Eligible Property, (iii) BPOs have been prepared (and which shall not be older than 60 days prior to the date of the Property Addition Notice) and completed by it for each Property included in such Property Addition Notice (the Agent shall direct the Diligence Agent to post copies of the related BPOs to the Data Site) and (iv) it has determined the Property Value for each such Property included in such Property Addition Notice or (B) if it has found any Diligence Deficiency, deliver a Diligence Agent Deficiency Notice; and

(iii) upon receipt by the Agent of the Calculation Agent’s confirmation described in Section 2.2(b)(i) and the Diligence Agent’s certification described in Section 2.2(b)(ii), and the satisfaction of the conditions precedent set forth in Section 3.2, the Agent shall deliver copies thereof, together with the related Property Addition Notice to each Lender. Upon delivery of the Property Addition Confirmations from each of the Calculation Agent and the Diligence Agent to each Lender, the Properties included in such Property Addition Confirmations shall be Financed Properties for all purposes under this Agreement.

(iv) Upon delivery to the Borrower Representative of a Calculation Agent Deficiency Report or Diligence Agent Deficiency Notice, as applicable, the Borrower Representative shall forthwith deliver to the Agent, the Calculation Agent and the Diligence Agent a new Property Addition Notice to be reviewed pursuant to Section 2.2(b)(i) hereof and any related Document Packages (including any revisions or updates thereto) to correct each of the Calculation Deficiencies and Diligence Deficiencies noted in such Calculation Agent Deficiency Report or Diligence Agent Deficiency Notice, as applicable, which may include removing Properties subject to such Calculation Deficiencies or Diligence Deficiencies, as the case may be.

(c) Borrowing Notice. The Borrower Representative may from time to time prior to the Revolving Period Termination Date request Advances by:

(i) delivering to the Agent, the Calculation Agent and the Diligence Agent a Borrowing Notice for such proposed Advance; and

(ii) simultaneously with delivery of such Borrowing Notice, posting to the Data Site the Document Packages relating to each Property relating to such proposed Advance to the extent not already a Financed Property or any supplement or update to such Document Package required in connection with each Property.

(d) Funding Advances. Each Property related to a requested Advance that is not already a Financed Property, shall be subject to the review and certification procedures in Section 2.2(b). In addition, the Calculation Agent shall, within three (3) Business Days after receipt by it of such Borrowing Notice, deliver to the Agent, the Diligence Agent and the Borrower Representative, either (A) if it has confirmed all of the calculations, its Borrowing Notice Confirmation or (B) if it has found any Calculation Deficiency therein, a Calculation Agent Deficiency Report. Upon receipt by the Agent of the Property Addition Confirmations from each of the Calculation Agent and the Diligence Agent for such Properties, and satisfaction of the other conditions precedent set forth in Section 3.2, the Agent shall deliver copies thereof, together with the related Borrowing Notice to each Lender.

(e) Each Borrowing Notice shall specify: (i) the proposed Borrowing Date, (ii) each Borrower related to such proposed Advance, (iii) each Property related to such proposed Advance, (iv) the Asset Purchase Price related to each such Property and (v) the amount of the Advance requested, which shall be in an amount at least equal to one million dollars ($1,000,000). In connection with each Borrowing Notice, the Borrower Representative shall certify on behalf of each Borrower that (1) each of the Properties related to such proposed Advance is an Eligible Property, (2) each of the representations and warranties on Schedule 2 hereto with respect to each such Property is true and correct and that each of the documents contained in each of the related Document Packages is true and complete copy of the original document and (3) no Trigger Event, Default or Event of Default exists or would exist after giving effect to such proposed Advance. The Borrowers shall indemnify the Agent and the Lenders against any loss or expense incurred by the Agent or any of the Lenders, either directly or indirectly as a result of any failure by any Borrower to complete any requested Advance, including any loss (including loss of profit) or expense incurred by the Agent or any Lender, either directly or indirectly by reason of the liquidation or reemployment of funds acquired by any Lender (including obtaining deposits or loans from third parties) in order to fund such requested Advance.

(f) The obligations of any Lender to make Advances hereunder are several from the obligations of any other Lenders. The failure of any Lender to make available its Pro Rata Share of any Advance hereunder shall not release the obligations of any other Lender to make available its Pro Rata Share of any Advance hereunder, but no Lender shall be responsible for the failure of any other Lender to make available its Pro Rata Share of any Advance hereunder.

(g) On the third (3rd) Business Day after delivery by the Agent to each Lender of the Borrowing Notice and related Borrowing Notice Confirmation, pursuant to Section 2.2(d), subject to the satisfaction of the applicable conditions precedent specified in Section 3.2, each Lender shall remit its Pro Rata Share of the Advance requested by the Borrowers to the Loan Account by 1:00 p.m. (New York City time) by wire transfer of same day funds. Upon receipt of such funds, the Paying Agent, in accordance with the written instruction of the Agent (which may be in electronic form) received no later than 4:00 p.m. (New York City time) one (1) Business Day prior to such Borrowing Date, shall remit such funds by wire transfer of same day funds (i) to the Agent, in the amount of any unpaid fees, costs or expenses of the Agent, (ii) to the Diligence Agent, in the amount of any unpaid fees, costs or expenses of the Diligence Agent, (iii) to each applicable Reserve Account, in the amount of the related Reserve Account Deposit Amount with respect to the proposed Advance and (iv) the balance of such funds to the accounts specified in such related Borrowing Notice by 4:00 p.m. (New York City time), to the extent it has received such funds from the Lenders no later than 1:00 p.m. (New York City time). Funds received by the Paying Agent from any Lender after 1:00 p.m. (New York City time) on any Business Day may, at the discretion of the Paying Agent, be deemed to have been received on the next Business Day.

(h) Advances repaid under this Agreement may be re-borrowed prior to the Revolving Period Termination Date, subject to the terms of this Agreement.

(i) Any Lender may elect to postpone remittance of an Advance pursuant to Section 2.2(g), subject to the following: any such election must be made by written notice to the Borrower Representative, Calculation Agent, the Agent and each of the other Lenders delivered prior to 5:00 p.m. (New York City time) on the Business Day immediately following the date the Borrowing Notice is received. If any Lender timely delivers such notice, the date on which such Lender is obligated to remit its Pro Rata Share of an Advance pursuant to Section 2.2(g) shall be deemed postponed to the earliest of (a) the date provided in such notice and (b) the date that is ten (10) days after the applicable Borrowing Notice was received.

Section 2.3 Purpose. The proceeds of the Advances will be used by the Borrowers for the costs and expenses related to their acquisition, renovation and maintenance of Properties and for other general purposes of the Borrowers, including, without limitation, Permitted Distributions, provided, that no portion of the proceeds of any Advance may be used in any manner that causes or might cause such Advance or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof.

Section 2.4 Interest and Fees.

(a) Except as otherwise set forth in this Agreement, the Advances Outstanding on each day shall bear interest at the applicable Interest Rate. Interest accrued during each Interest Accrual Period shall be payable on each Payment Date in accordance with Section 2.8.

(b) Unless otherwise provided herein, interest and fees payable under this Agreement shall be computed on the basis of a 360 day year and the actual number of days in the related Interest Accrual Period. In computing interest on the Advances Outstanding on each day, interest shall accrue on the Advances Outstanding at the opening of business on such day, even if a principal payment is made as of such day.

(c) On the Effective Date, the Borrowers shall pay to the Paying Agent, and the Paying Agent shall distribute to each Lender, their Pro Rata Share of the Facility Fee payable under the Fee Letter. The Facility Fee for each Lender is fully earned as of the Effective Date and non-refundable in whole or in part.

Section 2.5 Payment of Principal and Interest. Each of the Borrowers, jointly and severally, unconditionally promises to pay to the order of each Lender all Obligations due such Lender under this Agreement as provided herein.

(a) Unless the Advances Outstanding and all accrued and unpaid interest on the Advances Outstanding become due and payable earlier in accordance with Section 8.2(a), the Advances Outstanding and all accrued and unpaid interest on the Advances Outstanding shall be due and payable in full on the Scheduled Maturity Date.

(b) Interest accrued hereunder shall be due and payable (i) on each Payment Date, (ii) upon any prepayment or repayment of any portion or all of the Advances Outstanding, whether on the Scheduled Maturity Date or otherwise, to the extent accrued on the amount being prepaid or repaid and (iii) otherwise as provided herein.

(c) Payments to each Lender hereunder shall be made in lawful money of the United States of America in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to each Lender, not later than 2:00 p.m. (New York City time) on the date due by via wire transfer of immediately available funds to the account of such Lender set forth on Annex A hereto (or at such other location or bank account within the City and State of New York as may be designated by each Lender from time to time); funds received by any Lender in writing to the Paying Agent after that time on such due date shall be deemed to have been paid on the next Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

Section 2.6 Termination and Reduction of Facility. The Borrower Representative may at any time terminate the Facility, or from time to time reduce the Facility Amount; provided that (i) each reduction of the Facility Amount shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) the Borrower shall not terminate the Facility or reduce the Facility Amount if the Advances Outstanding would exceed the Facility Amount (after giving effect to any concurrent prepayment of Advances). In connection with any reduction of the Facility Amount, each Lender shall be entitled to have its Commitment reduced by at least its Pro Rata Share of the aggregate reduction amount, such that its Pro Rata Share of the Facility is not increased, but any Lender may (with the consent of the Borrower Representative) waive reduction of its Commitment, in whole or in part, in connection therewith. The Borrower shall notify the Agent and the Calculation Agent of any election to terminate the Facility or reduce the Facility Amount at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Any such notice of termination or reduction shall be irrevocable; but may be conditioned upon the receipt of proceeds from indebtedness, an asset sale or other transaction. Promptly following receipt of any such notice, the Agent shall advise the Lenders of the contents thereof.

Section 2.7 Prepayments and Releases.

(a) Prepayments In Connection With Property Releases. At any time and from time to time prior to the Termination Date, the Borrower Representative may, by delivering at least three (3) Business Days’ prior written notice to the Agent, each Lender, the Calculation Agent and the Paying Agent, obtain the release of a Financed Property as a Financed Property (a “Property Release”) hereunder (in connection with a Conveyance or otherwise), provided that each of the following conditions has been satisfied:

(i) the payment to the Collection Account, in immediately available funds on the date of transfer of ownership or release of such Financed Property of the related Property Release Amount, if applicable;

(ii) the Borrower Representative shall certify, at least three (3) Business Days’ prior to the proposed Property Release date, to the Agent, each Lender, the Calculation Agent and the Paying Agent (A) the Allocated Loan Amount for the related Financed Property, (B) the related Conveyance Proceeds; (C) the related Release Premium and Reduction Amount; (D) the Release Premium Deduction that will apply after such Property Release; and (E) that, after giving effect to the release of such Financed Property, the Eligibility Requirements will be met with respect to all remaining Financed Properties;

(iii) if the Financed Property is being released in a Related Party Property Release, the Borrower Representative shall certify, at least three (3) Business Days’ prior to the proposed release, to the Agent, the Calculation Agent, the Paying Agent and each Lender, that the selection of such Financed Property for release does not violate Section 7.1(n);

(iv) the Borrower Representative shall certify pursuant to a certificate of its Responsible Officer, at least three (3) Business Days’ prior to the proposed Property Release date, to the Agent, each Lender, the Calculation Agent and the Paying Agent, that no Trigger Event, Default or Event of Default has occurred and is continuing prior to or after giving pro forma effect to the removal of such Financed Property from the Facility and the application of the Property Release Amount, if any, including, without limitation, pro forma calculation of the Borrowing Base, Debt Service Coverage Ratio, Debt Yield Ratio, Portfolio Delinquency Amount and Loan to Value Ratio, which pro forma calculation shall be attached as a schedule to such certificate and certified by the Borrower Representative and calculated by the Borrower Representative;

(v) if the Property Release Amounts deposited in the Collection Account pursuant to this Section 2.7(a) exceed $5,000,000, then the Agent may give notice to the Paying Agent instructing the Paying Agent to apply such sums to the prepayment of the Advances Outstanding, and the Paying Agent shall so apply such funds within two (2) Business Days after receipt of such notice. If not so applied prior to the Payment Date following deposit of any Property Release Amount pursuant to this Section 2.7(a), the related Property Release Amount shall be due and payable on such Payment Date pursuant to Section 2.8(b); and

(vi) the Borrower Representative shall deliver a Release Premium Report prior to such Property Release.

(b) Prepayments In Connection With Condemnations. In the first Monthly Report delivered after the receipt of any Condemnation Proceeds in the Collection Account pursuant to the provisions of Section 6.3, the Borrower Representative shall state the amount thereof, the identity of the related Property, and whether the related Property is a Financed Property and, if such Property is a Financed Property, the Allocated Loan Amount therefor. If the related Property is a Financed Property, then on the related Payment Date such Condemnation Proceeds shall be applied to repay the Allocated Loan Amount of the related Financed Property, or, if the related Condemnation Proceeds are less than the related Allocated Loan Amount, the portion of the Allocated Loan Amount equal to the related Condemnation Proceeds.

(c) Prepayments In Connection With Insurance Proceeds. In the first Monthly Report delivered after the receipt of any Insurance Proceeds in the Collection Account pursuant to the provisions of Section 6.2(g), the Borrower Representative shall state the amount thereof and, if such Insurance Proceeds relate to any damage, destruction or other casualty affecting any Property, the identity of the related Property, whether the related Property is a Financed Property and, if such Property is a Financed Property, the Allocated Loan Amount therefor. If the related Property is a Financed Property, then on the related Payment Date such Insurance Proceeds shall be applied to repay Advances in an amount equal to the Allocated Loan Amount of the related Financed Property or, if the related Insurance Proceeds are less than the related Allocated Loan Amount, the portion of the Allocated Loan Amount equal to the related Insurance Proceeds.

(d) Prepayments In Connection With Non-Eligible Properties. If the Borrowers are required to repay Advances Outstanding pursuant to Section 2.13, the Borrowers shall deposit or cause to be deposited into the Collection Account the amount required to be repaid on or before the date required under Section 2.13. Upon deposit of any amounts in the Collection Account in compliance with the provisions of Section 2.13, the Borrower Representative shall notify the Agent, the Lenders, the Calculation Agent and the Paying Agent of the deposit and amount thereof, the purpose for which it was deposited, the identity of the related Property, and the Allocated Loan Amount therefor. Upon receipt of the Borrower Representative’s notice referred to above, the Paying Agent shall pay to each Lender its Pro Rata Share of the Advances Outstanding from the amounts deposited by or on behalf of the Borrowers into the Collection Account for such purpose.

(e) Prepayments In Connection With Ratio Compliance. If the Borrowers elect to cure a breach of Section 8.1(r) by repaying the Ratio Cure Amount, upon deposit in the Collection Account of the amounts required pursuant to the Ratio Cure Procedures, the Borrower Representative shall notify the Agent, the Lenders, the Calculation Agent and the Paying Agent of the deposit and amount thereof, and the purpose for which it was deposited. Upon receipt of the Borrower Representative’s notice referred to above, the Paying Agent shall pay to each Lender its Pro Rata Share of the Ratio Cure Amount from the amounts deposited by or on behalf of the Borrowers into the Collection Account for such purpose.

(f) Release of Borrowers. In the event a Borrower has Conveyed or obtained the release of all of its Financed Properties pursuant to Section 2.7(a) above, the Agent shall if requested by the Borrower Representative, and at the Borrowers’ expense, execute, deliver, file and record any release, document or other instrument and take such action that may be necessary or that the Borrower may reasonably request, to evidence the release by the Agent of the Borrower from the Obligations hereunder.

(g) Voluntary Prepayments. If the Borrowers elect to prepay Advances, upon deposit in the Collection Account of the amount of such prepayment, the Borrower Representative shall notify the Agent, the Lenders, the Calculation Agent and the Paying Agent of the deposit and amount thereof. Upon receipt of the Borrower Representative’s notice referred to above, the Paying Agent shall pay to each Lender its Pro Rata Share of the amount deposited by or on behalf of the Borrowers into the Collection Account for such purpose.

Section 2.8 Application of Available Funds; Collection Account.

(a) The Collection Account shall be established and maintained with the Paying Agent. The Agent shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over the Collection Account. None of the Borrowers, the Borrower Representative, the Property Manager, the Back-Up Manager, Guarantors, Sponsor or any Person claiming through or under any of them shall have any right to direct application of funds in the Collection Account until all Obligations have been repaid in full and this Agreement is terminated. So long as no Early Amortization Event, Default or Event of Default shall have occurred and be continuing, the Borrower Representative shall have the right to direct the investment of sums on deposit in the Collection Account in Permitted Investments if (i) such investments are permitted by Applicable Laws and (ii) the maturity date of the Permitted Investment is not later than the date on which funds in the related Collection Account are required for payment of an obligation.

(b) On each Payment Date, the Paying Agent shall, in accordance with the related Payment Date Report, distribute the Available Funds for such Payment Date and any other funds deposited into the Collection Account by or on behalf of the Borrowers not later than the Business Day immediately prior to such Payment Date for distribution, to the extent the Calculation Agent has received notice of such amounts on or prior to the Reporting Date, on such Payment Date in the following order of priority:

(i) first, to the Borrower Representative (for application by Borrower Representative or the applicable Borrower to the purposes described in this clause (i)) the sum of (A) the Senior Property Manager Fees due and payable and (B) the Operating Expenses (other than Property Manager Fees) for the related Collection Period in an amount equal to:

1. if no Ratio Trigger Event, Early Amortization Event or Event of Default has occurred and is continuing (or will result from application of the Available Funds pursuant to this Section 2.8(b) on such Payment Date), zero dollars ($0);

2. if a Ratio Trigger Event has occurred and is continuing (or will result from application of the Available Funds pursuant to this Section 2.8(b) on such Payment Date), the Property Expense Amount to pay Senior Property Manager Fees and Operating Expenses for the Financed Properties and the Net Non-Financed Collections to the Borrower Representative to pay Senior Property Manager Fees and Operating Expenses for the Non-Financed Properties and for such other lawful purposes permitted hereunder as determined by the Borrower Representative; or

3. if an Early Amortization Event or Event of Default has occurred and is continuing (or will result from application of the Available Funds pursuant to this Section 2.8(b) on such Payment Date), the Approved Monthly Expense Amount, or, if no Approved Monthly Expense Amount has been established, then to the payment of Senior Property Manager Fees and Operating Expenses for the Properties as submitted by the Borrower Representative in the applicable Monthly Report, excluding such items thereof as the Agent shall have determined to exclude in its sole discretion;

(ii) second, (x) to the Insurance Reserve Account, the aggregate Insurance Reserve Account Shortfall Amount for such Payment Date and (y) to the Tax Reserve Account, the aggregate Tax Reserve Account Shortfall Amount for such Payment Date;

(iii) third, to pay, pro rata, (A) the Agent Fee owed to the Agent on such Payment Date, together with any costs, expenses or indemnities then due and payable to the Agent, (B) the Paying Agent Fee owed to the Paying Agent on such Payment Date, together with any costs, expenses or indemnities then due and payable to the Paying Agent, (C) the Calculation Agent Fee to the Calculation Agent, together with any costs, expenses or indemnities then due and payable to the Calculation Agent, (D) the Diligence Agent Fees then due and payable to the Diligence Agent, together with any costs, expenses or indemnities then due and payable to the Diligence Agent, (E) any costs, expenses or indemnities then due and payable to the Securities Intermediary and (F) the Back-Up Manager Fee to the Back-Up Manager, together with any costs, expenses or indemnities then due and payable to the Back-Up Manager;

(iv) fourth, pro rata to each Lender, any fees, costs, expenses or indemnities then due or payable under this Agreement or any Loan Document;

(v) fifth, to pay to each Lender, such Lender’s Pro Rata Share of each of the Interest Payment Amount and the Unused Fee for such Payment Date (and any unpaid amounts from any prior Payment Date);

(vi) sixth, to pay to each Lender, such Lender’s Pro Rata Share of any Required Principal Payment Amount to the extent not paid prior to such Payment Date;

(vii) seventh, to the Interest Reserve Account, an amount equal to the Interest Reserve Account Shortfall Amount, if any, as of such Payment Date;

(viii) eighth, to the Renovation Cost Reserve Account, an amount equal to the Renovation Cost Reserve Account Shortfall Amount, if any, as of such Payment Date;

(ix) ninth, if a Ratio Trigger Event has occurred and is continuing, (A) prior to the Ratio Trigger Delay Termination Date, to the Ratio Trigger Reserve Account the amount necessary to reduce the Advances Outstanding such that such Ratio Trigger Event would be cured if such amount were applied to reduce the Advances Outstanding on a pro forma basis and (B) on and after the Ratio Trigger Delay Termination Date, to each Lender such Lender’s Pro Rata Share of the amount necessary to reduce the Advances Outstanding to an amount such that, after giving effect to such reduction, no Ratio Trigger Event shall be continuing;

(x) tenth, during an Early Amortization Event Repayment Period or if an Event of Default exists, to each Lender such Lender’s Pro Rata Share of the Advances Outstanding until the Advances Outstanding have been reduced to zero;

(xi) eleventh, to the payment of the Property Manager Fees and other Operating Expenses not paid pursuant to Section 2.8(b)(i) above; and

(xii) twelfth, to the Borrower Representative (or its designee) all remaining amounts, who may use or apply such amounts for any lawful purpose permitted under this Credit Agreement.

(c) On each Reporting Date, the Borrower Representative will prepare and deliver to the Calculation Agent and the Agent a Monthly Report for the related Collection Period. Upon receipt of such Monthly Report, the Calculation Agent shall review the substance thereof, verify any applicable calculations contained therein and shall prepare and deliver a Monthly Report Confirmation and a Payment Date Report to the Agent (with a copy to the Borrower Representative, the Paying Agent and the Lenders) two (2) Business Days prior to the related Payment Date. Upon the Agent’s approval of each such Payment Date Report, the Agent will forward each such Payment Date Report to the Paying Agent (with a copy to the Borrower Representative and the Lenders) no later than 4:00 p.m. (New York City time) one (1) Business Day prior to the related Payment Date and instruct the Paying Agent to pay the Available Funds in the Collection Account in accordance with such Payment Date Report in the manner set forth in Section 2.8(b).

(d) Distributions pursuant to this Section 2.8 in respect of amounts payable under the Loan Documents shall constitute payment of such amounts by the Loan Parties for all purposes of the Loan Documents.

Section 2.9 Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.9, if prior to the commencement of any Interest Accrual Period for an Advance:

(i) the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Accrual Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii) the Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Accrual Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) for such Interest Accrual Period;

then the Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, the interest rate applicable to the Advances shall be the Alternate Base Rate.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such

Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

(d) In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e) The Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.9, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.9.

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A)

any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Accrual Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Accrual Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for an Advance of, conversion to or continuation of Advance to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for an Advance of or conversion to Alternate Base Rate Advances. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

Section 2.10 [Reserved].

Section 2.11 Increased Costs.

(a) If any Applicable Laws (other than with respect to any amendment made to any Lender’s organizational or governing documents), including those regarding capital adequacy, or any change in, or change in the interpretation or application of, any Applicable Laws or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) subject any Lender to any Applicable Taxes (other than (A) Indemnified Taxes, (B) Applicable Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of any Lender which is not otherwise included in the determination of the LIBO Rate hereunder; or

(iii) shall impose on any Lender any other condition;

and the result of any of the foregoing is to increase the cost to any Lender, by an amount which such Lender deems to be material, of entering, continuing or maintaining the Advances or to reduce any amount due or owing hereunder in respect thereof or shall have the effect of reducing any Lender’s rate of return, then, in any such case, the Borrowers shall promptly deposit into the Collection Account such additional amount or amounts as calculated by such Lender in good faith as will compensate such Lender for such increased cost or reduced amount receivable.

(b) If any Lender shall have determined that any Applicable Laws (whether now existing or hereafter enacted) regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Person with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrowers shall promptly deposit into the Collection Account such additional amount or amounts as will compensate such Lender for such reduction. For the avoidance of doubt, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in Applicable Law” subject to this Section 2.11, regardless of the date enacted, adopted or issued.

(c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.11, it shall notify the Borrowers, the Agent and Paying Agent in writing of the amount payable. A certificate as to any additional amounts payable pursuant to this Section submitted by a Lender to the Borrowers and the Agent shall be conclusive in the absence of manifest error.

Section 2.12 Indemnified Taxes.

(a) Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Applicable Taxes, except as required by Applicable Law. If any Applicable law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any Applicable Tax from any such payment by the applicable Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Applicable Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.12) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the applicable Withholding Agent timely reimburse it for the payment of, any Other Taxes.

(c) Borrower shall indemnify each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Applicable Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.1(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Applicable Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to Lender from any other source against any amount due to the Agent under this Section 2.12(d).

(e) As soon as practicable after any payment of Applicable Taxes by Borrower to a Governmental Authority pursuant to this Section 2.12, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the applicable Withholding Agent, at the time or times reasonably requested by the applicable Withholding Agent, such properly completed and executed documentation reasonably requested by the Withholding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Withholding Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by a Withholding Agent as will enable the Withholding Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(f)(i), (ii) and (iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing,

(i) any Lender that is a U.S. Person shall deliver to the applicable Withholding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Withholding Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Withholding Agent (in such number of copies as shall be requested by the Lender) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Withholding Agent), whichever of the following is applicable:

1. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

2. executed originals of IRS Form W-8ECI;

3. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

4. to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Withholding Agent (in such number of copies as shall be requested by the Lender) on or prior to the date on which such Foreign Lender becomes a Lender under this

Agreement (and from time to time thereafter upon the reasonable request of a Withholding Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Applicable Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the applicable Withholding Agent to determine the withholding or deduction required to be made; and

(iv) For the avoidance of doubt, neither the Calculation Agent nor the Paying Agent shall have any obligation under this Agreement to determine any withholding amount required pursuant to FATCA or otherwise.

(v) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Withholding Agent in writing of its legal inability to do so.

(vi) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Applicable Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.12 with respect to the Applicable Taxes giving rise to such refund), net of all out-of-pocket expenses (including Applicable Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Applicable Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Applicable Tax had never been paid. This paragraph (vi) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Applicable Taxes that it deems confidential) to the indemnifying party or any other Person.

Each party’s obligations under this Section 2.12 shall survive the resignation or replacement of Agent or any assignment of rights by a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.13 Remedies Upon Breach of Representation As To Eligible Property. If at any time any Financed Property no longer qualifies as an Eligible Property or at any time any Borrower, the Borrower Representative, the Property Manager, the Back-Up Manager, the Agent, the Diligence Agent or any Lender determines that any Financed Property that has been represented to be an Eligible Property is not an Eligible Property (in any such case, a “Non-Eligible Property”), the party making such discovery shall promptly notify the other parties of such Non-Eligible Property and the reasons it fails to qualify as an Eligible Property. On or before the last day of the applicable Cure Period, the Borrowers shall either (i) cure the failure of such Non-Eligible Property to constitute an Eligible Property or (ii) repay Advances Outstanding, and/or qualify and deliver additional Eligible Properties as Financed Properties pursuant to Section 2.2, to the extent necessary to cure any Borrowing Base Shortfall, an LTV Ratio in excess of 70% or a Trigger Event resulting from such Non-Eligible Property (together with any other Non-Eligible Properties) failing to constitute an Eligible Property, and in either case provide notice to the Calculation Agent of the Borrowers’ election to proceed under the foregoing (i) or (ii). For the purpose of clause (ii) of the immediately preceding sentence, (i) such Non-Eligible Property shall be deemed to have an Advance Rate, Market Value, Property Value and Asset Purchase Price of zero and (ii) the Debt Service Coverage Ratio, the Debt Yield Ratio and the Portfolio Delinquency Amount shall be recalculated as of the most recently ended Measurement Quarter with the Annualized Net Cash Flow related to such Non-Eligible Property excluded from the applicable calculation. Unless the failure of such Non-Eligible Property to constitute an Eligible Property is cured on or before the last day of the applicable Cure Period, such Non-Eligible Property shall no longer constitute a Financed Property unless and until it subsequently qualifies as an Eligible Property and is re-delivered and qualified pursuant to Section 2.2.

Section 2.14 The Paying Agent.

(a) The Lenders hereby appoint JPMorgan Chase Bank, National Association as the initial Paying Agent and JPMorgan Chase Bank, National Association hereby accepts such appointment.

(b) The Paying Agent hereby agrees that subject to the provisions of this Section 2.14, it shall:

(i) establish and maintain, until the Revolving Period Termination Date, the Loan Account as a separate account for the benefit of the Lenders;

(ii) hold any sums held by it for the payment of amounts due with respect to the Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(iii) give the Agent notice of any default by any Borrower of which a CA/PA Responsible Officer has actual knowledge in the making of any payment required to be made with respect to the Obligations; and

(iv) at any time during the continuance of any such default, upon the written instruction of the Agent (a copy of which shall be provided by the Agent to the Borrower Representative), forthwith pay at the direction of the Agent any sums so held in trust by the Paying Agent.

(c) Any successor paying agent shall be appointed by the Agent, subject to notice thereof being provided to the Lenders by the Agent, and to consent by the Required Lenders; provided that any successor Paying Agent shall be, at the time of such appointment, a Qualified Institution. The Agent shall have the right to approve the fees (including any adjustments or modifications thereto) required to engage the services of any successor paying agent, such approved fee shall constitute the Paying Agent Fee.

(d) The Paying Agent shall be entitled to indemnification, pursuant to Section 2.8(b)(iii), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including litigation costs and reasonable attorneys’ fees and expenses) which may at any time (including at any time following the payment of the obligations under this Agreement, including the Advances Outstanding) be imposed on, incurred by or asserted against the Paying Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Paying Agent under or in connection with any of the foregoing; provided, that the Paying Agent shall not be entitled to the payment of any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Agent resulting from its own gross negligence, or willful misconduct, or fraud. The provisions of this Section shall survive the payment of the Obligations, the termination of this Agreement, and any resignation or removal of the Paying Agent.

(e) The Paying Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Paying Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Paying Agent and, in the absence of gross negligence, willful misconduct or fraud on the part of the Paying Agent, the Paying Agent may conclusively rely on the truth of any statements and written direction or instruction and the correctness of the opinions expressed in any certificates or opinions furnished to the Paying Agent pursuant to and conforming to the requirements of this Agreement.

(f) The Paying Agent shall not be liable for (i) an error of judgment made in good faith by one of its officers; or (ii) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Paying Agent under this Agreement, in each case, unless it shall be proved that the Paying Agent shall have been grossly negligent or acted in fraud or with willful misconduct in ascertaining the pertinent facts.

(g) The Paying Agent shall not be charged with knowledge of any Early Amortization Event, Default or Event of Default unless a CA/PA Responsible Officer obtains actual knowledge of such event or the Paying Agent receives written notice of such event from the Borrowers, the Borrower Representative, any Secured Party or the Agent, as the case may be.

(h) Without limiting the generality of this Section 2.14, the Paying Agent shall have no duty (i) to record, file or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or maintain any such recording, filing or depositing or to subsequently record, refile or redeposit any of the same, (ii) to pay or discharge any Taxes, real property taxes or assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral, (iii) to confirm or verify the contents of any reports or certificates of the Agent or the Calculation Agent delivered to the Paying Agent pursuant to this

Agreement believed by the Paying Agent to be genuine and to have been signed or presented by the proper party or parties or (iv) to ascertain or inquire as to the performance or observance of any of the Borrowers’ representations, warranties or covenants under this Agreement or any other Loan Document.

(i) The Paying Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Paying Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Borrowers under this Agreement.

(j) The Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of a Responsible Officer, any Monthly Report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(k) The Paying Agent may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Paying Agent in good faith and in accordance therewith.

(l) Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to the business of the Paying Agent, shall be the successor of the Paying Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(m) The Paying Agent may: (i) terminate its obligations as Paying Agent under this Agreement (subject to the terms set forth herein) upon at least thirty (30) days’ prior written notice to the Borrowers, the Lenders and the Agent; provided, however, that, without the consent of the Agent and the Required Lenders and, so long as no Event of Default has occurred and is continuing, the Borrower, such resignation shall not be effective until a successor Paying Agent acceptable to the Agent, and to whose appointment the Required Lenders do not object within five (5) Business Days after the Lenders are notified thereof (or such shorter period in which the Required Lenders consent thereto), shall have accepted appointment as Paying Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or (ii) be removed at any time by written demand of the Agent, upon sixty (60) days’ notice delivered to the Paying Agent, the Lenders and the Borrower Representative; provided, however, that, such removal shall not be effective until the appointment of a successor Paying Agent acceptable to the Agent, and to whose appointment the Required Lenders do not object within five (5) Business Days after the Lenders are notified thereof (or such shorter period in which the Required Lenders consent thereto). In the event of such termination or removal, the Agent shall make reasonable efforts to appoint a successor Paying Agent. If, however, a successor Paying Agent is not appointed by the Agent within sixty (60) days after the giving of a notice of resignation, the Agent may petition a court of competent jurisdiction for the appointment of a successor Paying Agent.

(n) Any successor Paying Agent appointed pursuant hereto shall (i) execute, acknowledge, and deliver to the Agent and to the predecessor Paying Agent an instrument accepting such appointment under this Agreement. Thereupon, the resignation or removal of the predecessor Paying Agent shall become effective and such successor Paying Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as Paying Agent under this Agreement, with like effect as if originally named as Paying Agent. The predecessor Paying Agent shall upon payment of its fees and expenses deliver to the successor Paying Agent all documents and statements and monies held by it under this Agreement; and the Agent and the predecessor Paying Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Paying Agent all such rights, powers, duties, and obligations.

(o) In the event the Paying Agent’s appointment hereunder is terminated without cause, the Borrowers shall reimburse the Paying Agent for the reasonable out of pocket expenses of the Paying Agent incurred in transferring any funds in its possession to the successor Paying Agent.

(p) The Paying Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Lender or the Agent; provided, that if the payment within a reasonable time to the Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Paying Agent, not reasonably assured by the Borrowers, the Paying Agent may require reasonable indemnity from the Lenders against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Borrowers.

(q) The Paying Agent hereby agrees that subject to the provisions of this Section 2.14, it shall establish and maintain, until the Commitment Termination Date, the Collection Account, the Insurance Proceeds Account, the Security Deposit Account and each Reserve Account as separate non-interest bearing trust accounts on behalf of the Agent in the name of the Borrower Representative;

(r) The Paying Agent hereby agrees that: (i) the Collection Account, the Insurance Proceeds Account, the Security Deposit Account and each Reserve Account is each, a Securities Account in respect of which the Paying Agent is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), (ii) each item of property (whether cash, a security, an instrument or any other property) credited to the Collection Account, the Insurance Proceeds Account, the Security Deposit Account and each Reserve Account shall be treated as a “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC) and (iii) each of the Collection Account, the Insurance Proceeds Account, the Security Deposit Account and each Reserve Account and any rights or proceeds derived therefrom are subject to a security interest in favor of the Agent arising under this Agreement. The Borrower Representative and Agent hereby direct the Paying Agent, subject to the terms of this Agreement, to identify the Agent on its books and records as the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to each of the Collection Account, the Insurance Proceeds Account, the Security Deposit Account and each Reserve Account and the property held therein and the Paying Agent agrees to do the same. In furtherance of the foregoing, the Paying Agent shall comply with “entitlement orders” within the meaning of Section 8-102(a)(8) of the UCC originated by the Agent with respect to each of the Collection Account, the Insurance Proceeds Account, the Security Deposit Account and each Reserve Account, without further consent by the Borrower Representative. For purposes of the UCC, its “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall be the State of New York.

(s) The Paying Agent shall, by book-entry notation, promptly credit to the Collection Account, the Insurance Proceeds Account, the Security Deposit Account and each Reserve Account, whichever applicable, all property to be credited thereto pursuant to this Agreement and the wire instructions set forth on Annex B hereto.

Section 2.15 The Calculation Agent.

(a) The Lenders hereby appoint JPMorgan Chase Bank, National Association as Calculation Agent, and authorize the Calculation Agent to take such actions and to exercise such powers and perform such duties as are expressly delegated to the Calculation Agent by the terms hereof, together with such other powers as are reasonably incidental thereto and JPMorgan Chase Bank, National Association hereby accepts such appointment.

(i) The duties of the Calculation Agent hereunder shall be limited to those duties expressly set forth in this Agreement.

(ii) In the event of a discrepancy between the calculations received by the Calculation Agent from the Borrowers or the Borrower Representative and the results of the reviews thereof conducted by the Calculation Agent as reflected in any reports provided by the Calculation Agent, the Calculation Agent shall work with such parties to resolve such discrepancy.

(iii) Each of the Borrowers, the Borrower Representative, the Lenders and the Agent agree that so long as the Calculation Agent complies with the terms of clause (ii) above, the Calculation Agent shall have no liability with respect to any calculations that are verified by the Calculation Agent (including pursuant to consultations described in clause (ii) above) that are subsequently determined to be incorrect. For avoidance of doubt, such exculpation from liability shall include, without limitation, any loss, liability or expense of Lenders incurred as a result of lending to Borrowers based on any such erroneous calculations.

(b) Any successor Calculation Agent shall be appointed by the Agent subject to providing notice thereof to the Lenders and the absence of objection thereto by the Required Lenders within five (5) Business Days after being notified thereof (or such shorter period in which the Required Lenders consent thereto). The Required Lenders shall have the right to approve in their respective sole discretion the fees (including any adjustments or modifications thereto) required to engage the services of any such successor Calculation Agent and such approved fee shall constitute the Calculation Agent Fee.

(c) The Calculation Agent shall be entitled to indemnification, pursuant to Section 2.8(b)(iii), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including litigation costs and reasonable attorneys’ fees and expenses) which may at any time (including at any time following the payment of the obligations under this Agreement, including the Advances Outstanding) be imposed on, incurred by or asserted against the Calculation Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Calculation Agent under or in connection with any of the foregoing; provided, that the Calculation Agent shall not be entitled to the payment of any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Agent resulting from its own gross negligence, willful misconduct or fraud. The provisions of this Section shall survive the payment of the Obligations, the termination of this Agreement, and any resignation or removal of the Calculation Agent.

(d) The Calculation Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Calculation Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Calculation Agent and, in the absence of gross negligence, willful misconduct or fraud on the part of the Calculation Agent, the Calculation Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Calculation Agent pursuant to and conforming to the requirements of this Agreement. The Calculation Agent shall not be responsible for verifying any calculations pursuant to this Agreement to the extent information necessary to make such verifications is not provided to it by the Agent, the Borrower Representative or the Borrowers.

(e) The Calculation Agent shall not be liable for (i) an error of judgment made in good faith by one of its officers; or (ii) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Calculation Agent under this Agreement, in each case, unless it shall be proved that the Calculation Agent shall have been grossly negligent or acted in fraud or with willful misconduct in ascertaining the pertinent facts.

(f) The Calculation Agent shall not be charged with knowledge of any Early Amortization Event, Default or Event of Default unless a Responsible Officer of the Calculation Agent obtains actual knowledge of such event or the Calculation Agent receives written notice of such event from the Borrowers, any Secured Party or the Agent, as the case may be.

(g) Without limiting the generality of this Section 2.15, the Calculation Agent shall have no duty (i) to record, file or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or maintain any such recording, filing or depositing or to subsequently record, refile or redeposit any of the same, (ii) to pay or discharge any Taxes, real property taxes or assessments or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral, (iii) to confirm or verify the contents of any reports or certificates of the Borrowers or the Agent delivered to the Calculation Agent pursuant to this Agreement believed by the Calculation Agent to be genuine and to have been signed or presented by the proper party or parties or (iv) to ascertain or inquire as to the performance or observance of any of the Borrowers’ representations, warranties or covenants under this Agreement or any other Loan Document.

(h) The Calculation Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Calculation Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Borrowers under this Agreement.

(i) The Calculation Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of a Responsible Officer, any report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j) The Calculation Agent may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Calculation Agent in good faith and in accordance therewith.

(k) The Calculation Agent shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement (except to comply with its obligations under this Agreement and any other Loan Document to which it is a party) or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Agent or any Lender pursuant to the provisions of this Agreement, unless the Agent, on behalf of the Secured Parties, or such Lender shall have offered to the Calculation Agent reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

(l) The Calculation Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Agent; provided, that if the payment within a reasonable time to the Calculation Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Calculation Agent, not reasonably assured by the Borrowers, the Calculation Agent may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Borrowers.

(m) The Calculation Agent shall not be responsible for the acts or omissions of the Agent, the Borrowers, the Borrower Representative, the Property Manager, the Back-Up Manager, any Lender or any other Person.

(n) Any Person into which the Calculation Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any Person succeeding to the business of the Calculation Agent, shall be the successor of the Calculation Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(o) The Calculation Agent does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the Properties or the Collateral.

(p) If the Calculation Agent shall at any time receive conflicting instructions from the Agent and the Borrowers or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Calculation Agent shall be entitled to rely on the instructions of the Agent. In the absence of fraud, gross negligence or willful misconduct on the part of the Calculation Agent, the Calculation Agent may rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, any monthly Payment Report, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Calculation Agent may rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the parties to this Agreement will hold the Calculation Agent harmless from any claims that may arise or be asserted against the Calculation Agent because of the invalidity of any such documents or their failure to fulfill their intended purpose.

(q) The Calculation Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Calculation Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(r) The Calculation Agent may: (i) terminate its obligations as Calculation Agent under this Agreement (subject to the terms set forth herein) upon at least thirty (30) days’ prior written notice to the Borrowers, the Lenders and the Agent; provided, however, that, without the consent of the Agent and the Required Lenders, such resignation shall not be effective until a successor Calculation Agent acceptable to the Required Lenders shall have accepted appointment as Calculation Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or (ii) be removed at any time by written demand of the Agent upon sixty (60) days’ notice, delivered to the Calculation Agent, the Lenders and the Borrower Representative; provided, however, that, such removal shall not be effective until the appointment of a successor Calculation Agent acceptable to the Required Lenders. In the event of such termination or removal, the Agent shall make reasonable efforts to appoint a successor calculation agent. If, however, a successor calculation agent is not appointed by the Agent within sixty (60) days after the giving of a notice of resignation, the Agent may petition a court of competent jurisdiction for the appointment of a successor calculation agent.

(s) Any successor Calculation Agent appointed pursuant hereto shall (i) execute, acknowledge, and deliver to the Agent and to the predecessor Calculation Agent an instrument accepting such appointment under this Agreement. Thereupon, the resignation or removal of the predecessor Calculation Agent shall become effective and such successor Calculation Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as Calculation Agent under this Agreement, with like effect as if originally named as Calculation Agent. The predecessor Calculation Agent shall upon payment of its fees and expenses deliver to the successor Calculation Agent all documents and statements and monies held by it under this Agreement; and the Agent and the predecessor Calculation Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Calculation Agent all such rights, powers, duties, and obligations.

(t) In the event the Calculation Agent’s appointment hereunder is terminated without cause, the Borrowers shall (i) reimburse the Calculation Agent for the reasonable out-of-pocket expenses of the Calculation Agent incurred in connection with such termination and the related succession by the successor Calculation Agent.

(u) The Loan Parties hereby agree, in connection with an appointment of a successor Calculation Agent, to negotiate in good faith any modifications to this Agreement reasonably requested by such successor Calculation Agent.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1 Conditions to Closing. On or prior to the Effective Date, each of the conditions precedent set forth below shall have been satisfied, as determined by the Agent and the Lenders:

(a) Loan Documents. Each of the Borrowers shall have duly executed and delivered, or caused to be duly executed and delivered, (i) to the Agent and the Lenders: (A) this Agreement, (B) the Security Agreement and (C) the Fee Letter and (ii) to each Lender that has requested a Note, a Note in the amount of such Lender’s Commitment, dated as of the Effective Date, executed by each of the Borrowers and payable to the order of such Lender (each, a “Note”) in substantially the form of Exhibit B attached hereto. In no event shall either the Paying Agent or the Calculation Agent have any obligation to maintain a register of holders of any such Notes, or to register or otherwise monitor transfers thereof.

(b) Limited Guaranty. The Sponsor shall have duly executed and delivered, or caused to be duly executed and delivered, the Limited Guaranty.

(c) Guaranty Agreements. The Guarantors shall have duly executed and delivered, or caused to be duly executed and delivered, the Guaranty Agreement.

(d) Security Agreement. The Borrowers and the Guarantors shall each have duly executed and delivered, or caused to be duly executed and delivered, the Security Agreement.

(e) Property Management Agreement. The Property Manager, the Back-Up Manager and the Borrowers shall have duly executed and delivered, or caused to be duly executed and delivered, the Property Management Agreement and Assignment of Management Agreement.

(f) Assignment of Management Agreement. The Agent shall have received copies of each Assignment of Management Agreement duly executed by each Borrower and each applicable Property Manager.

(g) Environmental Indemnity. Borrowers, Guarantors and Sponsor shall have duly executed and delivered, or caused to be duly executed and delivered, the Environmental Indemnity.

(h) Control Agreements. The Agent and each Lender shall have received copies of the Deposit Account Control Agreements required by the Cash Management Requirements, in each case duly executed by each Borrower, the bank maintaining the related Deposit Account and the Agent.

(i) Collection Account, Reserve Accounts, Insurance Proceeds Account and Account Control Agreement. The Borrower Representative shall have established the Collection Account, the Insurance Proceeds Account, the Security Deposit Account and each Reserve Account as a Securities Account with the Paying Agent. The Borrower Representative, the Borrowers and the Paying Agent shall have duly executed and delivered, or caused to be duly executed and delivered, the Account Control Agreements.

(j) Security Interest. The Agent, pursuant to the Security Agreement, shall have (i) received the certificates representing each of the Pledged Securities and the certificates representing each such Pledged Security shall have been (x) registered in the name of Equity Owner with respect to the Pledged Security relating to the Parent Holdco and such registration shall have been confirmed by the related certificate registrar, (y) registered in the name of Parent Holdco with respect to each Pledged Security relating to the Holdco Guarantors and such registration shall have been confirmed by the related certificate registrar and (z) registered in the name of the Holdco Guarantors with respect to each Pledged Security related to the Borrowers, and, in each case, have a Stock Power (as such term is defined in the Security Agreement) duly executed and delivered in favor of the Agent or in blank and (ii) received evidence in form and substance satisfactory to the Agent that it has a first priority perfected security interest in each of the Pledged Securities, subject to no other Liens. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Agent, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if the Agent determines such filings are necessary in its sole discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest.

(k) Financing Statements. Acknowledgment copies or other evidence of filing acceptable to the Agent of the Financing Statements filed on or before the Effective Date or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent’s security interest in the Collateral (other than the Properties).

(l) Representations and Warranties. Each representation or warranty by each of the Borrowers, each of the Guarantors and Sponsor, the Property Manager, the Back-Up Manager and their respective Affiliates contained herein or in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein).

(m) No Default. No Early Amortization Event, Default or Event of Default shall have occurred and be continuing or result from or exist upon the effectiveness of this Agreement.

(n) No Guarantor Default. No Guarantor Default shall have occurred and be continuing or result from or exist upon the effectiveness of this Agreement.

(o) Consents; Authorizations. All consents, authorizations, permits and approvals of any Governmental Authority or other Person required in connection with the execution and delivery of the Loan Documents and the transactions contemplated thereby shall have been obtained and be in full force and effect.

(p) Completion of Proceedings. All limited liability company and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agent and its counsel shall be satisfactory in form and substance to the Agent and such counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

(q) Opinions of Counsel to the Borrowers, the Property Manager each Guarantor and the Sponsor. The Agent and each of the Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Wick Phillips, LLP, counsel for the Borrowers, the Guarantors, the Property Manager and Sponsor as to such matters as the Agent or any of the Lenders may reasonably request, dated as of the Effective Date and otherwise in form and substance reasonably satisfactory to the Agent and each of the Lenders (and each of the Borrowers hereby instructs such counsel to deliver such opinions to the Agent and each of the Lenders).

(r) Governing Documents. Each Borrower and each Guarantor shall have provided to the Agent and each of the Lenders the executed and delivered Governing Documents of such

Borrower and Guarantor, in form and substance satisfactory to the Agent and each of the Lenders, which provide that each such Borrower and Guarantor is subject to the SPE Requirements. Sponsor shall have provided to the Agent and each of the Lenders copies of its executed and delivered Governing Documents.

(s) Secretary’s Certificates. The Agent shall have received a certificate of the secretary or assistant secretary of (1) each of the Borrowers certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing this Agreement and certifying that attached thereto is a true, correct and complete copy of (i) the certificate of formation or comparable Governing Documents, if any, of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in such Borrower’s jurisdiction of organization, (ii) the Governing Documents of such Borrower as in effect on the date of such certifications, (iii) resolutions duly adopted by the board of directors or comparable governing body of such Borrower authorizing, as applicable, the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and (iv) certificates as of a recent date of the good standing or active status, as applicable, of such Borrower under the laws of its jurisdiction of organization and under the laws of each jurisdiction where such Borrower owns any Properties and (2) each of the Guarantors and Sponsor certifying as to the incumbency and genuineness of the signature of each officer of such Guarantor and Sponsor, as applicable, executing this Agreement and certifying that attached thereto is a true, correct and complete copy of (i) the certificate of formation or comparable Governing Documents, if any, of such Guarantor or Sponsor and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in such Guarantor’s or Sponsor’s jurisdiction of organization, (ii) the Governing Documents of such Guarantor or Sponsor as in effect on the date of such certifications, (iii) resolutions duly adopted by the board of directors or comparable governing body of such Guarantor or Sponsor authorizing, as applicable, the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and (iv) certificates as of a recent date of the good standing or active status, as applicable, of such Guarantor or Sponsor under the laws of its jurisdiction of organization and short-form certificates as of a recent date of the good standing of such Guarantor or Sponsor under the laws of each other jurisdiction where such Guarantor or Sponsor is qualified to do business and where a failure to be so qualified could have a reasonable likelihood of causing a Material Adverse Effect.

(t) Fees and Expenses. The Paying Agent and Calculation Agent shall have received all fees and expenses required to be paid to or on behalf of the Paying Agent and Calculation Agent and each Lender on the Effective Date, including all fees and expenses required hereunder and under the Fee Letter.

(u) No Adverse Effect. The Agent and each Lender shall not have determined that a Material Adverse Effect exists and, in the Agent’s or any Lender’s determination, (i) no event, circumstance or information or matter shall exist that is inconsistent in a material adverse manner with any event, circumstance or information or matter disclosed to the Agent or any Lender by any of the Borrowers, the Guarantors, the Sponsor, the Back-Up Manager or the Property Manager, or (ii) any change whatsoever has occurred that, in the opinion of the Agent or any Lender, could reasonably be expected to have a Material Adverse Effect.

(v) No Market Disruption Event. There shall not, in the opinion of the Agent, or any Lender, have occurred (i) a material adverse change in any of the financial, banking or capital markets including but not limited to lending or repurchase markets, an outbreak or escalation of hostilities or a material adverse change in national or international political, financial or economic conditions, (ii) a general suspension of trading on major national or international stock exchanges, or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services.

(w) Insurance Policies. The Borrowers shall have delivered to the Agent copies of all insurance certificates evidencing satisfaction of the Insurance Requirements.

(x) Power of Attorney. The Borrowers, the Holdco Guarantors and Parent Holdco shall have delivered to the Agent an executed Power of Attorney in the form of Exhibit I hereto.

(y) Certification Regarding Recycled SPEs. The Sponsor shall have duly executed and delivered, or caused to be duly executed and delivered, the Certification Regarding Recycled SPEs.

(z) “Eagle 9” UCC Policy. An “Eagle 9” UCC Policy, or other comparable UCC insurance policy, with respect to the Pledged Security in form acceptable to Lender.

(aa) Other Documents and Information. The Borrowers shall have delivered to the Agent such other documents, certificates, resolutions, instruments and agreements reasonably requested by the Agent.

Section 3.2 Conditions to Adding Financed Properties and Each Advance. The addition of any Property as a Financed Property and each Advance to be made under this Agreement shall be subject to the prior or concurrent satisfaction of the conditions precedent set forth below, in each case to the reasonable satisfaction of the Agent:

(a) Property Addition Notice and Borrowing Notice. The Borrower Representative shall have delivered a completed Property Addition Notice and Borrowing Notice pursuant to Section 2.2, together with the Document Packages for each Property to which the requested Advance relates.

(b) Joinder. If submitted for addition as a Borrower in connection with such requested Advance, each such new Borrower with respect to which such Advance relates is an Eligible Property Owner and has executed and delivered a Joinder, an amendment to the Account Control Agreement, to become a party thereto, and each other Loan Document required to be executed and delivered by it under this Agreement, including, but not limited to, a Power of Attorney, a Security Agreement Supplement, Deposit Account Control Agreements, an “Eagle 9” UCC Policy, or other comparable UCC insurance policy, with respect to the Pledged Security in form acceptable to Lender, and any other Loan Document and all conditions to the effectiveness of such Joinder have, in the opinion of the Agent and each Lender, been satisfied.

(c) Revolving Period Termination Date. The Revolving Period Termination Date has not occurred.

(d) Representations and Warranties. Each representation or warranty by the Borrowers, the Guarantors, the Sponsor, the Back-Up Manager and the Property Manager contained herein or in any other Loan Document shall be true and correct on such date, except to the extent that such representation or warranty expressly relates to an earlier date.

(e) No Default. No Early Amortization Event, Default or Event of Default shall have occurred and be continuing or could reasonably be expected or anticipated to result from such addition or Advance.

(f) No Guarantor Default. No Guarantor Default shall have occurred and be continuing.

(g) Calculation Agent and Diligence Agent Confirmations. The Calculation Agent shall have delivered to the Agent its reports according to the results of its calculations described in Section 2.2(b)(i) and Section 2.2(d), as applicable, and the Diligence Agent shall have delivered to the Agent its certification described in Section 2.2(b)(ii), with respect to all Properties to which such Advance relates.

(h) No Adverse Effect. No Material Adverse Effect has occurred as determined by the Agent.

(i) Property Inspection. Completion of a Property inspection of any proposed Financed Property reasonably satisfactory to the Agent, if required by the Agent.

(j) Mortgage Licensing Compliance. If the Borrowers elect to place Mortgages on the Financed Properties pursuant to Section 4.11(a), no Advance or additional Advance may be made with respect to any Financed Property or proposed Financed Property with a Mortgage thereon that is located in a state in which a Lender has notified the Borrower Representative and the Agent that such Lender is required to obtain one or more license(s), or otherwise take action, to comply with Applicable Law prior to making an Advance or additional Advance on a mortgaged property in such state, until such license(s) have been obtained or such action has been taken; provided, however, each such Lender shall make commercially reasonable efforts to obtain such license(s) or take such action. Accordingly, for purposes of any requested Advance to which this Section 3.2(j) applies, the Property Borrowing Base of any such Financed Property or proposed Financed Property will be excluded from the Borrowing Base for purposes of Section 3.2(k)(ii).

(k) Facility Parameters. The following parameters are satisfied, determined after giving effect to the requested addition or Advance:

(i) the Advances Outstanding will not exceed the Facility Amount;

(ii) the Advances Outstanding will not exceed the Borrowing Base;

(iii) any Lender’s Pro Rata Share of the Advances Outstanding will not exceed such Lender’s Commitment;

(iv) each Reserve Account Deposit Amount will be fully funded and credited to the applicable Reserve Account;

(v) no Trigger Event exists on such date;

(vi) such Advance will not result in more than one (1) Advance being funded on any Business Day or more than one (1) Advance be funded during any calendar week;

(vii) the requirements of Section 2.13 are satisfied with respect to any Non-Eligible Property existing on such date (without regard to any Cure Period) after giving effect to such addition or Advance. For the avoidance of doubt, the requirements of Section 2.13 shall be deemed to be satisfied if the requirements of this Section 3.2 are met assuming any Non-Eligible Property within its applicable Cure Period is treated as if such Cure Period has expired without cure;

(viii) in connection with any Advance, the Loan to Aggregate Market Value Ratio prior to and after giving pro forma effect to such Advance shall not exceed 70%;

(ix) the Agent shall have received an Appraisal or Evaluation with respect to the Properties to be financed on the related Borrowing Date unless the Agent has determined that an Appraisal or Evaluation is not required; provided, however, that if there is a change in Applicable Law or Agent’s interpretation thereof, then such Appraisals or Evaluations will become mandatory in Agent’s sole discretion; and

(x) the Portfolio Delinquency Amount is less than 10% for the ninety (90) day period prior to such requested Advance.

(l) MSA. With respect to any Advance except for the initial Advance, no Property shall be from any MSA that has experienced a five percent (5%) decline in housing prices, measured at any time prior to the Commitment Termination Date, over either the previous calendar quarter or the previous calendar year according to quarterly MSA monitoring performed by S&P CoreLogic Case-Shiller Home Price indices.

ARTICLE 4

PROPERTY MANAGEMENT, VALUATIONS AND RESERVES

Section 4.1 Property Management and Cash Management.

(a)

Property Management Agreement. On or prior to the Effective Date, the Borrower Representative shall have caused each Property owned by the Borrowers to be managed by the Property Manager pursuant to the Property Management Agreement. The applicable Borrower shall cause any Property acquired by any Borrower following the Effective Date to be managed by the Property Manager pursuant to the Property Management Agreement as of the date acquired by such Borrower. Upon the termination of the Property Manager, the applicable Borrower shall cause the related Properties to be managed by a successor Property Manager pursuant to the Property Management Agreement.

(b)	Assignment of Management Agreement. On or prior to the Effective Date, the Property Manager shall have executed and delivered the Assignment of Management Agreement.

(c)

Blocked Accounts. With respect to all security deposits, the applicable Borrower shall use commercially reasonable efforts to deliver to the Agent and the Paying Agent a monthly report detailing the activity in such accounts for the prior calendar month.

(d)	Cash Management Requirements. Each Loan Party shall (collectively, the “Cash Management Requirements”):

(i) establish and maintain the following Deposit Accounts with PNC Bank, National Association for each Borrower: (A) a Borrower Expense Account and (B) Borrower Funding Account (collectively, the “Borrower Deposit Accounts”).

(ii) cause all Borrower Deposit Accounts to be at all times subject to a Deposit Account Control Agreement;

(iii) cause the Collection Account, the Insurance Proceeds Account, each Reserve Account and the Security Deposit Account to be at all times subject to an Account Control Agreement;

(iv) by its own action, or by instructing and causing the Property Manager for each Property to take such action, (A) direct all Tenants to mail rent checks to the Vinebrook Physical Address for deposit into the Borrower Rent Account using the Yardi property management software program (or other substantially similar software program), (B) cause all rents received in the form of electronic or online payments to be deposited (and each electronic or online service provider shall be instructed to deposit) directly into the applicable Borrower Rent Account and (C) deposit all other Collections received by the Property Manager with respect to all Properties managed by the Property Manager directly to the applicable Borrower Rent Account;

(v) cooperate with the Agent in causing all amounts deposited in a Borrower Rent Account to be swept to the Collection Account within two (2) Business Days of receipt in the Borrower Rent Account;

(vi) instruct and cause the Property Manager for each Financed Property of each Borrower to deposit security deposits with respect to all Financed Properties directly to the Security Deposit Account, which holds no amounts other than security deposits for Tenants of the related Borrower;

(vii) deposit or cause any escrow agent for the Conveyance of any Financed Property to deposit all Conveyance Proceeds directly to the Collection Account;

(viii) deposit or cause to be deposited all other Collections and amounts required to be included in Available Funds to the Collection Account; and

(ix) cause all amounts received for Operating Expenses pursuant to Section 2.8(b)(i) to be deposited in the applicable Borrower Expense Account maintained by each Borrower for payment of such Operating Expenses from such account.

(e) Operating Expense Budget. If an Event of Default has occurred and is continuing (or will occur upon application of the Available Funds pursuant to Section 2.8(b)), (i) Borrower Representative shall submit to the Agent and the Lenders a proposed quarterly budget of Operating Expenses, with a proposed monthly expense allocation, for Operating Expenses for all Properties and shall by the second month of each calendar quarter submit a quarterly budget for Operating Expenses for the following calendar quarter and (ii) the Agent shall have the right to approve each such proposed quarterly budget of Operating Expenses, proposed monthly expense allocation and each item contained therein in their respective sole and absolute discretion, and upon such approvals such quarterly budget of Operating Expenses shall constitute the “Approved Quarterly Operating Expense Budget” for such calendar quarter.

Section 4.2 Property Valuations.

(a) Quarterly Valuations. On the fifteenth (15th) day (or if such day is not a Business Day, the immediately preceding Business Day) of the month following each Fiscal Quarter, the Agent shall have the option, at the sole cost and expense of the Borrowers, to order a sample of updated BPOs and AVMs up to ten percent (10%), by Allocated Loan Amount, of the Financed Properties consisting of (i) updated BPOs from the Diligence Agent with respect to five percent (5%), by Allocated Loan Amount, of the Financed Properties and (ii) AVMs from an Approved AVM Supplier with respect to five percent (5%), by Allocated Loan Amount, of the Financed Properties (each, a “Quarterly Sample”). Each Quarterly Sample shall be randomly selected by the Agent with a statistically meaningful sample from the portfolio of Financed Properties which were not included in any of the eight immediately preceding Quarterly Samples and with BPOs or AVMs obtained more than thirty (30) days prior to the date of such selection, including each geographic area in which such Financed Properties are located.

If the Loan To Value Ratio for Financed Properties (calculated with respect to Properties for which BPOs or AVMs were obtained in a Quarterly Sample) is greater than 70% (any such condition, a “Sample Decline”), then the Agent shall have the option in its sole discretion, at the sole cost and expense of the Borrowers and within five (5) Business Days of any such Sample Decline, to order updated BPOs or AVMs from the Diligence Agent or Approved AVM Supplier with respect to an additional 10.0%, by Allocated Loan Amount, of the Financed Properties (each, an “Additional Sample”). Each Additional Sample shall be randomly selected by the Agent with a statistically meaningful sample from the portfolio of Financed Properties, which were not included in any of the four immediately preceding Quarterly Samples and with BPOs or AVMs obtained more than 30 days prior to the date of such selection, including each geographic area in which such Financed Properties are located.

If the Loan To Value Ratio for Financed Properties (calculated with respect to Financed Properties for which BPOs or AVMs were obtained in a Quarterly Sample and a related Additional Sample) is greater than 70%, then the Agent may, in its sole discretion, within five (5) Business Days of such findings, at the sole cost and expense of the Borrowers, obtain updated BPOs or AVMs from the Diligence Agent with respect to all of the Financed Properties.

(b) The Diligence Agent and Approved AVM Supplier shall be required to deliver any such updated BPOs or AVMs required pursuant to Section 4.2(a) above to the Borrower Representative and the Agent not later than thirty (30) days after they are ordered by the Agent. Within five (5) Business Days after receipt of such updated BPOs or AVMs, the Borrower Representative shall deliver to the Agent and the Calculation Agent a BPO and AVM Report showing the calculation of the Loan to Value Ratio taking into account such updated BPOs and AVMs. The Loan To Value Ratio for all Financed Properties and for all purposes under this Agreement will be recalculated based on the updated BPOs and AVMs obtained in connection with any Quarterly Valuation. All updated BPOs and AVMs prepared pursuant to Section 4.2(a) above shall be posted to the Data Site upon completion of such BPOs and AVMs.

(c) In addition to BPOs or AVMs obtained in connection with any Quarterly Valuation, if any Borrower, the Property Manager or the Back-Up Manager obtains any BPO, AVM or any external valuation of any or all Properties, it shall promptly upon receipt thereof provide the Agent and the Diligence Agent with copies of each such BPO, AVM or valuation. Any such additional BPOs or AVMs prepared pursuant to Section 4.2(c) shall be posted to the Data Site upon completion of such BPOs and AVMs.

Section 4.3 Audit and Information Rights.

(a) Each Borrower shall deliver to the Agent and the Lenders information at any time or from time to time reasonably requested by the Agent or any Lender regarding the Advances, the Properties, the Property Manager, the Back-Up Manager, the Guarantors, the Sponsor and the Borrowers. Any reasonable out-of-pocket costs and expenses in connection with any such request shall be paid by the Borrowers. The Agent shall have the right from time to time at all times during normal business hours upon reasonable notice (and, in any event, not more than twice in any calendar year (unless an Event of Default shall have occurred and be continuing, in which case no such restriction shall apply)) to examine such books, records, accounts, agreements, leases, instruments and other documents and the collection systems of the Borrower-Related Parties at the offices of the Borrower-Related Parties or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as the Agent shall desire. After the occurrence of an Event of Default, the Loan Parties shall pay any reasonable costs and expenses incurred by the Agent and the Lenders to examine the Borrower-Related Parties’ records, as the Agent or any Lender shall determine to be necessary or appropriate in the protection of the Lenders’ interest.

(b) Each Borrower shall grant or cause to be granted to the Diligence Agent at reasonable times, subject to reasonable advance notice, and subject to the rights of tenants, access to any of the Financed Properties (or pending Financed Properties) to enable the Diligence Agent to inspect such the Properties.

(c) Each Borrower shall (and shall cause the Property Manager to) cooperate with the Diligence Agent to enable the Diligence Agent to perform various oversight functions with respect to the Properties, including periodic verification that all property taxes have been paid in full.

(d) The Agent (or its third-party auditors, accountants, consultants or appraisers) shall have the right to conduct an annual structured finance audit, including agreed upon procedures, at the cost and expense of the Borrowers.

Section 4.4 [Reserved].

Section 4.5 Interest Reserve Account. On the date of each Advance hereunder, the Borrowers shall deposit (or cause to be deposited from such Advance) in the Interest Reserve Account the Interest Reserve Account Deposit Amount for each Financed Property (to the extent not previously funded) and any Interest Reserve Account Shortfall Amount existing on such date. On each Payment Date, as applicable, (i) in accordance with Section 2.8(b), the Borrowers shall deposit any Interest Reserve Account Shortfall Amount for the Financed Properties existing on such date and (ii) the Paying Agent shall withdraw any Interest Reserve Account Excess Amount identified in the Monthly Report from the Interest Reserve Account and deposit such amount in the Collection Account as Available Funds for such Payment Date. During the continuance of an Event of Default, the Agent may direct the Paying Agent in writing to withdraw all or any portion of the amounts on deposit in the Interest Reserve Account and apply such funds to pay (i) unpaid Interest Payment Amounts, or (ii) the Advances Outstanding, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Agent may determine in its sole discretion. The right to direct the Paying Agent in writing to withdraw and apply amounts on deposit in the Interest Reserve Account in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Agent or any Lenders under this Agreement and the other Loan Documents. Except as expressly set forth in this Section 4.5, the amounts on deposit in the Interest Reserve Account shall not be released to the Borrowers or otherwise available to pay any Obligations.

Section 4.6 Insurance Premiums and Real Property Taxes; Insurance Reserve Account and Tax Reserve Account.

(a) The Borrowers shall pay (or shall cause to be paid) all insurance premiums related to all Properties necessary in order to maintain compliance with the Insurance Requirements for such Properties and all real estate taxes and other governmental assessments for all Financed Properties. For the avoidance of doubt, the Borrower Representative may not use amounts on deposit in the Insurance Reserve Account for the payment of taxes or other governmental assessments relating to any Non-Financed Property.

(b) The Borrower Representative shall, not later than the Reporting Date for each Collection Period, deliver to the Agent, the Diligence Agent and the Calculation Agent a report certifying (i) the amounts paid during the related Collection Period in respect of insurance premiums related to Properties necessary in order to maintain compliance with the Insurance Requirements for such Properties and real estate taxes and other governmental assessments for Financed Properties, (ii) the aggregate insurance premiums related to all Properties paid during the related Collection Period and necessary in order to maintain compliance with the Insurance Requirements for such Properties, (iii) the insurance premiums related to each Property paid during the related Collection Period and necessary in order to maintain compliance with the Insurance Requirements for such Property, (iv) the aggregate real estate taxes or other governmental assessments paid for all Financed Properties during the related Collection Period and (v) the real estate taxes or other governmental assessments paid for each Financed Property during the related Collection Period.

(c) Upon the occurrence of an Event of Default, the Agent may instruct the Paying Agent in writing to remit all or any portion of the amount on deposit in the Insurance Reserve Account and/or the Tax Reserve Account and apply such funds to (i) the costs of maintaining insurance on the Properties in compliance with the provisions of Section 6.2 and/or to the payment of real estate taxes or other governmental assessments with respect to any Properties, or (ii) the Advances Outstanding, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Agent may determine in its sole discretion. The right to instruct the Paying Agent to remit and apply such amounts in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Agent or any Lender under this Agreement and the other Loan Documents. Provided no Event of Default shall exist and remain uncured, the Paying Agent shall disburse the amounts on deposit in the Insurance Reserve Account and the Tax Reserve Account with respect to a Property to the Collection Account as Available Funds for the next Payment Date upon the Conveyance of such Property and the payment in full of the applicable Property Release Amount with respect to such Property. Except as expressly set forth in this Section 4.6, the amounts on deposit in the Insurance Reserve Account and the Tax Reserve Account shall not be released to the Borrowers or otherwise available to pay any Obligations.

Section 4.7 Insurance Proceeds Account.

(a) All repairs to any Property with respect to which any Insurance Proceeds or Condemnation Proceeds have been deposited to the Insurance Proceeds Account shall be deemed to be renovations and all of the provisions of Section 4.8(a), including the requirements for inspections by the Diligence Agent, shall apply to such Properties.

(b) Upon (i) completion of all repairs to any Property in respect of which Insurance Proceeds or Condemnation Proceeds are held in the Insurance Proceeds Account, (ii) receipt by the Agent and the Diligence Agent of a Repair Completion Certificate of a Responsible Officer of the Borrower Representative and (iii) confirmation by the Diligence Agent to the Agent that such repairs have been completed in compliance with the Renovation Standards, the Agent shall direct Paying Agent to withdraw from the Insurance Proceeds Account the related Insurance Proceeds or Condemnation Proceeds on the next Payment Date and deposit such amount in the Collection Account as Available Funds for such Payment Date.

(c) Upon the occurrence of an Event of Default, the Agent may instruct the Paying Agent in writing to remit all or any portion of the amount on deposit in the Insurance Proceeds Account and apply such funds to (i) the costs of completion of the repairs to any Property in respect of which Insurance Proceeds are held in the Insurance Proceeds Account, or (ii) the Advances Outstanding, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Agent may determine in its sole discretion. The right to instruct the Paying Agent to remit and apply such amounts in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Agent or any Lender under this Agreement and the other Loan Documents. Except as expressly set forth in this Section 4.7, the amounts on deposit in the Insurance Proceeds Account shall not be released to the Borrowers or otherwise available to pay any Obligations.

Section 4.8 Renovations and Renovation Cost Reserve Account.

(a) The Borrower Representative shall provide to the Agent, the Lenders and the Diligence Agent a budget and schedule (the “Proposed Scheduled Renovation Work”) describing, if applicable, the Renovation Costs for each Non-Leased Property and the renovation work necessary in the Borrowers’ good faith determination to cause such Non-Leased Properties to be renovated, improved, repaired and completed so as to satisfy the Renovation Standards. The Agent shall cause the Diligence Agent to review the Proposed Scheduled Renovation Work in accordance with the Diligence Agent Agreement. After the Diligence Agent completes its evaluation, the Agent may propose modifications to the Proposed Scheduled Renovation Work for such Non-Leased Properties and upon revision of the Proposed Scheduled Renovation Work in a manner agreed to by the Borrower Representative and the Agent, such revised schedule shall constitute the “Scheduled Renovation Work” for such Non-Leased Property. The Borrowers shall promptly perform all of the Scheduled Renovation Work (i) in compliance with all Applicable Laws and (ii) in a Lien-free, good and workmanlike manner, and shall promptly deliver to the Agent, the Lenders and the Diligence Agent a Certificate of Completion when the Scheduled Renovation Work on a Property has been completed. The Agent shall cause the Diligence Agent to inspect each month at least 10% of all Non-Leased Properties for which the Scheduled Renovation Work has been completed in the prior month for purposes of verifying compliance with the Renovation Standards, such sample to be selected by the Diligence Agent. If the Diligence Agent is not able to access any such Property selected for inspection, the Diligence Agent shall select other Properties to be inspected, such that at least 10% of the Non-Leased Properties for which the Scheduled Renovation Work has been completed in the prior month are so inspected. The Borrowers will cooperate reasonably to enable the Diligence Agent to inspect such Properties before they become occupied. If any such sample shows that more than 5% of such sampled Properties are not then in compliance with the Renovation Standards, the Agent or the Lenders may cause the Diligence Agent to subsequently inspect all or a larger sample of the Non-Leased Properties for which the Scheduled Renovation Work has been completed in the prior month to confirm compliance for such Properties with the Renovation Standards.

(b) The Borrowers shall be required to deposit to the Renovation Cost Reserve Account on the date of the initial Advance, the addition of a Property as a Financed Property hereunder, the date of each subsequent Advance and on each Payment Date, an amount such that the amount on deposit in the Renovation Cost Reserve Account equals an amount (the “Renovation Cost Reserve Account Required Amount”) equal to the aggregate Renovation Costs related to all Non-Leased Properties that on such date of determination are subject to any Scheduled Renovation Work or if Scheduled Renovation Work has not been agreed to, the Proposed Scheduled Renovation Work. Upon completion of the Scheduled Renovation Work, delivery of the related Certificate of Completion and verification by the Diligence Agent in accordance with Section 4.8(a) with respect to a Property, provided no Event of Default has occurred and is continuing, the Paying Agent (at the written direction of the Agent) shall release the related Renovation Cost Reserve Account Required Amount to the Collection Account as Available Funds for the next Payment Date. If the applicable Property ceases to be a Financed

Property pursuant to Section 2.7(a) or Section 2.13, then the Paying Agent shall withdraw any amount on deposit in the Renovation Cost Reserve Account for such Property from the Renovation Cost Reserve Account and deposit such amount in the Collection Account as Available Funds for such Payment Date.

(c) Upon the occurrence of an Event of Default, the Agent may instruct the Paying Agent in writing to remit all or any portion of the amount on deposit in the Renovation Cost Reserve Account and apply such funds to (i) the costs of completion of the Scheduled Renovation Work of any Non-Leased Properties or (ii) the Advances Outstanding, pro rata to each Lender, in such proportion as between items (i) and (ii) above as the Agent may determine in its sole discretion. The right to instruct the Paying Agent to remit and apply such amounts in accordance with the foregoing shall be in addition to all other rights and remedies provided to the Agent or any Lender under this Agreement and the other Loan Documents. Except as expressly set forth in this Section 4.8, the amounts on deposit in the Renovation Cost Reserve Account shall not be released to the Borrowers or otherwise available to pay any Obligations.

Section 4.9 Ratio Trigger Reserve Account.

(a) If, on any Payment Date, no Trigger Event has occurred and is continuing (and none will result from application of the Available Funds pursuant to Section 2.8(b) on such Payment Date), then Agent shall direct Paying Agent to withdraw from the Ratio Trigger Reserve Account any amounts then on deposit in such account and deposit such amounts in the Collection Account as Available Funds for such Payment Date.

(b) Otherwise, amounts deposited in the Ratio Trigger Reserve Account shall be applied as provided in Section 2.8(b)(x).

Section 4.10 Reserve Accounts Generally.

(a) Each Reserve Account shall be established and maintained by the Paying Agent as a Securities Account in the name of the Borrower Representative in trust for the benefit of Agent as agent for the Secured Parties. Each Reserve Account shall, pursuant to the Account Control Agreement, be under the sole dominion and control of the Agent. The Paying Agent on behalf of the Agent shall have the sole right to issue entitlement orders with respect to each Reserve Account. The taxpayer identification number associated with the Reserve Accounts shall be that of the Borrower Representative and the Borrower Representative (and other applicable Borrowers) will report for federal, state and local income taxes, the income, if any, represented by the Reserve Accounts.

(b) Any costs of any Reserve Account shall be deducted from any income or earnings, if any, on amounts on deposit in such Reserve Account and to the extent such income or earnings is not sufficient to pay such costs, such costs shall be deducted from amounts on deposit in such Reserve Account.

(c) All interest or other earnings on Reserve Accounts shall be added to and become a part of the related Reserve Account and shall be disbursed in the same manner as other monies deposited in the applicable Reserve Account. So long as no Early Amortization Event, Default or Event of Default shall have occurred and be continuing, the Borrower Representative shall have the right to direct the investment of sums on deposit in the Reserve Accounts in Permitted Investments if (i) such investments are permitted by Applicable Laws and (ii) the maturity date of the Permitted Investment is not later than the date on which funds in the related Reserve Account are required for payment of an obligation for which the applicable Reserve Account was created. Absent the written instruction of the Borrower Representative, the funds on deposit in the Reserve Accounts shall remain uninvested; provided that, if an Event of Default has occurred and is continuing, the Agent in its sole discretion, shall have the right (but not the obligation) to direct the investment of sums on deposit in the Reserve Accounts in Permitted Investments. The Borrowers shall be responsible for payment of any federal, state or local income or other Applicable Taxes applicable to the interest and other amounts earned on the Reserve Accounts, regardless of to whom any amount in any such Reserve Account is credited or paid. No other investments of the sums on deposit in the Reserve Accounts shall be permitted except as set forth in this Section 4.8(c).

(d) Neither the Agent nor the Paying Agent shall be liable for any loss sustained on the investment of any funds maintained in any of the Reserve Accounts. The Borrowers shall indemnify the Agent and the Paying Agent and hold the Agent and the Paying Agent harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Accounts or the performance of the obligations for which the Reserve Accounts were established. The Borrowers shall collaterally assign to the Agent, as security for the Obligations, all rights and claims the Borrowers may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Accounts.

Section 4.11 Prohibited Conveyance.

(a) If the Borrowers fail to obtain the Agent’s prior written consent to any Conveyance or refinancing of any Property(ies) with an aggregate market value (measured with respect to any such Property as of the date of its conveyance or refinancing) of more than $1,000,000, to the extent not permitted under the Loan Documents, upon the written request of the Agent, the Borrowers shall obtain, grant to Agent (for the benefit of the Secured Parties) and record in the applicable recording offices first priority mortgage liens on all of the Borrowers’ Financed Properties (in each case, pursuant to mortgages, deeds of trust of other forms of security instruments as are required in the subject jurisdiction, in form and substance reasonably acceptable to Agent (collectively, “Mortgages”), and insured by a nationally recognized title insurance company pursuant to a lender’s policy of title insurance in an amount not less than the Allocated Loan Amount of the applicable Financed Property, in form and substance reasonably acceptable to Agent) within sixty (60) days of such request. Notwithstanding anything to the contrary contained herein, the Borrowers may elect, at any time and in their sole discretion, to obtain and grant to Agent (for the benefit of the Secured Parties) Mortgages on the Financed Properties. If Mortgages are granted in jurisdictions that require a cap on the amount secured, such amount shall be no less than 125% of the Allocated Loan Amount, provided that if such excess would result in material additional taxes or fees payable by the Borrowers, then the Agent may in its discretion accept such other cap or alternative arrangement as the Agent may deem appropriate in light of the risk to the Lenders resulting from such cap and such cost to the Borrowers.

(b) In connection with any Mortgages obtained pursuant to Section 4.11(a) above, the Borrowers will pay all costs associated with providing such Mortgages, including all recordation taxes with respect to such Mortgages, any costs and/or expenses related to the preparation and assembly of such Mortgages and the delivery thereof to the proper Governmental Authority for recordation, any reasonable out-of-pocket fees for attorneys and other professionals incurred in connection with the preparation, review on behalf of the Agent and recordation of such Mortgages, and the cost of such lender’s title insurance policies (collectively, the “Mortgage Recording Expenses”).

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties. To induce each Lender, the Paying Agent and the Calculation Agent to enter into this Agreement and the other Loan Documents and to make Advances, each Loan Party hereby represents and warrants to the Agent and each Lender, on the Effective Date and, except to the extent such representation and warranty specifically relates to an earlier date, on each Borrowing Date and each date that any Property is added as a Financed Property that the following statements, and each of the representations and warranties set forth on Schedule 2 hereto are true and correct:

(a) Existence. It is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. It is qualified to do business in every jurisdiction where such qualification is required or where the failure to do so could be reasonably expected to have a Material Adverse Effect.

(b) Power and Authority; Enforceability. It has all necessary corporate, limited liability company or organizational power to enter into, and has taken all necessary corporate, limited liability company or organizational action to authorize the execution, delivery and performance of, this Agreement and the other Loan Documents to which it is a party, and all of the transactions contemplated herein and therein. This Agreement and the other Loan Documents have been duly executed and delivered by it constitutes, and any Loan Documents executed and delivered by it after the Effective Date will constitute, its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, subject to applicable Insolvency Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law. Each Loan Document to which it is a party is in full force and effect.

(c) No Violation. Neither the execution and delivery by it of this Agreement and the other Loan Documents, as applicable, nor the performance by it of its duties and obligations hereunder or thereunder, (i) require any consent or approval of its directors, shareholders, trustees, members or managers, other than any consents or approvals previously obtained, (ii) results or will result in a breach of, or constitutes or will constitute a violation or default under (1) any term or provision of its Governing Documents, (2) any law, rule, regulation, order, judgment, writ, injunction, or decree of any court or Governmental Authority having jurisdiction over its or its property or assets, the violation of which could be reasonably expected to have a Material Adverse Effect or (3) any loan agreement, mortgage, deed of trust, security agreement or lease, or any other contract or instrument binding on or affecting it or its property or assets, the violation of which could be reasonably expected to have a Material Adverse Effect, (iii) requires any approval of stockholders, members or partners or any approval or consent of any Person under any of its Contractual Obligations, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to the Agent or (iv) results or will result in the creation or imposition of any Lien of any nature upon or with respect to any of its properties or assets, whether now owned or hereafter acquired (except the Liens created by the Loan Documents).

(d) Consents; Authorizations. No authorization, consent, approval, license, exemption of, or filing or registration with, or any other action in respect of any other Governmental Authority is or will be necessary for the valid execution, delivery or performance by it of this Agreement and the other Loan Documents to which it is a party except (i) those with have been made or obtained and are in full force and effect and (ii) those filings or recordings contemplated in connection with this Agreement or the other Loan Documents.

(e) Title to Assets. It has good and marketable title to all of the Financed Properties (or, with respect to the Non-Financed Properties and all other assets owned by it, good and marketable title except where a failure to have such title counsel not be reasonably expected to have a Material Adverse Effect), in each case, free and clear of all Liens other than Permitted Liens.

(f) Collateral. It has rights in and the power to transfer each item of Collateral upon which it purports to grant a Lien under this Agreement, the Security Agreement or the other Loan Documents free and clear of any and all Liens other than Permitted Liens. No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in connection with this Agreement or the other Loan Documents. With respect to the security interest granted by it in the Security Agreement, such security interest is a valid first priority security interest in the Collateral, subject only to Permitted Liens, which security interest will, upon the filing of the Financing Statements as provided for in the Security Agreement, be perfected to the extent such security interest can be perfected by possession, filing or control. The execution and delivery of this Agreement, the Security Agreement and the Grant of the Lien under the Security Agreement create a valid, enforceable Lien on the Collateral and the Proceeds thereof. The Filing Offices are the only offices where Financing Statements are required to be filed under the UCC in order to perfect such Lien in all Filing Collateral. Following the filing of the Financing Statements in the Filing Offices, the Lien granted hereunder in all Filing Collateral will be a first priority perfected Lien.

(g) Litigation. There is no litigation pending or threatened, to which it is a party that (i) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereunder or thereunder or (ii) if adversely determined, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

(h) Compliance with Laws. It is in compliance with all Applicable Laws including without limitation those with respect to owning, leasing and maintaining the Properties.

(i) Disclosure. No representation or warranty made by it and contained in any Loan Document or in any other documents, certificates or written statements furnished to the Agent, the Calculation Agent, the Paying Agent, the Diligence Agent and any Lender by or on behalf of any of the Borrowers for use in connection with any Advance or the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by it to be reasonable at the time made, and are not to be viewed as facts and the actual results during the period or periods covered by any such projections may differ from the projected results. There are no material facts known (or which should upon the reasonable exercise of diligence be known) to any Borrower-Related Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to any Lender or the Agent for use in connection with the transactions contemplated hereby.

(j) Environmental Matters. (i) There is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any Property which has not been fully addressed and/or remediated in accordance with Environmental Law or in accordance with any requirements imposed by any Governmental Authority, except for those that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) except as otherwise disclosed to Agent, it does not have any knowledge of, nor has it received, any written notice from any inspector, contractor, property manager, agent of any property manager or Governmental Authority relating to Hazardous Materials or Remediation (as defined in the Environmental Indemnity) in connection with any Property, of liability of any Person pursuant to any Environmental Law or any actual administrative or judicial proceedings in connection with any of the foregoing, except for those that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Solvency. It is and, upon each Borrowing Date, both before and after giving effect to the making of the Advance requested hereunder, the Grant by it hereunder and the consummation of the other transactions contemplated hereunder, will be, Solvent, and intends to remain Solvent. No Insolvency Event has occurred with respect to it and it has not taken any Insolvency Action or action in contemplation or furtherance thereof.

(l) Organization Documents. Since the Effective Date, it has not amended, supplemented, restated or other modified its Governing Document or any other of its organizational or governing documents.

(m) Taxes. It has filed (or obtained effective extensions for filing) all required income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by it, or with respect to any of its properties or assets, which have become due, and income or franchise taxes have been paid except that individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect unless, in each case, the same are not delinquent and are being contested in accordance with the provisions of Section 6.1(u). It has paid, or has provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or threatened by any Governmental Authority against any it, which is not being contested in good faith as provided above if adversely determined could reasonably be expected to have a Material Adverse Effect. No tax liens that have not been discharged have been filed against it or any of its assets (except with respect to any Property, Liens in respect of taxes not yet due and payable).

(n) Anti-Money Laundering Laws. It has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); it has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted and will conduct the requisite due diligence in connection with the Leases and Tenants for purposes of the Anti-Money Laundering laws, including with respect to the legitimacy of the applicable Tenant and the origin of the assets used by the said Tenant to lease the property in question and maintains and will maintain, sufficient information to identify the applicable Tenant for purposes of the Anti-Money Laundering Laws.

(o) OFAC. Neither any Borrower nor any entity owned directly or indirectly by the Sponsor, nor any such Borrower’s or entity’s officers, directors, partners or members or, any Tenant of any Borrower is an entity or person (or owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on OFAC’s most current list of “Specifically Designated National and Blocked Persons” (as such list is published from time to time on the OFAC website, http:www.treas.gof/ofac/t11sdn.pdf, or any replacement thereof promulgated by OFAC, the “OFAC List”); or (iii) who commits or threatens to commit “terrorism”, as that term is defined in EO13224. The Borrowers shall cause the Property Manager, prior to entering into any Lease with a Tenant, to screen each Tenant’s provided name against the OFAC List to confirm such Tenant’s name does not appear on the OFAC List. If a Responsible Officer of any Loan Party obtains knowledge that any Tenant’s name appears on the OFAC List, such Loan Party shall give prompt notice to the Agent and shall take all legally required action with respect to any such Tenant as a result thereof.

(p) ERISA Compliance. Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Applicable Law. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and nothing has occurred which would prevent, or cause the loss of, such qualification. To the extent applicable, such Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, except for those that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, except for those that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension

Liability; (iii) neither such Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither such Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither such Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, in each case that either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Equity Interests and Ownership. (i) the Holdco Guarantors own all of the outstanding and issued Equity Interests in each Borrower, (ii) Parent Holdco owns all of the outstanding and issued Equity Interests in the Holdco Guarantors, (iii) Equity Owner owns all of the outstanding and issued Equity Interests in the Parent Holdco, (iv) Sponsor directly or indirectly owns all of the outstanding and issued Equity Interests in Equity Owner and (v) no Change of Control has occurred. Such Equity Interests and all Equity Interests of the Sponsor have been duly authorized and validly issued and are fully paid and non-assessable. There is no existing option, warrant, call, right, commitment or other agreement to which it is a party requiring, and none of its Equity Interests outstanding, which upon conversion or exchange, would require the issuance by it of its Equity Interests or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, its Equity Interests. The Equity Interest of each Borrower, each Holdco Guarantor and Parent Holdco have been pledged to the Agent for the benefit of the Lenders pursuant to the terms of the Security Agreement.

(r) Governmental Regulation. It is not subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Obligations or which may otherwise render all or any portion of its Obligations unenforceable. It is not a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

(s) Margin Stock. None of the transactions contemplated by any of the Loan Documents will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II. It does not own or intend to carry or purchase, and no proceeds of any Advance or from the pledge of the Collateral will be used to carry or purchase, any “Margin Stock” within the meaning of Regulation U or to extend “Purchase Credit” within the meaning of Regulation U.

(t) Insurance. The Borrowers have obtained and delivered to the Agent certificates evidencing the insurance policies that satisfy the Insurance Requirements. All such policies are in full force and effect. No claims have been made that are currently pending, outstanding or otherwise remain unsatisfied under any such insurance policies that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to any insurance policy, there has been no act or omission would impair the coverage of such policy, the benefits of the endorsement or the validity and binding effect of either such policy or the endorsement in any material respect.

(u) Eligibility. Such Borrower is an Eligible Property Owner. Each Financed Property is an Eligible Property.

(v) Investment Company Act. Such Borrower is not an “investment company” registered or required to be registered under the Investment Company Act.

(w) Fiscal Year and Fiscal Quarters. Such Borrower’s fiscal year ends on December 31 of each calendar year and its fiscal quarters end on March 31, June 30, September 30 and December 31 (each, a “Fiscal Quarter”) of each calendar year.

ARTICLE 6

AFFIRMATIVE COVENANTS

Section 6.1 Affirmative Covenants of the Loan Parties. Each of the Loan Parties covenants with each Lender, the Paying Agent, the Calculation Agent and the Agent that until all Obligations have been repaid in full and this Agreement is terminated:

(a) Compliance With Laws. It shall comply with all Environmental Laws as required by the Environmental Indemnity. It shall comply with all other Applicable Laws.

(b) Maintenance of Existence. It shall maintain its existence and the right to carry on its business and duly procure all necessary renewals and extensions thereof and maintain, preserve and renew all rights, powers, privileges and franchises and conduct its business in the usual and ordinary course; provided, that it shall not be required to maintain, preserve or renew any such rights, powers, privileges or franchises unless the failure to maintain, preserve or renew the same could reasonably be expected to have a Material Adverse Effect. It shall maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear and casualty excepted) and from time to time make, or cause to be made, such repairs, renewals, additions, improvements and replacements thereto as are necessary in order that the business carried on in connection therewith may be properly conducted at all times, except, in each case, where the failure to do so could not be reasonably expected to have a Material Adverse Effect.

(c) Use of Proceeds. It shall use the proceeds of all Advances solely for the purposes described in Section 2.3.

(d) Delivery of Information. It shall furnish, or cause to be furnished, to the Agent:

(i) as soon as available and in any event within sixty (60) days after the end of each fiscal year of Sponsor, the audited consolidated balance sheet of Sponsor and its consolidated subsidiaries (which shall include the Borrowers and the Guarantors) as at the end of such fiscal year and the related consolidated statements of income and cash flows of Sponsor and its consolidated subsidiaries (which shall include the Borrowers and the Guarantors) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in conformity with GAAP, with the opinion thereon of an independent public accountant reasonably acceptable to the Agent, together with such information as shall be reasonably required to permit the reconciliation of the net worth, debt and liquidity of Sponsor as set forth in such financial statements to the Tangible Net Worth, Debt to Tangible Net Worth ratio and Liquidity required to be maintained by Sponsor pursuant to the Sponsor Financial Covenants;

(ii) as soon as available and in any event within thirty (30) days after the end of each fiscal quarter (other than the last fiscal quarter in such fiscal year) of Sponsor and its consolidated subsidiaries (which shall include the Borrowers and the Guarantors), an unaudited consolidated balance sheet of Sponsor and its consolidated subsidiaries (which shall include the Borrowers and the Guarantors) as at the end of each such fiscal quarter and the related statements of income and cash flows of Sponsor and its consolidated subsidiaries (which shall include the Borrowers and the Guarantors) for such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding quarter in the previous fiscal year, all certified as to fairness of presentation and conformity with GAAP (other than with respect to lack of footnotes and being subject to normal year-end adjustments) by a Responsible Officer of Sponsor, together with such information as shall be reasonably required to permit the reconciliation of the net worth, debt and liquidity of Sponsor as set forth in such financial statements to the Tangible Net Worth, Debt to Tangible Net Worth ratio and Liquidity required to be maintained by Sponsor pursuant to the Sponsor Financial Covenants;

(iii) a Monthly Report on each Reporting Date together with a certificate of a Responsible Officer of the Borrower Representative delivered to Agent certifying (a) that the Borrowers, each of the Guarantors, the Sponsor and their respective Affiliates have each complied with all covenants and agreements in the Loan Documents applicable to such Person and (b) that no Early Amortization Event, Default or Event of Default has occurred and is continuing on the date of such certificate, and if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

(iv) promptly after any of its Responsible Officers becoming aware of the occurrence of any Early Amortization Event, Default or Event of Default (but in any event within one (1) Business Day thereafter), a certificate of a Responsible Officer setting forth the details thereof and the action that it is taking or proposes to take with respect thereto;

(v) promptly after any of its Responsible Officers becoming aware of any event or occurrence (including any litigation, whether pending or threatened) that could reasonably be expected to have a Material Adverse Effect (but in any event within one (1) Business Day thereafter), a certificate of a Responsible Officer setting forth the details thereof and the action that it is taking or proposes to take with respect thereto;

(vi) promptly after receipt of written notice of the matters described in Section 2(k) of the Environmental Indemnity;

(vii) as soon as possible, notice of any material changes to its organization or structure or any material change or expansion of its operations or programs;

(viii) promptly upon request by the Agent from time to time, such additional information regarding its financial condition or business or assets (including, without limitation, the Collateral), as the Agent may reasonably request from time to time;

(ix) as soon as practicable but in no event later than five (5) Business Days prior to the acquisition of any such real property by a Borrower, notice that such Borrower intends to acquire real property in a state other than the state or states that such Borrower owned Properties as of the Effective Date; provided that, the Agent shall have the right to approve such acquisition in its sole discretion; and

(x) all information furnished by or on behalf of any Borrower to the Agent or any Lender in connection with the Loan Documents will be true, correct and complete, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

(e) Books and Records. It shall keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare its financial statements in conformity with GAAP.

(f) Further Assurances. It shall at any time or from time to time upon the reasonable request of the Agent, at the Borrowers’ sole cost and expense, (i) furnish to the Agent all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by any Borrower pursuant to the terms of the Loan Documents or reasonably requested by the Agent in connection therewith, in each case to the extent in the possession of the Borrowers, the Borrower Representative or any of their agents; (ii) promptly execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, continuation statements and fixture filings), which are required under any Applicable Laws or may be reasonably requested by the Agent to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Loan Documents or the validity or priority of an such Lien; and (iii) cooperate with each Lender and the Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of any Secured Party hereunder (other than any adverse proceeding between any Borrower-Related Parties, on the one hand and any Lender, Agent, Paying Agent, Calculation Agent and/or Diligence Agent, on the other hand, relating to the transactions contemplated herein). During the existence and continuance of an Event of Default, it shall provide to the Agent and the Lenders, from time to time upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Loan Documents.

(g) SPE Requirements. Since its formation and at all times thereafter it has complied with the following provisions, and it shall:

(i) own no material assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Loan Document;

(ii) not incur any Debt or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than as permitted under Section 7.1(a) or as otherwise permitted under this Agreement;

(iii) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the acquisition, conversion or maintenance of Properties in connection with the Loan Documents;

(iv) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from and to the extent of its own assets; provided, however that the foregoing shall not require its member to make any additional capital contributions to it;

(v) maintain a sufficient number of employees, if any, in light of its contemplated business operations;

(vi) pay the salaries of its own employees, if any, only from and to the extent of its own funds;

(vii) comply with the provisions of its Governing Documents;

(viii) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents without the consent of the Agent;

(ix) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person, and has not and shall not list its assets as assets on the financial statements of any other Person (except that, to the extent required under GAAP or as a matter of Applicable Law its assets may be included in a consolidated financial statement of its Affiliates; provided, that (a) appropriate notation shall be made on such financial statements to indicate the separateness of such Person from such Affiliate and to indicate that such Person’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (b) such assets shall also be listed on such Person’s own separate balance sheet) and file its own tax returns separate from those of any other Person except to the extent such Person is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under Applicable Law;

(x) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business solely in its own name, and shall not identify itself or any of its Affiliates as a division of the other;

(xi) intend to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however that the foregoing shall not require its member to make any additional capital contributions to it;

(xii) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein);

(xiii) except with respect to other Borrowers to the extent permitted by the Cash Management Requirements, not commingle its funds or other assets with those of any Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others;

(xiv) hold all of its assets in its own name;

(xv) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person;

(xvi) except with respect to other Borrowers and/or the Borrower Representative as provided for in the Loan Documents, not hold itself out to be responsible for the debts or obligations of any other Person;

(xvii) not, without the prior unanimous written consent of the holders of 100% of its Equity Interests, take any Insolvency Action;

(xviii) not enter into any transaction with an Affiliate of any of the Borrowers except on terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those available to unaffiliated parties in an arm’s length transaction;

(xix) use separate stationary, invoices and checks bearing its own name;

(xx) allocate fairly and reasonably any shared expenses with an affiliate (including, without limitation, shared office space);

(xxi) except with respect to other Borrowers and/or the Borrower Representative as provided for in the Loan Documents, not pledge its assets to secure the obligations of any other Person; and

(xxii) not form, acquire or hold any subsidiary or own any equity interest in any other entity other than in the case of the Borrower Representative, its equity interest in the Borrowers as expressly permitted under this Agreement or the other Loan Documents.

(h) Litigation. It shall give prompt written notice to the Agent and the Lenders of any litigation or governmental proceedings pending or threatened against it.

(i) Release Premium Report. In connection with a Property Release, it shall provide a report (the “Release Premium Report”) to the Agent and the Calculation Agent detailing the Release Premium, the Release Premium Deduction, the Reduction Amount, the Property Value, the Property Borrowing Base and the Borrowing Base, both before and after giving effect to such Property Release, in form and substance reasonably acceptable to the Agent.

(j) Estoppel Statement. After request by the Agent, it shall within ten (10) Business Days furnish the Agent with a statement, duly acknowledged and certified, setting forth (i) the Advances Outstanding as of such date, (ii) the Interest Rate, (iii) the date interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Obligations evidence by this Agreement and (v) that the Note, this Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(k) Performance and Compliance with Loan Documents. It will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under each Loan Document to which it is a party.

(l) Inspection Rights. The Agent and the Lenders (and their respective agents or professional advisors) shall have the right, from time to time, at their discretion and upon reasonable prior notice to the relevant party, to visit and inspect any of the offices of any Borrower, to discuss the affairs, finances and condition of any Borrower with the officers thereof and independent accountants therefor and to examine, and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, financial statements, collection policies, legal and regulatory compliance, operating and reporting procedures and information systems, their respective directors, officers and employees, or other information and information systems (including without limitation customer service and/or whistleblower hotlines) of the Borrowers, or held by another for a Borrower or on its behalf, concerning or otherwise affecting the Properties, the Loan Documents, the Borrower Representative, Sponsor, the Guarantors or any Borrower. Upon reasonable notice and during regular business hours, each Borrower agrees to promptly provide the Agent and the Lenders (and their respective agents or professional advisors) with access to, copies of and extracts from any and all documents, records, agreements, instruments or information (including, without limitation, any of the foregoing in computer data banks and computer software systems) the Agent and the Lenders (and their respective agents or professional advisors) may reasonably require in order to conduct periodic due diligence relating to the Borrowers in connection with the Properties and the Loan Documents. Each Borrower will make available to the Agent and the Lenders (and their respective agents or professional advisors) knowledgeable financial, accounting, legal and compliance officers for the purpose of answering questions with respect to such Borrower and the Properties and to assist in the Agent’s and the Diligence Agent’s diligence. In addition, the Borrowers shall provide, or shall cause the Borrower Representative and the Property Manager to provide, the Agent and the Diligence Agent (and their respective agents or professional advisors) from time to time, at their discretion and upon reasonable prior notice to the relevant party, with access to such Person to visit and inspect the offices of such Person and to examine, and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, financial statements, collection policies, legal and regulatory compliance, operating and reporting procedures and information systems, their respective directors, officers and employees, or other information and information systems (including without limitation customer service and/or whistleblower hotlines) of such Persons, concerning or otherwise affecting the Properties. All costs and expenses incurred by the Agent, the Lenders and the Diligence Agent (and their respective agents or professional advisors) in connection with the due diligence and other matters outlined in this Section shall be paid pursuant to Section 2.8(b) in an aggregate amount not to exceed $100,000 per year. Notwithstanding the foregoing, all inspections of Properties shall be subject to the rights of tenants pursuant to Leases entered into in accordance with the terms hereof.

(m) HOA Dues. It will pay, or cause to be paid, in full when due all home owners’ association dues and fees for each Property owned by it.

(n) Conversion to Leased Property. It will exercise commercially reasonable efforts to complete and pay for all repairs and make all capital expenditures necessary to repair and renovate any Non-Leased Property owned in accordance with the budget and timeframe submitted to the Agent in connection with the Advance made in respect of such Non-Leased Property and that is necessary to render such Property a Leased Properties.

(o) Maintenance of Properties. The Loan Parties shall keep and maintain (i) the Financed Properties in a good, safe and habitable condition and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto and (ii) all other Properties, except the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in a good, safe and habitable condition and repair (ordinary wear and tear excepted), and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto.

(p) Maintenance of Documents Relating to Properties. The Borrower shall deliver to the Data Site any new Lease entered into by a Borrower with respect to a Financed Property. The Borrower Representative shall maintain at its offices the original (or, if originals are not available, true, complete and correct copies of) Purchase Agreements, Title Insurance Policies, deeds and other documents that are part of each Document Package and shall provide access to the Agent and the Lenders to review each such document in connection with any inspection performed in accordance with Section 6.1(l), above or as otherwise reasonably requested by the Agent or Diligence Agent hereunder.

(q) Defense of Title. The Borrower warrants and will defend the right, title and interest of Lender in and to all Collateral against all adverse claims and demands of all Persons whomsoever.

(r) Operation of Financed Property. Each Loan Party shall cause the Financed Properties to be operated by the Property Manager, under the supervision of the Property Manager, in accordance with the Property Management Agreement and the Property Management Agreement. In the event that the Property Management Agreement expires or is terminated (without limiting any obligation of the Loan Parties to obtain the Agent’s consent to any termination or modification of the Property Management Agreement in accordance with the terms and provisions of this Agreement), the Borrowers shall promptly enter into a replacement Property Management Agreement with Property Manager or another qualified Property Manager (which qualified Property Manager shall be reasonably acceptable to the Agent), as applicable and provide to the Agent an Assignment of Property Management Agreement with respect to such replacement Property Management Agreement. Each Borrower shall: (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Property Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify the Agent of any default under the Property Management Agreement of which it is aware (and post a copy of such notice to a Data Site); and (iii) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Property Manager under the Property Management Agreement, in a commercially reasonable manner.

(s) Property Managers. Each Loan Party shall use commercially reasonable efforts to replace any resigning Property Manager prior to the effective date of such Property Manager’s resignation. In the event a replacement Property Manager is not appointed prior to such resignation, the Loan Parties shall take reasonable steps to assume the obligations of such resigning Property Manager until a replacement Property Manager is appointed.

(t) Taxes and Other Charges. It shall pay, or shall cause to be paid, all Taxes and Other Charges now or hereafter levied or assessed or imposed against any Property or any part thereof as the same become due and payable. It shall maintain receipts, or other evidence for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent and shall furnish, or cause to be furnished, copies thereof to the Agent promptly upon request. It shall not suffer and shall promptly pay and discharge any Lien or charge whatsoever which may be or become a Lien or charge against any Collateral other than Permitted Liens. After prior written notice to the Agent, it may, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Early Amortization Event, Default or Event of Default has occurred; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Borrowers are subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither the Collateral nor any Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) it shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges, from the released Property; (vi) appropriate reserves have been established in accordance with GAAP and (vii) it shall furnish such security as may be required in the proceeding, or as may be requested by the Agent, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. The Agent may apply such security or part thereof held by it at any time when, in its judgment, the validity or applicability of such Taxes or Other Charges are established or the Property or any other of its asset (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien granted hereunder being primed by any related Lien.

(u) Anti-Money Laundering Laws. It will comply with all applicable Anti-Money Laundering Laws and shall provide notice to the Agent and the Lenders, within one (1) Business Day after it obtains knowledge of any Anti-Money Laundering Law regulatory notice or action involving it.

(v) OFAC. It will, prior to entering into a Lease with a Tenant, confirm that such Tenant is not a Person that is the subject of any sanctions administered by OFAC, including any person or entity listed on the OFAC List and not enter into a Lease with a Tenant that is listed on either of such lists. Notwithstanding the foregoing, if a Responsible Officer of any Loan Party determines or obtains knowledge that a Tenant’s name appears on the OFAC List, such Loan Party shall give notice of such determination to the Agent within one (1) Business Day and shall take all legally required action with respect to any such Tenant.

Section 6.2 Insurance.

(a) It shall obtain and maintain, or cause to be maintained, insurance for itself and each Property (and its related improvements and personal property) providing at least the following coverages:

(i) comprehensive “all risk” or special causes of loss form insurance, as is available in the insurance market as of the Effective Date, including, but not limited to, loss caused by any type of windstorm (including hail) on the Properties (A) in an amount equal to one hundred percent (100%) of the “full replacement cost”, which for purposes of this Agreement shall mean actual replacement value of the Properties, subject to a loss limit equal to $25,000,000 per occurrence; (B) containing an agreed amount endorsement with respect to the improvements and personal property at any Property waiving all co-insurance provisions or to be written on a no co-insurance form and (C) providing for no deductible in excess of $25,000 (it being understood that, so long as no Early Amortization Event, Default or Event of Default has occurred and is continuing, (1) Borrowers may utilize a $3,000,000 aggregate deductible stop loss subject to a $25,000 per occurrence deductible and a $25,000 maintenance deductible following the exhaustion of the aggregate, (2) the aggregate stop loss does not apply to any losses arising from named windstorm, earthquake or flood, (3) the perils of named windstorm or flood shall be permitted to have a deductible of five percent (5%) of the total insurable value of the Properties (with a minimum deductible of $250,000 per occurrence for any and all locations), (4) the peril of earth movement including but not limited to earthquake shall be permitted to have a deductible of ten percent (10%) of the total insurable value of the Properties (with a minimum deductible of $250,000 per occurrence for any and all locations) and (5) the peril of “other wind and hail” shall be permitted to have a deductible of three percent (3%) of the total insurable value of the Properties (with a minimum deductible of $250,000 per occurrence for any and all locations)). In addition, it shall obtain (x) if any portion of a Property is currently or at any time in the future located in a federally designated “special flood hazard area”, or other area identified by Agent as having a high or moderate risk of flooding, flood hazard insurance in an amount equal to the maximum amount of coverage available for the applicable Property under the Flood Laws, plus excess amounts as Agent shall require in its sole discretion with deductibles acceptable to Agent, (y) named windstorm insurance in an amount equal to the Probable Maximum Loss (PML) or Scenario Expected Limit (SEL) based upon a storm risk analysis for a 475 year event (such analysis to be secured by the applicable Borrower utilizing a third-party firm qualified to perform such storm risk analysis using the most current RMS software, or its equivalent, to include consideration of storm surge, if applicable, and loss amplification, at the expense of the applicable Borrower at least one time per year or more frequently as may reasonably be requested by Agent and shared with Agent, presented by the Properties located in areas prone to named storm activity); and (z) earthquake insurance in an amount equal to the Probable Maximum Loss (PML) or Scenario Expected Limit (SEL) based upon a seismic risk analysis for a 475 year event (such analysis to be secured by the applicable Borrower utilizing a third-party firm qualified to perform such seismic risk analysis using the most current RMS software, or its equivalent, to include consideration of loss amplification, at the expense of the applicable Borrower at least one time per year or more frequently as may reasonably be requested by Agent and shared with Agent, presented by the Properties located in areas prone to seismic activity); provided, that the insurance pursuant to subclauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this Section 6.2(a)(i);

(ii) business income or rental loss insurance, written on an “Actual Loss Sustained Basis” (A) with loss payable to the Agent for the benefit of the Secured Parties; (B) covering all risks required to be covered by the insurance provided for in Section 6.2(a)(i); (C) in an amount equal to one hundred percent (100%) of the aggregate projected net income plus continuing expenses from the operation of a Property for a period of at least twelve (12) months after the date a Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”); and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property at a Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of thirty (30) days from the date that the applicable Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income or rental loss insurance shall be determined prior to the Effective Date and at least once each year thereafter based on Borrowers’ reasonable estimate of the net income from each Property for the succeeding twelve (12) month period. All proceeds payable to the Agent pursuant to this subsection shall be held by the Agent and shall be applied in Agent’s sole discretion to (x) the Obligations or (y) Operating Expenses approved by Agent in its sole discretion; provided, however, that nothing herein contained shall be deemed to relieve Borrowers of their obligation to pay the Obligations on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iii) at all times during which structural construction, repairs or renovations are being made with respect to any Property, and only if each of the property coverage form and the liability insurance coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance, otherwise known as Owner Contractor’s Protective Liability (or its equivalent), covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy and (B) the insurance provided for in Section 6.2(a)(i), written in a so-called builder’s risk completed value form including coverage for all insurable hard and soft costs of construction (x) on a non-reporting basis, (y) against all risks insured against pursuant to Section 6.2(a)(i), (z) including permission to occupy such Property and (C) with an agreed amount endorsement waiving co-insurance provisions;

(iv) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than $1,000,000 per occurrence; $2,000,000 in the aggregate “per location” and overall $20,000,000 in the aggregate; (B) to continue at not less than the aforesaid limit until required to be changed by the Agent in writing by reason of changed economic conditions making such protection inadequate and (C) to be at least as broad as Insurance Services Offices (ISO) policy form CG 00 01;

(v) if applicable, automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles, containing minimum limits per occurrence of $1,000,000;

(vi) if applicable, worker’s compensation subject to the worker’s compensation laws of the applicable state, and employer’s liability in amounts reasonably acceptable to the Agent;

(vii) umbrella and excess liability insurance in an amount not less than $50,000,000 per occurrence and in the aggregate on terms consistent with the commercial general liability insurance policy required under Section 6.2(a)(iv), and including employer liability and automobile liability, if applicable; and

(viii) upon sixty (60) days’ written notice, such other reasonable insurance, and in such reasonable amounts as the Agent from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Properties located in or around the region in which Properties are located.

(b) All Policies required pursuant to this Section 6.2 shall: (i) be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Agent as to insurance companies, amounts, deductibles, loss payees and insureds and (ii) be issued by financially sound and responsible insurance companies authorized to do business in the states where the applicable Properties are located and having a rating of “A-:IX” or better with an outlook of “Positive” or “Stable” in the current Best’s Insurance Reports or a claims paying ability rating of “A-” or better by S&P or another rating agency selected by Agent, provided, however, that if Borrowers elect to have their insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and one hundred percent (100%) of the first layer of such insurance coverage shall be provided by insurance companies having a claims paying ability rating of “A-” or better by S&P and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P;

(c) All Policies of insurance provided for in Section 6.2(a), except for the Policies referenced in Section 6.2(a)(vi), shall contain clauses or endorsements to the effect that:

(i) no act or negligence of any Borrower, or anyone acting for any Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as the Secured Parties are concerned;

(ii) the Policy shall not be canceled without at least thirty (30) days’ written notice to the Agent and any other party named therein as an additional insured (other than in the case of non-payment in which case only ten (10) days prior notice, or the shortest time allowed by Applicable Law (whichever is longer), will be required) and shall not be changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice;

(iii) the Secured Parties shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

(iv) the issuers thereof shall give notice to the Agent if a Policy has not been renewed ten (10) days prior to its expiration.

(d) Certificates of insurance evidencing the Policies shall be delivered to the Agent on the Effective Date with respect to the current Policies. Further, not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to the Agent, Borrowers shall deliver to the Agent certificates of insurance evidencing the Policies (and, upon the written request of the Agent, copies of such Policies) accompanied by evidence satisfactory to the Agent of payment of the premiums due thereunder (the “Insurance Premiums”).

(e) All Policies of insurance provided for or contemplated by Section 6.2(a), except for the Policy referenced in Section 6.2(a)(iv), shall name the applicable Borrower as the insured and the Agent and its successors and/or assigns as mortgagee and loss payee, as its interests may appear, and in the case of property damage, boiler and machinery, windstorm, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of the Agent providing that the loss thereunder shall be payable to the Agent unless below the Casualty Threshold Amount for a Borrower to handle such claim without the Agent. Additionally, if a Borrower obtains property insurance coverage in addition to or in excess of that required by Section 6.2(a)(i), then such insurance policies shall also contain a so-called New York standard non-contributing mortgagee clause in favor of the Agent providing that the loss thereunder shall be payable to the Agent.

(f) If at any time the Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, the Agent shall have the right, without notice to Borrowers, to take such action as the Agent deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as the Agent in its sole discretion deems appropriate after three (3) Business Days’ notice to Borrowers if prior to the date upon which any such coverage will lapse or at any time the Agent deems necessary (regardless of prior notice to Borrowers) to avoid the lapse of any such coverage. All premiums incurred by the Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrowers to the Agent upon demand and, until paid, shall be secured by the Loan Documents and shall bear interest at the rate set forth in clause (ii) of the definition of Applicable Margin.

(g) In the event of foreclosure of the pledge of the Equity Interest of Borrowers pursuant to the Security Agreement the Policies shall remain in full force and effect.

(h) For the avoidance of doubt, neither this Section 6.2 nor any of the terms defined therein shall be modified, amended or waived without the express written consent of the Agent.

(i) Any blanket insurance Policy shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 6.2(a).

Section 6.3 Condemnation. If a Property is subject to Condemnation, the applicable Borrower shall, promptly after receipt of any Condemnation Proceeds either (i) deposit all or a portion of such Condemnation Proceeds into the Insurance Proceeds Account and promptly commence and diligently pursue the completion of the repair of any damage to such Property resulting from such Condemnation, if applicable and (ii) otherwise deposit all Condemnation Proceeds into the Collection Account, which Condemnation Proceeds shall be applied in accordance with the provisions of Section 2.8(b).

ARTICLE 7

NEGATIVE COVENANTS

Section 7.1 Negative Covenants of the Loan Parties. Each Loan Party covenants with each Lender and the Agent that for so long as this Agreement is outstanding:

(a) Debt. It shall not create, incur, assume, guaranty, or suffer to exist any Debt other than: (i) Obligations owing pursuant to this Agreement and the other Loan Documents; (ii) endorsements of instruments or other payment items for deposit in the ordinary course of business; (iii) overdue accounts payable (A) in respect of Subordinate Property Manager Fees, (B) Operating Expenses which are not paid due to the exercise of the Agent’s budget approval rights during an Event of Default, (C) due to contractors and/or suppliers of materials in amounts not exceeding $1,000,000 in aggregate outstanding at any time and not overdue for more than ninety (90) days, or (D) due to trades accounts payable (without limitation of the immediately preceding Section 7.1(a)(iii)(C)) in amounts not exceeding $1,000,000 in aggregate outstanding at any time and (iv) Capital Lease Obligations not exceeding $250,000 in aggregate outstanding at any time.

(b) Liens; Dispositions. It shall not create, incur, assume or suffer to exist any Lien on all or any part of its assets (including, without limitation, the Collateral) other than Permitted Liens. It shall not sell, convey, transfer, assign or permit any sale, conveyance, transfer or assignment of its assets or any interest therein by operation of law or otherwise, except to the extent contemplated by this Agreement. It shall not sell, assign, convey, encumber or otherwise transfer any Property owned by it except (i) any Conveyance of Financed Properties as permitted pursuant to Section 2.7, and/or (ii) any Conveyance of Non-Financed Properties provided that no Trigger Event, Default or Event of Default exists on the date of such Conveyance as otherwise permitted by this Agreement.

(c) Investments. It shall not directly or indirectly, lend money or extend credit (by way of guarantee, assumption of debt or otherwise) or make advances to any Person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except to the extent contemplated by this Agreement, and except that any Holdco Guarantor may acquire the Equity Interests of any Eligible Property Owner that becomes Borrower under this Agreement.

(d) Mergers; Consolidations; Sales of Assets; Etc. It shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or any sale, lease or transfer of all or any substantial part of its assets.

(e) Line of Business. The Loan Parties shall not enter into any line of business other than the ownership and operation of the Properties (and any ancillary business related to such operation), or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

(f) Subsidiaries. It shall not organize, form or acquire any subsidiaries other than as explicitly provided in this Agreement (and other than the formation by any Holdco Guarantor of any Eligible Property Owner that becomes a Borrower under this Agreement).

(g) Intentionally Omitted.

(h) Bad Acts. The Loan Parties will not permit any of the following:

(i) fraud, malfeasance, gross negligence, willful misconduct, bad faith or intentional misrepresentation or the commission of any criminal act by (i) any Loan Party, any Sponsor or any Affiliate of any Loan Party or any Sponsor in connection with the Facility, including any Advance or any Property or (ii) Property Manager, sub-manager, operator or entity engaged by a Loan Party in connection with the rental, management or operation of any Property, excepting criminal acts by Property Manager, a sub-manager, operator or entity that do not relate to this Facility, any Property or the ability of any such party to perform its obligations under the Loan Documents or that are otherwise immaterial;

(ii) any material physical waste of any Financed Property;

(iii) the imposition of any consensual Lien or other encumbrance on any Property other than that which is expressly permitted under the terms of this Agreement;

(iv) to the extent of available cash flow from the Properties, failure to pay charges for labor or materials or other charges or judgments that can create Liens or other encumbrance on any portion of any Property other than that which is expressly permitted under the terms of this Agreement;

(v) to the extent of available cash flow from the Properties, failure by any Loan Party to pay Taxes (except those Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in the Tax Reserve Account), the result of which creates a Lien on any Property;

(vi) to the extent of available cash flow from the Properties, failure to meet the Insurance Requirement with respect to any Loan Party or any Property;

(vii) the theft, misappropriation or conversion or other failure to remit (to the extent required by the Loan Documents) by any Borrower-Related Party of (A) any Insurance Proceeds paid by reason of any casualty or under any insurance policy, (B) any Condemnation Proceeds, (C) any Conveyance Proceeds or refinancing proceeds to the Collection Account or (D) any other Available Funds or other amounts required to be deposited into any Collection Account, Reserve Account, or any other account established and maintained pursuant to this Agreement;

(viii) except as otherwise required by Applicable Law, the failure to deliver security deposits to the Security Deposit Account;

(ix) a breach by any Loan Party of any “special purpose entity” or separateness obligation set forth in this Agreement or any other Loan Document;

(x) any amendment of any Governing Documents of any Loan Party other than as is expressly permitted under the terms of this Agreement; or

(xi) any Loan Party’s bad faith interference with the Lenders’ exercise of rights or remedies under any of the Loan Documents, at law or in equity.

(i) Restricted Payments. It shall not, directly or indirectly, declare, pay or make any Restricted Payment, or set aside or otherwise deposit or invest any sums for such purpose, or agree to do any of the foregoing; provided, that any Borrower may declare, pay or make Permitted Distributions.

(j) Accounts. It shall not establish, maintain or suffer to exist any Deposit Account or Securities Account by or on behalf of itself except as permitted by this Agreement or another Loan Document.

(k) Electronic Rent Payments. It shall not permit or direct any electronic rent payments to be transferred to or deposited in any account other that a Deposit Account subject to the lien of the Security Agreement.

(l) Equity Interests. It shall not issue or grant any right to any Person to receive, directly or indirectly, any Equity Interests.

(m) No Other Accounts. It shall not, except to the extent expressly permitted by this Agreement, (i) open or permit to remain open any cash, securities or other account with any bank, custodian or institution, (ii) open or permit to remain open any sub-account of any cash, securities or other account with any bank, custodian or institution, (iii) permit any funds of Persons other than the Borrowers to be deposited or held in any of the Collection Account, the Insurance Proceeds Account or the Reserve Accounts or (iv) permit any cash (including any Collections or other proceeds of any Properties) to be deposited or held in any account other than cash and Permitted Investments that could be distributed as a Restricted Payments by a Borrower unless such account is subject to an Account Control Agreement.

(n) No Adverse Selection. It shall not intentionally use selection procedures that identify the Financed Properties, when taken as a whole, as being less desirable or valuable than other comparable assets owned by such Borrower or any Affiliate of such Borrower.

ARTICLE 8

DEFAULT

Section 8.1 Default. Each of the following shall constitute an “Event of Default” under this Agreement:

(a) Failure to Pay. Any Borrower shall default in the payment of (i) the Advances Outstanding on the Scheduled Maturity Date or any Required Principal Payments Amounts when due and payable pursuant to Section 2.7, (ii) any Interest Payment Amount or Unused Fee is not paid in full on any Payment Date and such failure continues for one (1) Business Day, or (iii) any other amount (including other fees, expenses, indemnities or other obligations) payable to the Agent or any other Secured Party hereunder or under any other Loan Document is not paid when due and such failure continues for five (5) Business Days.

(b) Failure to Observe Covenants. (i) Any Borrower shall fail to perform or comply with any term or condition contained in Section 4.1(c), Section 4.1(d), Section 6.1(b), Section 6.1(c), Section 6.1(g), Section 6.1(h), Section 6.1(t), Section 6.1(u), Section 6.2 or Article 7 of this Agreement, (ii) any Borrower shall fail to perform or comply with any other term or condition contained in this Agreement (other than Section 5.1(o) or Section 6.1(v)) or any other Loan Document and such failure specified in this subclause (ii) shall continue for a period of thirty (30) days after the earlier to occur of (1) the date upon which a Responsible Officer of any Borrower-Related Party has knowledge of such failure and (2) the date upon which written notice thereof is given to the Borrower Representative by the Agent or any Lender.

(c) Failure to Observe OFAC. Any failure on the part of any Borrower to duly observe or perform any of its covenants set forth in Section 6.1(v) or the representation and warranty in Section 5.1(o) shall fail to be correct in respect of a Tenant of any Property and, in each case, the applicable Borrower fails to notify OFAC within five (5) days or as otherwise required by Applicable Laws (and Agent and Lenders within one (1) Business Day) of a Responsible Officer obtaining knowledge that such Tenant is on any of the lists described in those sections and promptly take such steps as may be required by OFAC with respect to such Tenant.

(d) Misrepresentation. Any representation or warranty contained in this Agreement (other than Section 5.1(o)) or any other Loan Document shall be or shall have been or proves to be incorrect, false or misleading in any material respect (without duplication of any materiality qualifier contained herein or therein) when made or deemed made, without regard to any knowledge or lack of knowledge thereof by the Agent or any Lender, and such failure continues unremedied (in the Agent’s reasonable determination) for a period of thirty (30) days after the earlier to occur of (1) the date upon which a Responsible Officer of any Borrower-Related Party has actual knowledge of such failure and (2) the date upon which written notice thereof is given to the Borrower Representative by the Agent or any Lender; provided that it shall not be an Event of Default under this clause (d) in the event of a breach of a representation or warranty contained on Schedule 2 hereto so long as the Borrowers comply with the requirements of Section 2.13 within the times required thereunder.

(e) Judgments. Any judgment or order or series of judgments or orders for the payment of money is rendered against any Loan Party by a court of competent jurisdiction, unless such judgment(s) or order(s) has, within thirty (30) days of the entry thereof, been vacated, satisfied, dismissed or bonded pending appeal or, in the case of judgment(s) or order(s) in the aggregate not exceeding $1,000,000 in excess of the amount which is covered by insurance (subject to applicable deductibles), the insurer in respect of which has accepted defense thereof subject only to customary reservations of rights.

(f) Voluntary Bankruptcy; Appointment of Receiver. Any Borrower, the Borrower Representative, any Guarantor or any Sponsor (i) becomes unable, or fails, or admits in writing its inability, to generally pay its debts as such debts become due, (ii) makes an assignment for the benefit of creditors, (iii) files a petition in bankruptcy, (iv) petitions or applies to any tribunal for any receiver or any trustee of such Person or any substantial part of the property of such Person, (v) commences any proceeding relating to such Person under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Agreement is executed or (vi) the board of directors (or similar governing body) of such Person (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 8.1(f).

(g) Involuntary Bankruptcy. If, (i) within forty-five (45) days after the filing of a bankruptcy petition or the commencement of any proceeding against any Borrower, the Borrower Representative, any Guarantor or any Sponsor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, (ii) within forty-five (45) days after the appointment, without the consent or acquiescence of such Person, of any trustee, receiver or liquidator of such Person or all or any substantial part of the properties of such Person, the appointment shall not have been vacated or (iii) any order for relief is granted in any bankruptcy proceeding against such Person.

(h) Dissolution. Any action is taken that is intended to result, or results, in the dissolution, liquidation or termination of the existence of any Borrower.

(i) Tax or ERISA Liens. The IRS shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of any Borrower or any Guarantor and such lien shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of any Borrower or any Guarantor and such Lien shall not have been released within five (5) Business Days.

(j) Lien Not First Priority. The Agent for the benefit of the Secured Parties shall fail for any reason to have a first priority perfected security interest in all or any portion of the Pledged Securities or, other than Permitted Liens, any other Collateral; provided that no Event of Default shall arise hereunder if the failure of the Secured Parties to have a first priority perfected security interests relates only to portions of the Collateral other than the Pledged Securities and/or the pledged Deposit Accounts and Securities Accounts and the related Liens with priority, if any, are in an aggregate amount of $500,000 or less and such failure is cured within fifteen (15) Business Days.

(k) Defaults Under Other Agreements. Any default by any Borrower under any agreement to which such Person is a party, which default is not cured within any applicable cure period or waived and with respect to which the amount due and payable exceeds $1,000,000, singly or in the aggregate.

(l) Property Manager Event of Default. Any Property Manager Event of Default occurs and the Property Manager is not replaced with a successor Property Manager acceptable to the Agent within 30 days.

(m) Termination of the Property Management Agreement, Assignment of Management Agreement or Deposit Account Control Agreement. The Property Management Agreement shall terminate or the Property Manager shall be terminated or resign thereunder and such agreement or manager is not replaced with the Property Management Agreement with the Property Manager (which may include the Property Manager) within thirty (30) days after the date of such termination or resignation (provided that, if the Property Manager has not been replaced as of the date of such termination or resignation, the Property Manager shall undertake the property management duties related to such Properties in accordance with the provisions of this Agreement) and the related Property Management Agreement or any Deposit Account Control Agreement shall terminate or fails to be in place with respect to the Security Deposit Account (within the timeframes required under this Agreement).

(n) Change of Control. A Change of Control shall occur.

(o) Loan Documents. At any time after the execution and delivery thereof, (i) this Agreement or any other Loan Document ceases to be in full force and effect or shall be declared null and void, or the Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Loan Documents with the priority required by the Loan Documents (other than by reason of any act or omission by the Agent or any Lender, where the applicable Loan Parties take such actions as are required under 6.1(f) promptly after written request) or (ii) any Borrower, the Property Manager, any Guarantor, any Sponsor or any of their respective Affiliates shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability under any Loan Document to which it is a party.

(p) Insolvency Opinions. Any of the assumptions contained in any non-consolidation opinion letter delivered by Wick Phillips, LLP on the Effective Date or by any other firm in connection with any Joinder is, or shall become, untrue in any respect.

(q) Guarantor Default. Any Guarantor Default shall occur.

(r) Ratio Compliance. Any of clauses (i) or (ii) below shall exist as of a Reporting Date immediately following a Measurement Quarter, and, in any such case, not be cured in accordance with the Ratio Cure Procedures:

(i) the Debt Service Coverage Ratio is less than 1.25:1.00; or

(ii) the Debt Yield Ratio is less than 7.00%.

(s) Sponsor Financial Covenants. The failure by Sponsor to be in compliance with any Sponsor Financial Covenant.

Section 8.2 Remedies Upon Default.

(a) Upon the occurrence and during the continuance of any Event of Default, the obligation, if any, of each Lender to make Advances shall automatically terminate (unless waived in writing by the Agent and each Lender) and the Agent may, and at the direction of the Required Lenders shall, by notice to the Borrower Representative, declare the Termination Date and/or the Commitment Termination Date to have occurred (provided, that upon the occurrence of any Event of Default described in Section 8.1(f), (g) or (h), no such declaration shall be necessary and the termination of Commitments and the acceleration hereinafter described shall occur automatically), whereupon the Advances Outstanding shall be accelerated and the same, and all interest accrued thereon and all other Obligations, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Loan Documents to the contrary notwithstanding, and the Agent, on behalf of the Lenders, shall have any and all rights and remedies available to it under Applicable Law, this Agreement and the other Loan Documents or otherwise and shall, at the direction of the Required Lenders and subject to compliance with the provisions of Article 9, take such actions and exercise such powers as so directed and to enforce such rights and remedies under Applicable Law, this Agreement and the other Loan Documents, including with respect to the Collateral and in any event, including, without limiting the generality of the foregoing, the right to sell, assign or otherwise dispose of, or credit bid on behalf of the Lenders the Collateral or any part thereof, at one or more public or private sales in accordance with Applicable Law upon such terms and conditions and at prices as it may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, maintenance or safekeeping of any of the Collateral or in any way relating to the Collateral, including the Properties, or the rights of the Agent or the Lenders hereunder, including attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect (or be directed by the Required Lenders), and only after such application and after the payment by the Agent of any other amount required or permitted by any provision of Applicable Law, including Section 9-504(1)(c) of the UCC, need the Agent account for the surplus, if any, to the Borrowers. To the greatest extent permitted by Applicable Law, each Loan Party waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b) No right or remedy herein conferred upon the Agent is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise may be exercised separately or in any combination.

(c) No course of dealing between the Borrowers, on the one hand, and the Agent or any Secured Party, on the other hand, or any failure or delay on any Secured Party or the Agent’s part in exercising any rights or remedies hereunder or under any Loan Document shall operate as a waiver of any rights or remedies of the Agent or any Secured Party and no single or partial exercise of any rights or remedies hereunder or thereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder.

(d) For the avoidance of doubt, any sales, use, excise, value-added, gross receipts (in the nature of a sales tax), services, consumption, and other similar transaction-based taxes, however designated, that are properly levied by any Governmental Authority upon or in respect of the exercise of rights and remedies by the Agent and the other Secured Parties under this Agreement shall be deemed to be, for all purposes, an Advance.

(e) For the avoidance of doubt, the Agent may only use the Power of Attorney after the occurrence and during the continuance of an Event of Default in connection with the exercise of the remedies described in this Section 8.2.

ARTICLE 9

THE AGENT

Section 9.1 Authorization and Action.

(a) Each Lender hereby designates and appoints JPMorgan Chase Bank, National Association (and JPMorgan Chase Bank, National Association accepts such designation and appointment) as Agent hereunder, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. In performing its functions and duties hereunder, the Agent shall act solely as agent for the Lenders and do not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any other party hereto or any of their respective successors or assigns. The Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or Applicable Law. The appointment and authority of the Agent hereunder shall terminate at the indefeasible payment in full of the Obligations.

(b) Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

(c) Notwithstanding any provision to the contrary elsewhere in this Agreement or any Loan Document, to the extent that any Loan Document requires the Agent’s consent to amend, modify, supplement or restate any such Loan Document, the Borrower Representative shall obtain the Agent’s consent prior to any such amendment, modification, supplement or restatement.

Section 9.2 Delegation of Duties. The Agent may execute any of its duties under any of the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 9.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of the Agent, the breach of its obligations expressly set forth in this Agreement) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by any Borrower, the Borrower Representative, the Property Manager, the Back-Up Manager, the Sponsor or any other party in this Agreement or in any other Loan Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Loan Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of any Borrower, the Borrower Representative, any Guarantor, the Property Manager, the Back-Up Manager or any Sponsor to perform any of their respective obligations hereunder or any Loan Document, or for the satisfaction of any condition specified herein or therein. The Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower, the Borrower Representative, any Guarantor, the Property Manager, the Back-Up Manager or any Sponsor.

Section 9.4 Reliance.

(a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Agent), independent accountants and other experts selected by the Agent.

(b) The Agent shall be fully justified in failing or refusing to take any action under any of the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders, on a several basis, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(c) The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Loan Documents in accordance with a request of the Required Lenders or any Lender, as applicable, with respect to matters over which Required Lenders are granted discretion under this Agreement (or if any matter requires consent or direction of Required Lenders and such consent or direction is not provided), and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lenders.

(d) The Agent shall not be deemed to have knowledge of any Early Amortization Event, Default or Event of Default unless it has received written notice thereof from a Borrower, the Borrower Representative, any Guarantor, the Property Manager, the Back-Up Manager, any Sponsor or a Secured Party. In the event that the Agent receives such a notice, it shall promptly give notice thereof to each Lender. The Agent shall take such action with respect to such event as shall be reasonably directed in writing by the Required Lenders.

Section 9.5 Non-Reliance on Agent. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any Borrower, the Borrower Representative, any Guarantor, the Property Manager, the Back-Up Manager or any Sponsor shall be deemed to constitute any representation or warranty by the Agent to the Lenders. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers, the Borrower Representative, any Guarantor, the Property Manager, the Back-Up Manager and any Sponsor and the Collateral and made its own decision to make its Commitment hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers, the Borrower Representative, any Guarantor, the Property Manager, the Back-Up Manager and any Sponsor and the Collateral. Except for notices, reports and other documents received by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower, the Borrower Representative, any Guarantor, the Property Manager, the Back-Up Manager, the Sponsor or the Collateral which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 9.6 Indemnification. Each Lender agrees to indemnify, severally, in proportion to each such Lender’s then-applicable Pro Rata Share, the Agent in its capacity as such (without limiting the obligation (if any) of the Borrowers to reimburse the Agent for any such amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Advances Outstanding) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Agent resulting from its own gross negligence or willful misconduct. The provisions of this Section shall survive the payment of the Obligations, the termination of this Agreement, and any resignation or removal of the Agent.

Section 9.7 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower, the Borrower Representative, any Guarantor, the Property Manager, the Back-Up Manager, any Sponsor and any other party to a Loan Document as though it were not the Agent hereunder. None of the provisions to this Agreement shall require the Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

Section 9.8 Successor Agent. The Agent may resign as Agent upon thirty (30) days’ notice to each Lender and the Borrower Representative with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section. In addition, the Required Lenders may remove the Agent as Agent upon thirty (30) days’ notice to the Agent, each Lender and the Borrower Representative upon a finding certified to by such Required Lenders that the Agent has materially breached its duties hereunder, which notice shall set forth with specificity the nature and dates of any such material breaches. If the Agent shall resign or be removed as Agent under this Agreement, then the Required Lenders shall appoint a successor Agent, which may be a Lender, and, if not a Lender, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed). Any successor Agent shall succeed to the rights, powers and duties of resigning Agent, and the term “Agent” shall mean such successor Agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of the former Agent or any of the parties to this Agreement. After the retiring Agent’s resignation as Agent or the removal of the Agent as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

ARTICLE 10

ASSIGNMENTS AND PARTICIPATIONS

Section 10.1 Assignments and Participations.

(a) Any Lender may, with the prior written consent of the Borrower Representative unless an Event of Default has occurred and is continuing, which consent shall not be unreasonably withheld, conditioned or delayed, sell with novation all or any part of its right, title and interest in, and to, and under the Commitment, the Advances Outstanding and this Agreement, on either a pro rata or senior/subordinate basis or otherwise, in the sole discretion of such Lender (an “Assignment”), to one or more additional Persons, provided that (i) the prior consent of the Borrower Representative will not be required for any Assignment to another Lender, or any Affiliate of any Lender and (ii) other than an assignment of all Commitments and Advances Outstanding of the assigning Lender, then Commitments and Advances Outstanding may not be assigned in amounts less than $5,000,000 and $1,000,000 increments over such amount. Each new Lender shall enter into an assignment and assumption agreement (the “Assignment and Assumption”) assigning the assigning Lender’s (the “Assigning Lender”) rights and obligations, and pursuant to which the Lender accepts such assignment and assumes the assigned obligations. From and after the effective date specified in the Assignment and

Assumption (i) the new Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations (in whole or in part) of the Assigning Lender hereunder and (ii) the Assigning Lender shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents. In no event shall any of the following competitors of the Sponsor be assigned or participate in, any portion of the Facility, unless an Event of Default has occurred and is continuing in respect of a failure of any Borrower to pay principal or interest due under the facility which has continued for thirty (30) days: (1) UBS, (2) Apollo (or Athene), (3) Credit Suisse, (4) Amherst, (5) Pretium or (6) Ares.

(b) Intentionally Omitted.

(c) Each of the Borrowers shall execute supplemental notes in the principal amount of each new Lender’s Pro Rata Share of the Advances substantially in the form of the Note, and such supplemental note shall (i) be payable to order of such new Lender, (ii) be dated as of the Effective Date and (iii) mature on the Scheduled Maturity Date. Each such supplemental note shall provide that it evidences a portion of the existing Obligations hereunder and under the Note and not any new or additional indebtedness of the Borrowers. The term “Note” as used in this Agreement and in all the other Loan Documents shall include all such supplemental notes.

(d) The Agent shall maintain at its domestic lending office, or at such other location as the Agent, shall designate in writing to each Lender and the Borrower Representative, a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of each Lender, the amount of each Lender’s Pro Rata Share of the Advances and the name and address of each Lender’s agent for service of process (the “Register”) and shall provide the Calculation Agent and the Paying Agent with notice of the names and addresses of each Lender and the amount of each Lender’s Pro Rata Share of the Advances after giving effect to such Assignment and Assumption. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and each Lender, and each party hereto may treat each person or entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by the Borrowers, the Paying Agent, the Calculation Agent and each Lender during normal business hours upon reasonable prior notice to the Agent. Any Lender may change its address and its agent for service of process upon written notice to the Agent, which notice shall only be effective upon actual receipt by the Agent, which receipt will be acknowledged by the Agent upon request.

(e) Notwithstanding anything herein to the contrary, any Lender may sell to any financial institution or other entity (such financial institution or entity, a “Participant”) a participation interest in the portion of the Advances made by such Lender (a “Participation”). Except as set forth in Section 10.1(a) regarding competitors of the Sponsor, the prior consent of the Borrower Representative will not be required for any Participation. No Participant shall be considered a Lender hereunder or under the Note or the Loan Documents. No Participant shall have any direct rights under this Agreement, the Note or any of the Loan Documents and a Participant’s rights in respect of such participation shall be solely through the related Lender as set forth in the participation agreement executed by and between the related Lender and such Participant. No participation shall relieve the related Lender from its obligations hereunder or under the Note or the Loan Documents and such Lender shall remain solely responsible for the performance of its obligations hereunder.

(f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System), provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release such Lender from its Commitment hereunder. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each Participant’s interest in the Advance or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

ARTICLE 11

INTENTIONALLY OMITTED

ARTICLE 12

CROSS-GUARANTY

Section 12.1 Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Secured Parties and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations and other obligations owed or hereafter owing to any Secured Party by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Article 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Article 12 shall be absolute and unconditional, irrespective of, and unaffected by:

(a)

the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(b)

the absence of any action to enforce this Agreement (including this Article 12) or any other Loan Document or the waiver or consent by the Agent or any Lender with respect to any of the provisions thereof;

(c)

the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Agent or any Lender in respect thereof (including the release of any such security);

(d)	the insolvency of any Borrower or any of their respective Affiliates; or

(e)	any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

Section 12.2 Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel any Secured Party to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower and the Secured Parties that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Article 12 and such waivers, each Lender would decline to enter into this Agreement and to make any Advance requested hereunder.

Section 12.3 Benefit of Guaranty. Each Borrower agrees that the provisions of this Article 12 are for the benefit of the Secured Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and the Secured Parties, the obligations of such other Borrower under the Loan Documents.

Section 12.4 Waiver of Subrogation, Etc.. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit the Secured Parties and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Article 12, and that each Secured Party and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

Section 12.5 Liability Cumulative. The liability of Borrowers under this Article 12 is in addition to and shall be cumulative with all liabilities of each Borrower to the Secured Parties under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE 13

MISCELLANEOUS

Section 13.1 Amendments and Waivers.

Except as provided in this Section, no amendment, waiver, or other modification of any provision of this Agreement or any schedule or exhibit hereto shall be effective without the written agreement of the Borrowers, the Agent and the Required Lenders; provided that:

(a)	no such amendment, waiver or other modification shall, without the written consent of each Lender adversely affected thereby;

(i) alter or change the Commitment of any Lender;

(ii) extend the Scheduled Maturity Date;

(iii) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest owing under or change the order of the application of Available Funds specified herein;

(iv) reduce (absent payment thereof) the amount of Advances Outstanding, the rate of interest thereon, any fee payable to any Lender or the currency applied to amounts due and payable in respect of the Advances Outstanding;

(v) change any provision of this Section 13.1, the definitions of “Pro Rata Share” or “Required Lenders” or any other provision specifying the number of Lenders or portion of the Advances Outstanding to take action under the Loan Documents;

(vi) release any claims accruing to the Lenders as secured parties hereunder or under Applicable Laws, without the written consent of each Lender;

(vii) accept any additional property as Collateral on any basis other than for the pro rata benefit of the Secured Parties;

(viii) approve any Lien on any Collateral senior to the interest of the Secured Parties’ interest;

(ix) release any Borrower, any Guarantor, any Sponsor, the Property Manager, the Back-Up Manager or any Collateral from the provisions of any Loan Document (except as provided in Section 13.19); and

(b)	no such amendment, waiver or other modification shall:

(i) amend, waive or modify any provision of this Agreement applicable to the Paying Agent without the written consent of the Paying Agent;

(ii) amend, waive or modify any provision of this Agreement applicable to the Calculation Agent without the written consent of the Calculation Agent;

(iii) amend, waive or modify any provision of this Agreement applicable to the Property Manager without the written consent of the Property Manager;

(iv) amend, waive or modify any provision of this Agreement applicable to the Back-Up Manager without the written consent of the Back-Up Manager;

(v) amend, waive or modify any provision of this Agreement applicable to the Diligence Agent without the written consent of the Diligence Agent;

(vi) amend, waive or modify any provision of this Agreement applicable to the Borrower Representative without the written consent of the Borrower Representative;

(vii) adversely affect in any material respect the interests of any account bank without the written consent of such account bank; or

(viii) postpone any payment or deposit of Collections without the written consent of the Agent.

Notwithstanding the foregoing, any amendment, waiver or other modification of any provision directly affecting any payment Obligation to any Lender shall require the written consent of such Lender.

Section 13.2 Governing Law; Consent to Jurisdiction.

THIS AGREEMENT AND ANY CLAIM WITH RESPECT HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN §§5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN.

EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 13.3 Waiver of Jury Trial. Each party hereto hereby expressly waives, to the fullest extent it may effectively do so under Applicable Law, any right to a trial by jury in any action or proceeding to enforce or defend any rights or remedies under or pursuant to this Agreement or under any other Loan Document, and agrees, to the fullest extent it may effectively do so under Applicable Law, that any such action or proceeding shall be tried before a court and not before a jury.

Section 13.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Loan Party, whether by operation of law or otherwise, without the prior written consents of the Agent and the Lenders. Each Lender may assign their rights, interests or obligations under this Agreement as provided in Article 10 hereof. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns (including by operation of law).

Section 13.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given and received (a) when sent by telecopy, upon receipt of an electronically generated confirmation of receipt by the addressee, or delivered personally or (b) upon receipt of email confirmation of receipt by addressee after being sent by email (subject to the last sentence of this Section 13.5) or (c) on the first (1st) Business Day after being sent by nationally recognized overnight delivery service or (d) on the third (3rd) Business Day after being sent by registered or certified U.S. mail (postage prepaid, return receipt requested) to the parties at the telecopy number, email address or street address set forth below or in a counterpart agreement:

Any Borrower:

c/o Nexpoint Real Estate Advisors

2515 McKinney Ave, Suite 1100

Dallas, Texas 75201

Attn: Brian Mitts

Email: bmitts@nexpoint.com

with a copy to:

c/o Nexpoint Real Estate Advisors

2515 McKinney Ave, Suite 1100

Dallas, Texas 75201

Attn: D.C. Sauter

Email: dsauter@nextpoin.com

with a copy to:

c/o Vinebrook Homes Trust, Inc.

3500 Park Center Drive, Suite 100

Dayton, Ohio 45414

Attn: Dana Sprong

Email: dana.sprong@vinebrookhomes.com

and with a copy to:

Wick Phillips Gould & Martin LLP

3131 McKinney Avenue, Suite 100

Dallas, Texas 75204

Attn: Chris Fuller and Rachel Sam

Emails: chris.fuller@wickphillips.com and

rachel.sam@wickphillips.com

Agent, Calculation Agent or Paying Agent:

JPMorgan Chase Bank, N.A.

Attention: ABS Principal Finance, Joseph Celeste

383 Madison Avenue, Floor 08

New York, New York 10179

Telephone Number: (212) 834-5709

and

JPMorgan Chase Bank, N.A.

Attention: Sophia Redzaj

500 Stanton Christiana Road, Floor 01

Newark, Delaware 19713

Telephone Number: (302) 634-1381

Facsimile Number: (302) 504-8969

E-mail: spg_mf_team@jpmorgan.com

Each Lender:

At its address next to its signature on the signature pages to this Agreement or as set forth in the related Assignment and Assumption.

Notwithstanding anything to the contrary in the foregoing, notice by email shall not constitute notice under this Agreement if given (a) pursuant to Section 4.11, Article 8 or the definitions of the terms “Cure Period” or “Property Manager Event of Default” or (b) to demand payment, indemnification or reimbursement.

Section 13.6 Data Site; Access to Information.

(a) Data Site. The Borrowers shall have established, for the purpose of posting the Document Packages relating to Advances and the notices, reports, valuations, inspections, Borrowing Notices, certifications, documents and other deliverables under this Agreement and the other Loan Documents as contemplated by Section 13.6(b), an on-line data website which provides prompt email notification to the Agent, the Lenders, the Calculation Agent, the Paying Agent, the Diligence Agent, the Borrowers, the Back-Up Manager and the Property Manager of any item posted thereto and which shall be owned by and under the sole control of the Agent (the “Data Site”). The Agent, each Lender, the Borrowers, the Property Manager, the Back-Up Manager, the Guarantors, the Sponsor, the Diligence Agent, the Paying Agent and the Calculation Agent shall each be granted access to the Data Site, in each case subject to agreement by each of such Persons to confidentiality and use restrictions from time to time prescribed by the Agent. The Agent shall have no liability for any use made of the Data Site or for any inability of any of Lender, the Borrowers, the Back-Up Manager, the Property Manager, the Guarantors, the Sponsor, the Diligence Agent and the Calculation Agent to access the Data Site at any time or from time to time. The cost of establishing and maintaining the Data Site has and shall be paid by the Borrowers. Each Borrower and the Borrower Representative will and will cause their respective representatives to comply with all procedures established by the Agent from time to time for the delivery, maintenance and use of documents to Data Site. Without limitation of the foregoing, no Party shall modify, alter or remove any document or information previously delivered to the Data Site except to the extent necessary to correct any error or omission, or to remove any confidential information erroneously delivered to the Data Site, in each case with the consent of the Agent and the Borrower Representative.

(b) Access to Information. Concurrently with the delivery of any notice, report, valuation, inspection, Document Package, Borrowing Notice, certification, document or other deliverable under this Agreement or any other Loan Document, the party required to provide such notice or deliver such deliverable, including, without limitation, the Borrowers, the Borrower Representative, the Property Manager, the Back-Up Manager, the Agent, the Lenders, the Calculation Agent and the Diligence Agent, shall post the same to the Data Site. Any notice or deliverable required to be delivered under the Agreement or any other Loan Document shall be deemed to be delivered on the date such notice or deliverable is posted to the Data Site if posted prior to 4:00 p.m. New York time on such date.

(c) Data Site Unavailability. If the Data Site is not available or not functioning for any reason, the parties hereto agree that, until the Data Site is available, if such party is the party required to provide any notice, report, valuation, inspection, Document Package, Borrowing Notice, certification, document or other deliverable under this Agreement or any other Loan Document, such party shall deliver such notice or deliverable to each party to which the same is required to be delivered pursuant to the terms of this Agreement by electronic mail and each such notice or deliverable shall be deemed posted to the Data Site upon receipt of email confirmation of receipt by addressee of such electronic mail and, promptly after the Data Site becomes available for use, post each such notice or deliverable that such party has delivered by electronic mail to the Data Site.

Section 13.7 Severability. If any provision of this Agreement is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction. The remaining provisions of this Agreement shall be valid and binding and shall remain in full force and effect as though such provision was not included.

Section 13.8 Entire Agreement; Amendments; No Third Party Beneficiaries. This Agreement and the other Loan Documents represent the entire agreement between the parties hereto with regard to the matters addressed herein and therein and all prior agreements are superseded hereby. This Agreement may be amended only by a written instrument executed and delivered in accordance with the provisions of Section 13.1. Except as otherwise expressly provided herein, the parties hereby agree that no Person other than the parties hereto shall have any rights, remedies, or benefits under any provision of this Agreement.

Section 13.9 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 13.5), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender for any Liabilities arising solely from the Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 13.10 Expenses. Each of the Borrowers agrees to pay (a) all the Agent’s out-of-pocket and reasonable invoiced costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby, (b) all the reasonable invoiced fees, expenses and disbursements of external counsel to the Agent, Calculation Agent and Paying Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrowers, any Guarantor or any Sponsor, (c) all the out-of-pocket and reasonable invoiced costs and expenses of creating and perfecting Liens in favor of the Agent for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable, invoiced fees, expenses and disbursements of external counsel to the Agent and of external counsel providing any opinions that the Agent may request in respect of the Collateral or the Liens created pursuant to the Loan Documents, (d) all the out-of-pocket and reasonable invoiced costs and expenses (including the reasonable invoiced fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Paying Agent, the Calculation Agent, the Diligence Agent and the Agent and their respective external counsel) in connection with the custody or preservation of any of the collateral under the Security Agreement, (e) after the occurrence of a Default or an Event of Default, all out-of-pocket and reasonable invoiced costs and expenses, including external attorneys’ fees and costs of settlement, incurred by each Lender and the Agent in enforcing any Obligations or in collecting any payments due from the Borrowers hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, proceeds from, or other realization upon any of the collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings and (f) the Agent’s out-of-pocket and reasonable invoiced costs and expenses for, and reasonable invoiced disbursements of the Agent’s auditors, accountants, consultants or appraisers incurred by the Agent in connection with any of the foregoing. The Borrower Representative, on behalf of the Borrowers, shall pay on demand any and all stamp, sales, excise and other, similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and the other Loan Documents. Amounts payable under this paragraph will be payable promptly on the Effective Date (or the effective date of the applicable amendment, waiver or modification) in the case of clauses (a) and (b), upon receipt of invoice in the case of clause (e) above, and otherwise on the first Payment Date after such amounts have been invoiced and verified by the Borrower Representative to meet the requirements set forth herein (provided that Borrower may not unreasonably withhold or delay such verification, and such verification shall be deemed made if the Borrower has not objected in writing within ten (10) Business Days after receipt of such invoices).

Section 13.11 Indemnity.

Without limiting any other rights which any Secured Party may have hereunder or under Applicable Law (including the right to recover damages for breach of contract and the rights pursuant to Sections 13.10), each Loan Party hereby agrees to indemnify, on a joint and several basis, each of the Secured Parties and their respective directors, officers, employees, affiliates, agents, advisors, sub-agents and the parent company or holding company that controls such Person (each, an “Indemnified Party”), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable external attorneys’ fees and disbursements and Applicable Taxes awarded against or incurred by such Indemnified Party to the extent relating to or arising from or as a result of this Agreement or the funding or maintenance of Advances made by a Lender hereunder; provided, however, that the Loan Parties shall not be required to indemnify any Indemnified Party to the extent of any amounts resulting from the gross negligence, fraud or willful misconduct of such Indemnified Party, or such Indemnified Party’s breach of its obligations under the Loan Documents. Any amounts subject to the indemnification provisions of this Section 13.11 shall be paid by the Loan Parties to the related Indemnified Party within ten (10) Business Days following written demand therefor. The provisions set forth in this Section 13.11 shall survive the termination of this Agreement.

Section 13.12 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under Applicable Laws shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the Advances Outstanding shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Advances made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to each Lender an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of each Lender and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall, at each Lender’s option, be applied to the Advances Outstanding or be refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by each Lender exceeds the Highest Lawful Rate, a Lender may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

Section 13.13 Set-off. In addition to any rights and remedies of any Secured Party hereunder and by law, the Agent and each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by Applicable Law, to set-off and appropriate and apply against any Debt of any of the Borrowers or any of their respective subsidiaries to the Agent, any such Lender or any of their respective Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from the Agent, any Lender or any of their respective Affiliates thereof to or for the credit or the account of any Borrower or any of their respective subsidiaries. The Agent and each Lender agrees promptly to notify the Borrowers after any such set off and application made by such Person; provided that the failure to give such notice shall not affect the validity of such set off and application. The Agent and each Lender shall at any time have the right, in each case until such time as it determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that it would otherwise be obligated to pay, remit or deliver to any Borrower hereunder if an Event of Default or Default has occurred.

If any Lender, whether by set-off or otherwise, has payment made to it with respect to any Obligations in a greater proportion than that received by any other Lender entitled to receive a ratable share of such payment, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations so that after such purchase each Lender will hold its ratable proportion of such Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding anything to the contrary herein, any Lender’s exercise of set-off rights shall not change or reduce the obligations of the Loan Parties to any other Lender under the Loan Documents.

Section 13.14 Confidentiality.

(a) Each of the parties hereto hereby acknowledges and agrees that the Loan Documents and all written or computer-readable information received by such party from any other party regarding the terms set forth in any of the Loan Documents or the transactions contemplated thereby, and any information obtained through the exercise of inspection rights under Section 6.1(l) (the “Confidential Information”) shall be kept confidential and shall not be divulged to any party without the prior written consent of any Borrower-Related Party, on the one hand, or Agent and/or Lender, on the other hand, as parties to the Loan Documents or the party providing such Confidential Information, as applicable, except (i) to its affiliates, controlling persons, controlling persons of any affiliates, officers, directors, employees, investors, potential investors, sources of financing (in the case of participations, subject to Section 10.1), hedging counterparties, any prospective hedging counterparties, any prospective source of financing or their respective Affiliates, nationally recognized statistical rating organizations, agents, counsel, accountants, subservicers, auditors, advisors or representatives (such Persons, “Excepted Persons”); provided, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of other parties hereto that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, such party hereto and its Affiliates, and shall not be further disclosed by such Excepted Person, (ii) to the extent it is (a) required by Applicable Law (including filing a copy of this Agreement and the other Loan Documents (other than the Fee Letter)) as exhibits to filings required to be made with the Securities and Exchange Commission, or in connection with any legal or regulatory proceeding or (b) requested by any Governmental Authority to disclose such information, (iii) to the extent that (a) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (b) any of the Confidential Information are in the public domain (including a filing of this Agreement and the other Loan Documents (other than the Fee Letter) with the Securities and Exchange Commission as described above) other than due to a breach of this covenant, (c) in connection with any assignment or Participation or proposed assignment or Participation in compliance with Article 10, or (d) in the event of an Event of Default any Lender or the Agent determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Collateral or otherwise to enforce or exercise their rights hereunder or (iv) by a Borrower-Related Party to its investors in accordance with Applicable Law. Notwithstanding the limitations (and without limiting the exclusions) listed above or anything to the contrary contained herein or in any other Loan Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Advances, any fact relevant to understanding the federal, state and local tax treatment of the Advances, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that, except as permitted otherwise in this Section 13.14, the Borrower may not disclose any pricing terms (including, without limitation, the Applicable Margin, Interest Rate and Facility Fee) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Advances and is not relevant to understanding the federal, state and local tax treatment of the Advances, without the prior written consent of each Lender or Agent. The provisions set forth in this Section 13.14 shall survive the termination of this Agreement.

(b) Each of the parties hereto further acknowledges and agrees that that it is aware that the securities laws of the United States (as well as stock exchange regulations) prohibit any person who has material, non-public information concerning a party from purchasing or selling that party’s securities when in possession of such information and from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information.

Section 13.15 Limitation of Liability.

(a) No claim may be made by any party hereto against any other party hereto or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection herewith or therewith, except to the extent such damages are recovered by third parties in connection with claims made by third parties that are indemnified under this Agreement; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that, for the avoidance of doubt, the foregoing limitations shall not be applicable to principal, interest, fees and other amounts that are due and payable under the Loan Documents.

(b) No recourse under any obligation, covenant or agreement of any Secured Party contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Secured Party or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Secured Party, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Secured Party or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Secured Party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any Secured Party of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

Section 13.16 No Joint Venture. Notwithstanding anything to the contrary herein contained, neither the Agent nor any Lender by entering into this Agreement or by taking any action pursuant hereto, will be deemed a partner or joint venturer with the Borrowers. The Calculation Agent and the Paying Agent are not Lenders, and are performing only ministerial and administrative duties as specified in this Agreement.

Section 13.17 No Insolvency Proceeding. Notwithstanding any prior termination of this Agreement, (a) neither the Property Manager nor the Borrower Representative, each in its capacity as a creditor of a Borrower, shall, prior to the date which is one year and one day after the final payment of the Obligations of the Borrowers, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an insolvency proceeding against any Borrower under any Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any Borrower or any substantial part of its property or ordering the winding up or liquidation of the affairs of any Borrower, (b) no Borrower, in its capacity as a creditor of the Borrower Representative, shall, prior to the date which is one year and one day after the final payment of the Obligations of the Borrowers, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an insolvency proceeding against the Borrower Representative under any Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower Representative or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Borrower Representative and (c) no Borrower, each in its capacity as a creditor of another Borrower shall, prior to the date which is one year and one day after the final payment of the Obligations of the Borrowers, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an insolvency proceeding against any other Borrower under any Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any other Borrower or any substantial part of its property or ordering the winding up or liquidation of the affairs of any other Borrower.

Section 13.18 Lender Communications. The Parties hereto acknowledge and agree that the Lenders may communicate with each other concerning any matters relating to this Agreement and the other Loan Documents, whether for the purpose of approving or objecting to matters under the Loan Documents, protecting their rights and interests, enforcing remedies or otherwise.

Section 13.19 Cross-Default; Cross-Collateralization.

(a) Each Borrower hereby acknowledges that Lenders have made the Advances to such Borrower upon, among other things, the security of its collective interest in the Collateral and in reliance upon the aggregate of the Collateral taken together being of greater value as collateral security than the sum of any individual item of Collateral taken separately.

(b) Each Borrower agrees that the Mortgages, if any, are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages, if any, shall constitute an Event of Default under each of the other Mortgages, if any; (ii) an Event of Default under this Agreement shall constitute an Event of Default under each Mortgage, if any; (iii) each Mortgage, if any, shall constitute security as if a single blanket lien were placed on all of the Financed Properties as security; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

(c) Each Borrower agrees that the Obligations hereunder are and will be cross-defaulted with the Sponsor’s and its Affiliates’ financial obligations under any other permitted loan arrangement or debt financing so that an event of default such other permitted loan arrangement or debt financing shall constitute an Event of Default hereunder.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

VB THREE, LLC, as Parent Holdco, Borrower Representative and a Guarantor

By:	/s/Dana Sprong
Name:	Dana Sprong
Title:	Authorized Signatory

[Signatures continue]

[Signature Page to Revolving Credit Agreement]

CONREX RESIDENTIAL PROPERTY GROUP 2013-1, LLC,

CONREX RESIDENTIAL PROPERTY GROUP 2013-2 OPERATING COMPANY, LLC

CONREX RESIDENTIAL PROPERTY GROUP 2013-3 OPERATING COMPANY, LLC

CONREX RESIDENTIAL PROPERTY GROUP 2013-4 OPERATING COMPANY, LLC

CONREX RESIDENTIAL PROPERTY GROUP 2013-5 OPERATING COMPANY, LLC

CONREX RESIDENTIAL PROPERTY GROUP 2013-6 OPERATING COMPANY, LLC

CONREX RESIDENTIAL PROPERTY GROUP 2013-7 OPERATING COMPANY, LLC

CONREX RESIDENTIAL PROPERTY GROUP 2013-8 OPERATING COMPANY, LLC

CONREX RESIDENTIAL PROPERTY GROUP 2013-9 OPERATING COMPANY, LLC

CONREX RESIDENTIAL PROPERTY GROUP 2013-10 OPERATING COMPANY, LLC

CONREX RESIDENTIAL PROPERTY GROUP 2013-11 OPERATING COMPANY, LLC

CONREX RESIDENTIAL PROPERTY GROUP 2013-12 OPERATING COMPANY, LLC

CONREX RESIDENTIAL PROPERTY GROUP 2013-13 OPERATING COMPANY, LLC

REX RESIDENTIAL PROPERTY OWNER, LLC REX RESIDENTIAL PROPERTY OWNER A, LLC

REX RESIDENTIAL PROPERTY OWNER II, LLC REX RESIDENTIAL PROPERTY OWNER III, LLC

[Signature Page to Revolving Credit Agreement]

REX RESIDENTIAL PROPERTY OWNER IV, LLC REX RESIDENTIAL PROPERTY OWNER V, LLC REX RESIDENTIAL PROPERTY OWNER VI, LLC each as a Borrower

By:	/s/Dana Sprong
Name:	Dana Sprong
Title:	Authorized Signatory

[Signatures continue]

[Signature Page to Revolving Credit Agreement]

CONREX RESIDENTIAL PROPERTY GROUP 2013-1 HOLDING COMPANY, LLC,

CONREX RESIDENTIAL PROPERTY GROUP 2013-2 HOLDING COMPANY, LLC,

CONREX RESIDENTIAL PROPERTY GROUP 2013-3 HOLDING COMPANY, LLC,

CONREX RESIDENTIAL PROPERTY GROUP 2013-4 HOLDING COMPANY, LLC,

CONREX RESIDENTIAL PROPERTY GROUP 2013-5 HOLDING COMPANY, LLC,

CONREX RESIDENTIAL PROPERTY GROUP 2013-6 HOLDING COMPANY, LLC,

CONREX RESIDENTIAL PROPERTY GROUP 2013-7 HOLDING COMPANY, LLC,

CONREX RESIDENTIAL PROPERTY GROUP 2013-8 HOLDING COMPANY, LLC,

CONREX RESIDENTIAL PROPERTY GROUP 2013-9 HOLDING COMPANY, LLC,

CONREX RESIDENTIAL PROPERTY GROUP 2013-10 HOLDING COMPANY, LLC,

CONREX RESIDENTIAL PROPERTY GROUP 2013-11 HOLDING COMPANY, LLC,

CONREX RESIDENTIAL PROPERTY GROUP 2013-12 HOLDING COMPANY, LLC,

CONREX RESIDENTIAL PROPERTY GROUP 2013-13 HOLDING COMPANY, LLC,

VB HOLDING COMPANY I, LLC,

VB HOLDING COMPANY II, LLC,

VB HOLDING COMPANY III, LLC,

VB HOLDING COMPANY IV, LLC,

VB HOLDING COMPANY V, LLC,

VB HOLDING COMPANY VI, LLC,

VB HOLDING COMPANY VII, LLC

each as a Holdco Guarantor

By:	/s/Dana Sprong
Name:	Dana Sprong
Title:	Authorized Signatory

[Signatures continue]

[Signature Page to Revolving Credit Agreement]

VB THREE EQUITY, LLC, as Equity Owner and a Guarantor

By:	/s/Dana Sprong
Name:	Dana Sprong
Title:	Authorized Signatory

[Signatures continue]

[Signature Page to Revolving Credit Agreement]

VINEBROOK HOMES TRUST, INC., as Sponsor

By:	/s/Dana Sprong
Name:	Dana Sprong
Title:	Authorized Signatory

[Signatures continue]

[Signature Page to Revolving Credit Agreement]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Agent, Lender, Calculation Agent, Paying Agent and Securities Intermediary

By:	/s/Joseph Celeste
Name:	Joseph Celeste
Title:	Vice President

Commitment: $500,000,000

Notice Address:

JPMorgan Chase Bank, N.A. Attention: ABS Principal Finance, Joseph Celeste 383 Madison Avenue, Floor 08 New York, New York 10179 Telephone Number: (212) 834-5709

and

JPMorgan Chase Bank, N.A.

Attention: Sophia Redzaj

500 Stanton Christiana Road, Floor 01

Newark, Delaware 19713

Telephone Number: (302) 634-1381

Facsimile Number: (302) 504-8969

E-mail: spg_mf_team@jpmorgan.com

[End of signatures]

[Signature Page to Revolving Credit Agreement]

Schedule 1

Borrowers and Holdco Guarantors

[Omitted]

Schedule 2

Eligibility Requirements

[Omitted]

Schedule 3

Filing Offices

[Omitted]

Schedule 4

Schedule of Properties

[Omitted]

Schedule 5

Leasing Standards

[Omitted]

Schedule 6

Sponsor Financial Covenants

[Omitted]

Annex A

Lender Accounts

[Omitted]

Annex B

Wire Instructions

[Omitted]

Exhibit A

Form of Borrowing Notice

[Omitted]

Exhibit A-1

Form of Borrowing Notice Confirmation

[Omitted]

Exhibit A-2

Form of Property Addition Notice

[Omitted]

Exhibit A-2A

Form of Property Addition Confirmation (Calculation Agent)

[Omitted]

Exhibit K-4 - 1

Exhibit A-2B

Form of Property Addition Confirmation (Diligence Agent)

[Omitted]

Exhibit A-3

Form of Borrower Representative Certification

[Omitted]

Exhibit B

Form of Note

[Omitted]

Exhibit C

Form of Eligible Lease

[Omitted]

Exhibit D

Form of Monthly Report

[Omitted]

Exhibit E

Form of Joinder Agreement

[Omitted]

Exhibit F

Form of Calculation Schedule

[Omitted]

Exhibit G

Form of Certificate of Completion

[Omitted]

Exhibit H

Form of Monthly Report Confirmation

[Omitted]

Exhibit I

Form of Power of Attorney

[Omitted]

Exhibit J

Title Review

[Omitted]

Exhibit K-1

Form of Tax Compliance Certificate

[Omitted]

Exhibit K-2

Form of Tax Compliance Certificate

[Omitted]

Exhibit K-3

Form of Tax Compliance Certificate

[Omitted]

Exhibit K-4

Form of Tax Compliance Certificate

[Omitted]